Exhibit 10.4

Subscription Agreement

Private Investment Funds

For Institutional Investors Only

Contents

Instructions		1

I.	Information to be Provided by All Subscribers	3

II.	Additional Eligibility Information	14

III.	Fund Request Form	17

IV.	Subscription Agreement Terms and Conditions	18

V.	Signature Page	40

For GS Use Only

Name	Fund	Funding Date & Amount	GS Representative

Rev. 10.21.2022

Instructions

This Subscription Agreement Private Investment Funds (this “Subscription Agreement”) is intended for use by institutional investors only. Goldman Sachs (“GS”) generally considers “institutional investors” to mean entities such as banks, insurance companies, pension plans, governmental organizations, foundations or other private investment funds. If you are a GS Private Wealth Management client or otherwise not an institutional investor, please contact GS.

Certain capitalized terms not otherwise defined in this Subscription Agreement are defined in Section IV.

To subscribe for an interest in a GS investment fund:

A.	Recent Subscribers in GS investment funds.

If you have previously completed and executed a form of Subscription Agreement for a subscription to a private investment fund through use of this Subscription Agreement and if the investment date of that previous subscription is within three years of your new intended investment, you should obtain from GS and complete a Subscription Agreement for Existing Institutional Subscribers instead of this Subscription Agreement.

B.	For investments in GS investment funds that do not satisfy the requirement set forth in Section A above, please complete this Subscription Agreement as follows:

1.	Information to be Provided by All Subscribers (Section I). You must complete Section I.

2.

Additional Eligibility Information (Section II). Unless you have been notified by your GS Representative not to complete Section II, you must complete Section II. If required by the instructions in Section II, each of your beneficial owners must complete a Supplemental Questionnaire in Appendix A or B (as applicable).

3.	Fund Request Form (Section III). You must complete Section III.

4.	Subscription Agreement Terms and Conditions (Section IV). You should carefully read the Subscription Agreement Terms and Conditions (Section IV).

5.	Signature Page (Section V). You must complete and sign Section V.

6.

Supplemental Questionnaire and Irish Non-Resident Declaration (Appendix C). If you are subscribing for interests in one or more Funds domiciled in Ireland (as indicated on the Fund Request Form), you must complete the Supplemental Questionnaire contained in Appendix C. Return the completed and signed original Supplemental Questionnaire(s) contained in Appendix C to GS.

7.	Wire Instructions (Appendix D). You must complete Appendix D.

8.	US Tax Forms (Appendix E). You must complete the appropriate tax form. You should consult your tax advisor as to which form is appropriate for you.

9.	Foreign Banking Entity Questionnaire (Appendix F). If you are a Foreign Banking Entity (as indicated in your response to question 14) you must complete Appendix F.

10.

Entity Tax Residency and Classification Form (Appendix G). If you are subscribing for interests in one or more Funds domiciled outside of the United States (as indicated on the Fund Request Form), you must complete and sign the Entity Tax Residency and Classification Form contained in Appendix G.

11.	For Canadian Residents Only (Appendix H). If you are a Canadian resident you must complete and sign Appendix H.

12.	Return the entire completed and signed Subscription Agreement to GS.

Instructions

Important:

This Subscription Agreement should not be used by GS Private Wealth Management clients.

Do not alter this Subscription Agreement. Any alteration of the form of this Subscription Agreement by you, including with stamps or the inclusion of addendums, will be void and will not form a part of this Subscription Agreement. Your execution of the Signature Page will constitute your acceptance of all terms of this Subscription Agreement in the form presented to you, unless otherwise agreed to in writing by GS.

Please review any information provided herein on your behalf and correct any inaccuracies or mistakes.

In connection with your subscription, you will be required to provide GS certain additional documentation if you have not already done so, including, for example, your organizational or governing documents (including your investment policies or similar documents referenced therein) and evidence of authority for individuals signing this Subscription Agreement on your behalf.

I. Information to be Provided by All Subscribers

Answer each of the following questions (as applicable). As used herein:

•

Subscriber means the entity subscribing for Fund Interests pursuant to this Subscription Agreement, which will become the legal owner of the Fund Interests. Unless the subscription is being made by a Representative Subscriber (as defined below), (i) “you” or “your” refers to the Subscriber, (ii) all information in this Subscription Agreement must be provided with respect to the Subscriber, and (iii) all signatories must be authorized to sign on behalf of the Subscriber.

•

Representative Subscriber means the nominee, custodian, trustee of a Benefit Plan Investor, distributor or placement agent, or other legal representative or professional fiduciary, if any, subscribing for Fund Interests pursuant to this Subscription Agreement in its own name, but on behalf of another entity (the “Underlying Investor”). In the case of an investment through a Representative Subscriber, (i) except as otherwise specified herein, “Subscriber” and “you” or “your” refers to the Underlying Investor, (ii) all information in this Subscription Agreement must be provided with respect to the Underlying Investor, (iii) the Representative Subscriber must be authorized to complete this Subscription Agreement on behalf of the Underlying Investor, and (iv) all signatories must be authorized to sign on behalf of the Representative Subscriber.

1. Name.

 Name of Subscriber (or, in the case of an investment through a Representative Subscriber, name of Representative Subscriber)

2. Form of Entity. With respect to Subscriber/Underlying Investor’s legal status, check only one.

☐ Corporation	☐ Trust

☐ Partnership (General or Limited)	☐ Other (specify): _____________________

☐ Limited Liability Company

Subscriber/Underlying Investor is Governed by the Laws of (state/country)

Is the Subscriber/Underlying Investor a public company or otherwise listed or traded on any exchange, in each case investing for its own account? If you do not answer this question, you hereby represent and warrant that the Subscriber/Underlying Investor is not a public company or otherwise listed or traded on any exchange. ☐ Yes ☐ No

Taxpayer Identification Number or Other Government Identification Number (Indicate Type of Number) of Subscriber/Underlying Investor

3. Authorized Person Completing this Subscription Agreement.

First Name	Last Name	Relationship to Subscriber/Representative Subscriber

4. For Representative Subscribers Only (e.g., Nominees, Custodians, Trustees of Benefit Plan Investors or Other Legal Representatives). If the subscription for Fund Interests is being made by a Representative Subscriber in its own name, but on behalf of another entity, please complete the following.

Please indicate the nature of the Representative Subscriber’s relationship with the Underlying Investor.

Nature of Relationship:	☐ Nominee/Custodian ☐ Trustee of a Benefit Plan Investor ☐ Distributor/Placement Agent ☐ Other (describe): _____________________________________________

All information in this Subscription Agreement must be provided with respect to the Underlying Investor.

Name of Underlying Investor: _________________________________________________________________

Please see Part C of Section IV, which applies specifically to Representative Subscribers.

I. Information to be Provided by All Subscribers

5. Nature of Subscriber’s/Underlying Investor’s Entity.

(a) Check the appropriate box below with respect to the nature of Subscriber/Underlying Investor’s entity type.

☐ Trust (e.g., family trust, personal trust or IRA) for the benefit of (for purposes of Section 3(c)(7) of the Investment Company Act) individual(s) resident in the United States	☐ Pension plan (excluding governmental pension plan)

☐ Trust (e.g., family trust, personal trust or IRA) for the benefit of (for purposes of Section 3(c)(7) of the Investment Company Act) individual(s) not resident in the United States	☐ Banking or thrift institution (proprietary)

☐ Broker-dealer	☐ State or municipal government entity (excluding governmental pension plans)

☐ Insurance company	☐ State or municipal governmental pension plan

☐ Investment company registered under the Investment Company Act	☐ Sovereign wealth fund or non-U.S. official institution

☐ Private fund that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the Investment Company Act	☐ Other:__________________________

☐ Non-profit organization

(b) Is the Subscriber/Underlying Investor a fund of funds? ☐ Yes ☐ No

6. Legal Address. Please provide your legal address below. Post office boxes are not permitted.

Attention
Street		City
State/Province	Postal Code	Country
Phone Number	Fax Number	E-Mail Address

7. Mailing Address. Please provide your mailing address below if it is different from your legal address above. Post office boxes are not permitted.

Attention
Street		City
State/Province	Postal Code	Country
Phone Number	Fax Number	E-Mail Address

If you do not provide a mailing address, any written communications by the Fund or the Manager to you in connection with your investment in the Fund will be delivered to the physical or electronic address provided in legal address above.

I. Information to be Provided by All Subscribers

Duplicate Statements and Additional Contacts. Please provide below an additional mailing address if you would like to receive duplicate statements and all email addresses which should receive capital call letters, distribution and future notices regarding this investment.

Attention
Street		City
State/Province	Postal Code	Country
Phone Number	Fax Number	E-Mail Address
Additional E-Mail Address(es)

8(a). Status as a US Person. Please answer each question.

(a)	Are you a “US Person” as defined under Regulation S (which definition is set forth in Section IV)?

☐ Yes ☐ No

(b)	Are you a “Non-United States Person” as defined under the Commodity Exchange Act (which definition is set forth in Section IV)?

☐ Yes ☐ No

(c)	Did you receive or accept the offer of the Fund Interest in a US state or territory?

☐ Yes ☐ No

8(b). For Subscribers/Underlying Investors (including Subscribers/Underlying Investors who are not US Persons) Who Received or Accepted the Offer of Fund Interests in the United States.

For purposes of regulatory filings required to be made by the Fund or GS, if you received or accepted the offer of Fund Interests in a US state or territory other than where you indicated you have your legal address (see above), please provide the name of any such US state or territory below.

8(c). Affiliates. Please indicate below whether the Subscriber/Underlying Investor or any of the Subscriber’s/Underlying Investor’s beneficial owners is an affiliate of The Goldman Sachs Group, Inc. (for these purposes, “affiliate” includes, without limitation, any subsidiary of The Goldman Sachs Group, Inc. including Goldman Sachs & Co. LLC, Goldman Sachs Asset Management, and any portfolio company controlled by Goldman Sachs or by an investment fund that is managed by Goldman Sachs).

☐ Yes ☐ No

If you check “Yes” above, you may be required to provide additional information. If you do not answer this question, you hereby represent and warrant that neither of the Subscriber/Underlying Investor nor any of the Subscriber’s/Underlying Investor’s beneficial owners is an affiliate of The Goldman Sachs Group, Inc.

I. Information to be Provided by All Subscribers

8(d). For Subscribers/Underlying Investors Domiciled or with a Registered Office in the European Economic Area. If you are domiciled or have a registered office in the European Economic Area, please check the applicable box below to certify you are a Professional Investor within the meaning of the Markets in Financial Instruments Directive 2014/65/EU and Regulation 600/2014/EU, as well as all related secondary and implementing legislation (“MiFID”).

A Professional Investor is an investor who possesses the experience, knowledge and expertise to make its own investment decisions and properly assess the risks that it incurs. In order to be considered a Professional Investor, the investor must fall in one of the following categories:

☐

(i) entities which are required to be authorized or regulated to operate in the financial markets. The following should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned: entities authorized by a Member State of the European Union under a Directive of the European Union, entities authorized or regulated by such Member State without reference to such Directive, and entities authorized or regulated by a non-Member State: (A) credit institutions; (B) investment firms; (C) other authorized or regulated financial institutions[1]; (D) insurance companies; (E) collective investment schemes and management companies of such schemes; (F) pension funds and management companies of such funds; (G) commodity and commodity derivatives dealers; (H) locals; or (I) other institutional investors;

☐	(ii) large undertakings meeting two of the following size requirements on a company basis: (A) balance sheet total: EUR 20 000 000; (B) net turnover: EUR 40 000 000; or (C) own funds: EUR 2 000 000[2];

☐

(iii) national and regional governments, public bodies that manage public debt at national or regional level, Central Banks, international and supranational institutions such as the World Bank, the IMF, the ECB, the EIB and other similar international organizations;

☐	(iv) other institutional investors whose main activity is to invest in financial instruments, including entities dedicated to the securitization of assets or other financing transactions[3];

☐

(v) a European municipality or a local public authority that meets the criteria to be a Professional Investor in accordance with the laws of the Member State of the European Union in which it is established (which at a minimum, shall be the criteria set out in (vi) below).

☐

(vi) other investors, including public sector bodies, private individual investors and non-European municipalities or local public universities, provided, as a minimum, that two of the following criteria are satisfied: (A) the investor has carried out transactions, in significant size[4], on the relevant market at an average frequency of 10 per quarter over the previous four quarters; (B) the size of the investor’s financial instrument portfolio, defined as including cash deposits and financial instruments exceeds EUR 500 000; or (C) the investor works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

☐	None of the above (i.e., you are not a Professional Investor within the meaning of MiFID).

[1]	“Authorized” means the entity is subject to a licensing, approval or authorization process before carrying on the relevant financial-markets activities.

“Regulated” means the entity is subject to mandatory rules of conduct (however general or limited such rules are) and is subject to some form of supervision for compliance with such rules (e.g. whether through ongoing supervision or through disciplinary action for non-compliance).

[2]

“Balance sheet total” is defined in Article 12(3) of the Fourth Company Law Directive (78/660/EEC), and means the aggregate of the amounts shown as assets in the balance sheet (before deducting both current and long-term liabilities).

“Net turnover” is defined in Article 28 of the Fourth Company Law Directive (78/660/EEC). This definition corresponds to the “turnover” line in the accounts of a UK company.

“Own funds” are defined in Articles 56 to 67 of the recast Banking Consolidation Directive (2006/48/EC), and correspond to the term “capital and reserves”.

[3]

An investor’s main activity will be to invest in financial instruments where, throughout the period in which the investor has been carrying out its present function, such investment activity has outweighed its other activities in terms of frequency and/or value of transactions.

[4]

To be significant in size, the transactions must have been reasonably material relative to the overall relevant market. The “relevant market” is a market for the same or similar or related investments.

I. Information to be Provided by All Subscribers

9. In connection with the Fund’s obligations relating to Disqualifying Events pursuant to Rule 506(d) of the Securities Act, please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) of the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund.

Check all applicable boxes and provide the details of any such Disqualifying Events below.

☐

(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐

(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐

(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

☐

(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

☐

(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

☐

(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

☐

(vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

☐

(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐	None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund.

If you check any of (i) – (viii) above, please contact GS and provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information.

I. Information to be Provided by All Subscribers

10. Affiliation Information.

(a) Please check all applicable boxes if you are any of the following:

☐	(i) ERISA benefit plan that is qualified under Section 401(a) of the IRS Code and that is not sponsored solely by a broker/dealer (e.g., a qualified pension plan or other retirement plan).

☐

(ii) employee retirement benefits plan organized under and governed by the laws of the United States or of a foreign jurisdiction, provided that such plan or family of plans (i) has, in aggregate, at least 10,000 plan participants and beneficiaries and $10 billion in assets; (ii) is operated in a non-discriminatory manner insofar as a wide range of employees, regardless of income or position, are eligible to participate without further amendment or action by the plan sponsor; (iii) is administered by trustees or managers that have a fiduciary obligation to administer the funds in the best interests of the participants and beneficiaries; and (iv) is not sponsored solely by a broker-dealer.

☐	(iii) State or municipal government benefits plan that is subject to state or municipal regulation.

☐	(iv) Tax exempt charitable organization under Section 501(c)(3) of the IRS Code.

☐	(v) Church plan described in Section 414(e) of the IRS Code.

☐

(vi) Entity that is exempt from the prohibitions on participating in new issues (as set forth in each of FINRA Rule 5130(c) and FINRA Rule 5131(b)(2)). You may be required to provide additional information.

If you check any of the boxes in this question 10(a), please proceed to question 11.

(b) Please check all of the boxes below that apply to: (i) you, (ii) anyone with a Beneficial Interest in you, or (iii) an Immediate Family Member of any such person. If you do not provide a response (and if you did not check any of the boxes in question 10(a) above), you will be deemed to be a Restricted Person as defined in FINRA Rule 5130 (as amended, supplemented and interpreted from time to time).

☐	(i) Member of FINRA or other broker/dealer.

☐	(ii) Officer, director, general partner, or employee of, or person associated with, a member of FINRA or any other broker/dealer.

☐	(iii) Agent of a member firm of FINRA or any broker/dealer engaged in the investment banking or securities business.

☐	(iv) Employed by or associated with a FINRA member or an affiliate of a FINRA member, that sells or has the ability to control the allocation of IPOs of equity securities.

☐	(v) Finder in respect of the IPO of any equity securities or a fiduciary of the managing underwriter in any such offering.

☐

(vi) Individual or entity with authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor or other collective investment account (as defined in FINRA Rule 5130 (as amended, supplemented and interpreted from time to time)).

☐	(vii) Owner, directly or indirectly, of 10% or more of a broker/dealer.

☐	(viii) Owner, directly or indirectly, of 25% or more of an entity that owns, directly or indirectly, 10% or more of a broker/dealer.

☐	(ix) Owner, directly or indirectly, of 10% or more of a public reporting company that owns 5% or more of a broker/dealer.

☐	(x) Owner, directly or indirectly, of 25% or more of a public reporting company that has an indirect interest in a broker/dealer.

☐	(xi) None of the above (i.e., you are not a Restricted Person, as defined in FINRA Rule 5130).

If you wish to provide an explanation, you may do so below.

I. Information to be Provided by All Subscribers

(c) If you are an entity in which anyone with a Beneficial Interest in you is one of the individuals or entities described in (b) above, do such individuals or entities exceed in the aggregate 10% of such entity?

☐ Yes ☐ No

(d) Are you an “unaffiliated private fund” (as defined in FINRA Rule 5131) that (i) is managed by an investment adviser, (ii) has assets greater than $50 million, (iii) is not a fund in which a single investor has a beneficial interest of 25% or more and (iv) was not formed for the specific purpose of investing in the Funds?

☐ Yes ☐ No

If you checked “Yes,” please provide the names of any beneficial owners of the unaffiliated private fund that are control persons of the investment adviser to the unaffiliated private fund and answer questions 10(e), (f) and (g), as applicable, in respect of any such beneficial owners. If the unaffiliated private fund has no such beneficial owners, please proceed to question 11.

(e) Please check the appropriate box that indicates whether or not you are beneficially owned by an executive officer or director of a Public Company or a Covered Non-Public Company, or a person that receives Material Support from such executive officer or director (each such person, a “Covered Investor”). If you do not provide a response (and if you did not check any of the boxes in question 10(a) above or “Yes” in question 10(d) above), you will be deemed to be a Restricted Person as defined in FINRA Rule 5130 (as amended, supplemented and interpreted from time to time).

☐	(i) You are not beneficially owned by any Covered Investors.

☐	(ii) You are beneficially owned by Covered Investors. If you have checked this box, please complete the information in (f) and/or (g) below.

(f) Beneficial Owners of Public Companies: Please provide the following information in respect of each Covered Investor of a Public Company.

Name	Covered Investor’s Beneficial Interest in You	Nature of Affiliation (check all that apply)	Ticker Symbol
	____%	☐ Executive Officer
☐ Director
☐ Materially Supported Person
	____%	☐ Executive Officer
☐ Director
☐ Materially Supported Person

I. Information to be Provided by All Subscribers

(g) Beneficial Owners of Covered Non-Public Companies: Please provide the following information in respect of each Covered Investor of a Covered Non-Public Company.

Name	Covered Investor’s Beneficial Interest in You	Nature of Affiliation (check all that apply)	Full Legal Name of Company	TIN	Country of Organization
	____%	☐ Executive Officer
☐ Director
☐ Materially Supported Person
	____%	☐ Executive Officer
☐ Director
☐ Materially Supported Person

11. Institutional Account Status. Please indicate below whether you are any of the following:

☐	Bank, savings and loan association, insurance company, or a registered investment company

☐	Investment adviser registered either with the SEC under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions)

☐

Any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million as of the date of this Subscription Agreement (whether such assets are invested for such person’s own account or under management for the account of others)

☐	None of the above. If you check this box, please contact GS.

12. Information Requests. Please check all of the boxes below that apply directly or indirectly to you.

☐

(a) You are subject to either section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or any similar federal, state, county or municipal public disclosure law, whether foreign or domestic;

☐

(b) You are subject, by regulation, contract or otherwise, to disclose information regarding the Fund to a trading exchange or other market where your interests are sold or traded, whether foreign or domestic;

☐

(c) You are, by virtue of your (or any of your affiliates’) current or proposed involvement in government office, required to or will likely be required to disclose information regarding the Fund to a governmental body, agency or committee (including, without limitation, any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and any rules and regulations of any executive, legislative or judiciary organization), whether foreign or domestic; or

☐

(d) You are an investment fund or other entity that has a person described in clauses (a), (b) or (c) of this question 12 as a partner, member or other beneficial owner where information regarding the Fund provided to or disclosed to such person by or on behalf of the Fund or the Manager could at any time become available to such person.

☐	(e) None of the above.

I. Information to be Provided by All Subscribers

13. National Futures Association (“NFA”) Membership and US Commodity Futures Trading Commission (“CFTC”) Registration Status. The NFA requires GS to inquire as to whether you are in compliance with NFA membership and CFTC registration requirements, if applicable.

Please check the applicable boxes below for any registrations you hold.

☐	Futures Commission Merchant

☐	Introducing Broker

☐	Commodity Pool Operator

☐	Commodity Trading Advisor

☐	Leverage Transaction Merchant

If you do not check any of the boxes above, you hereby represent that you (i) are not required to be an NFA member and/or to be registered with the CFTC pursuant to the Commodity Exchange Act and the rules thereunder, and, if applicable, (ii) have complied with all conditions of any exclusion or exemption from such registration. If you cannot make this representation, please contact GS.

14. Bank Holding Company/Banking Entity. Please indicate below whether the Subscriber/Underlying Investor is any of the following.

☐	(i) a bank holding company (a “BHC”), as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”).

☐	(ii) a person subject to Section 4 of the BHCA irrespective of whether such person is a BHC, a non-bank subsidiary (as defined in Section 2(d) of the BHCA) of a BHC or any such other person.

☐	(iii) an affiliate (as defined in Section 2(k) of the BHCA) of a BHC or any such other person that is not a bank or a subsidiary of a bank.

each of (i)-(iii) above, a “BHC Investor”

☐	(iv) a banking entity (a “Banking Entity”), as defined under the Volcker Rule.

☐

(v) a Banking Entity that is not organized or directly or indirectly controlled by a Banking Entity that is organized under U.S. federal or state law (a “Foreign Banking Entity”). If you check this box please complete Appendix F.

☐	None of the above. You are not a BHC Investor or a Banking Entity.

If you do not check any of boxes (i)-(iii) above, you hereby represent and warrant that the Subscriber/Underlying Investor is not a BHC Investor, and, if you do not check box (iv) or (v) above, you hereby represent and warrant that the Subscriber/Underlying Investor is not a Banking Entity.

If you check box (iv) or (v) above, are you aware of a reason that your investment in Fund Interests may not be permissibly held in reliance on an available exclusion or exemption under the Volcker Rule? If you do not answer this question, you hereby represent and warrant that you are not aware of any such reason.

☐ Yes ☐ No

I. Information to be Provided by All Subscribers

15. Status as Benefit Plan Investor.* Please complete the following:

(a) Are you any of the following? Check all applicable boxes.

☐

(i) Benefit Plan Investor subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code (e.g., Benefit Plan Investors that are pension and profit-sharing plans for US employees or certain other US retirement arrangements, or entities whose assets are (directly or indirectly) the assets of any such plans or arrangements). If you check this box, answer question 15(c) below.

If you check (i), are you (1) an entity whose assets constitute (directly or indirectly) the assets of one or more Benefit Plan Investors by reason of their investment (direct or indirect) in the entity (e.g., a fund of funds) or (2) an insurance company general account?

☐ Yes ☐ No

If you check “Yes,” indicate in the space below, what percentage of your total value (in the case of clause (1)) or insurance company general account (in the case of clause (2)) is held by Benefit Plan Investors that are subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code.

_______% Any changes to this percentage that occur or that are reasonably expected to occur (e.g., in connection with pending subscription or redemption requests in the entity or account) must be promptly disclosed in writing to GS.

☐

(ii) Benefit Plan Investor subject to laws or regulations (other than the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code) that could deem the underlying assets of the Fund to constitute the assets of the Benefit Plan Investor and subject the Manager to laws or regulations that are similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code by reason of the direct or indirect investment by the Benefit Plan Investor in the Fund. If you check this box, answer question 15(b) below.

☐

(iii) Benefit Plan Investor whose assets are (directly or indirectly) the assets of any plan established or maintained by the US government or by a US or non-US sovereign entity, governmental unit or agency or any similar governmental organization. If you check this box, answer question 15(b) below.

☐	(iv) Benefit Plan Investor whose assets are (directly or indirectly) the assets of any plan established and maintained outside of the US. If you check this box, answer question 15(b) below.

☐	(v) Benefit Plan Investor whose assets are (directly or indirectly) the assets of any plan established or maintained by a church organization.

☐	(vi) None of the above. The Subscriber/Underlying Investor is not a Benefit Plan Investor.

(b) If you check (a)(ii), (a)(iii) or (a)(iv):

List below: (1) the jurisdiction(s) in which the Benefit Plan Investor (or, in the case of Benefit Plan Investors that are entities, the underlying plan(s) that is described in (a)(ii), (a)(iii) or (a)(iv)) is organized; and (2) all US federal, state, local and/or non-US jurisdiction(s) that have laws governing such Benefit Plan Investor (or, in the case of Benefit Plan Investors that are entities, the underlying plan(s) that is described in (a)(ii), (a)(iii) or (a)(iv)). You may be required to provide additional information.

*

For purposes of the following questions, a “Benefit Plan Investor” is any (1) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not it is subject to the provisions of Title I of ERISA (including governmental, church and foreign plans), (2) “plan” as defined in Section 4975(e)(1) of the IRS Code (which includes individual retirement accounts and Keogh plans), or (3) entity, any assets of which are deemed to constitute (directly or indirectly) the assets of one or more plans by reason of the direct or indirect investment by such plans in the entity under Section 3(42) of ERISA and regulations promulgated thereunder or otherwise.

I. Information to be Provided by All Subscribers

(c) If you check (a)(i), (please check all applicable boxes below).

The Subscriber is represented by a “fiduciary” (as defined in Section 3(21) of ERISA) in connection with the Subscriber’s investment in the Fund which fiduciary is:

☐	(i) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic exam by a State or Federal agency;

☐	(ii) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of “plan assets;”

☐

(iii) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of section 203A of such Advisers Act, is registered as an investment adviser under the laws of the State in which it maintains its principal office and place of business;

☐	(iv) a broker-dealer registered under the Exchange Act (as hereinafter defined); and/or

☐	(v) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million.

Please note that if the Subscriber is an “individual retirement account” as defined in Section 408(a) of the Code (“IRA”) (or any other self-directed plan), and the sole fiduciary representing the Subscriber in connection with the Subscriber’s investment in the Fund is the owner of the IRA (or individual directing the investment of the self-directed plan), the Subscriber may not check this sub-question (v).

☐	None of the above. If you check this box, please contact GS.

15(d). Status as a Qualified Foreign Pension.* Is the Subscriber/Underlying Investor a Qualified Foreign Pension Fund, or an entity all of the interests of which are held by a Qualified Foreign Pension Fund?

☐ Yes ☐ No

*	For purposes of this question, “Qualified Foreign Pension Fund” means any trust, corporation, or other organization or arrangement (as each is defined under the IRS Code)—

(i)	Which is created or organized under the law of a country other than the United States;

(ii)

Which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered;

(iii)	Which does not have a single participant or beneficiary with a right to more than five percent of its assets or income;

(iv)	Which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and

(v)

With respect to which, under the laws of the country in which it is established or operates, (a) contributions to such trust, corporation, organization, or arrangement which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is taxed at a reduced rate.

If you answer “Yes”, you may be required to provide additional information. If you do not answer this question, you hereby represent and warrant that the Subscriber/Underlying Investor is not a Qualified Foreign Pension Fund.

II. Additional Eligibility Information

Unless you have been notified otherwise by your GS Representative, you must complete this Section II.

16. Are you an Accredited Investor? Check all applicable boxes.

☐

(a) Partnership, corporation, limited liability company, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Fund Interests, with total assets in excess of $5,000,000.

☐	(b) IRS Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Fund Interests, with total assets in excess of $5,000,000.

☐

(c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Fund Interests, whose investments are being directed by a Sophisticated Person (as defined in Section IV).

☐

(d) Entity (other than a trust) where all equity owners are Accredited Investors. If you check this box only, please provide a completed Appendix A or Appendix B (as applicable) for each of your equity owners and answer the additional box below.

☐

(e) Revocable trust where all of your grantors are Accredited Investors. If you check this box only, please provide a completed Appendix A or Appendix B (as applicable) for each of your grantors and answer the additional box below.

☐	(f) IRA or Keogh plan where the grantor is an Accredited Investor. If you check this box only, please provide a completed Appendix A for the grantor and answer the additional box below.

☐

(g) Employee Benefit Plan (other than a self-directed plan), with total assets in excess of $5,000,000, that is established and maintained by a state, a political subdivision of a state, or any of their respective agencies, for the benefit of its employees.

☐

(h) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.

☐	(i) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000.

☐

(j) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you check this box, please provide a completed Appendix A for each of your participants and answer the additional box below.

☐	(k) None of the above. If you check this box, please contact GS.

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

If you check 16 (d), (e), (f) or (j) above and no other boxes, please complete the following information.

Please list the total number of your equity owners/grantors/participants: ________________________

Please list the name of each equity owner/grantor/participant and the % of the Fund Interest directly or indirectly allocable to each such equity owner/grantor/participant*:

Source of capital being used to acquire the Fund Interest:

☐	New capital contributed by equity owners

☐	Existing assets/capital

☐	Combination of new capital and existing capital

*

For this purpose, you should look through any direct or indirect equity owner, grantor or participant of the Subscriber that is (i) formed for the purpose of investing directly or indirectly in the Subscriber or (ii) an Accredited Investor solely on the basis that all of its beneficial owners are Accredited Investors.

II. Additional Eligibility Information

17. Are you a Qualified Purchaser? Check only one.

☐	(a) Entities and Trusts. You are an entity, which in the aggregate owns and invests, on a discretionary basis, at least $25,000,000 in Investments.

☐

(b) Trusts, IRAs and Keogh Plans. The trustee or other person responsible for making the decision to invest in the Fund is, and each grantor or other person who has contributed assets to the trust was at the time of contribution of assets to the trust, a person described in item (a) or (d) or a Qualified Purchaser because he/she is an individual who owns (alone or jointly with his/her spouse) at least $5,000,000 in Investments. If you check this box, please complete question 18 below.

☐

(c) Foundations Formed as Corporations. You are a non-stock, non-profit corporation qualifying as tax-exempt under IRS Code Section 501(c)(3) and each person responsible for making the decision to invest in the Fund is, and each donor or other person who has contributed assets to the foundation was at the time of contribution of assets to the foundation, a person described in item (a) or (d) or a Qualified Purchaser because he/she is an individual who owns (alone or jointly with his/her spouse) at least $5,000,000 in Investments. If you check this box, please complete question 18 below.

☐

(d) “Family” Corporations, Partnerships, Trusts or Entities. You own at least $5,000,000 in Investments; and (1) you are owned directly or indirectly by natural persons who are related as siblings or spouse (including former spouses), direct lineal descendants by birth or adoption, spouses of such persons, or the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons, or (2) you are a non-stock, non-profit corporation qualifying as tax-exempt under IRS Code Section 501(c)(3) and each natural person who, or entity that, has contributed assets to you is a person or entity described and related as set forth in provision (1) of this item (d). If you check this box, please complete question 19 below.

☐

(e) Other Entities, Except for Trusts. Each beneficial owner of your securities is an individual who owns at least $5,000,000 in Investments, or is an entity described in item (a), (b), (c) or (d). If you check this box, please provide a completed Appendix A or Appendix B (as applicable) for each of your beneficial owners. Please also list the total number of your beneficial owners: ________

☐	(f) None of the above. If you check this box, please contact GS.

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

18. If you check 17(b) or 17(c) above, please complete the following information.

You represent and warrant that, in accordance with the terms of your entity’s governing documents, each of the persons listed below are (1) the only persons authorized to make investment decisions with respect to your entity’s investment in the Fund, and (2) the only persons who participated in the decision to invest in the Fund, notwithstanding the fact that other trustees or persons may be generally authorized to make such decisions under your governing documents. You must list the name of each of these trustees or persons below and provide a completed Appendix A or Appendix B (as applicable) for each of these persons:

19. If you check 17(d) above, please complete the following information.

For family trusts qualifying under provision (1) of item 17(d) above, all beneficiaries, including contingent beneficiaries, must be family members. For family corporations, partnerships or LLCs qualifying under provision (1) of item 17(d) above, all beneficial owners must be family members. For non-stock, non-profit corporations qualifying under provision (2) of item 17(d) above, all donors that contributed assets must be family members. In each case, the entity must have at least two owners/beneficiaries/donors and each owner/beneficiary/donor must be a person or entity described in 17(d) above. Please provide the names and family relationships of the owners/beneficiaries/donors:

II. Additional Eligibility Information

20. Purpose of Formation.

(a)	Were you formed, or are you being operated, specifically to acquire the Fund Interests or invest in the Fund?

☐ Yes ☐ No

(b)	Are you investing greater than 40% of your Net Worth (“Net Worth” means assets minus liabilities) in any single Fund for which you are subscribing pursuant to this Subscription Agreement?

☐ Yes ☐ No If you check “Yes,” please:

•	list the total percentage of your Net Worth invested in such Fund: _____________; and

•	provide the date of your formation: __________________________

For entities except trusts:

If you check “Yes” to (a) above or you check “Yes” to (b) above and were formed within the past nine months, each of your beneficial owners must complete an Appendix A or Appendix B (as applicable). List the total number of your beneficial owners: _________

If you check “Yes” to (b) above and you were not formed within the past nine months, please contact GS for more information.

For trusts: If you check “Yes” to (a) or (b) above, please contact GS for more information.

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

21. For Entities with Multiple Owners (including account holders, beneficiaries or plan participants) that Permit Owners to Opt In to or Opt Out of Investments Only. If you are not an entity with multiple owners that permits owners to opt in to or out of investments, please continue to Section III. If you do not answer this question, you hereby represent and warrant that your governing documents do not permit your owners (including account holders, beneficiaries or plan participants) to opt in or opt out of investments made by you.

If your governing documents permit owners (including account holders, beneficiaries or plan participants) to opt in to or opt out of investments made by you or to designate that any investments be made for such owners’ accounts and not yours, have your owners exercised such ability to opt in or opt out with respect to the investment(s) in the Fund(s) made through this Subscription Agreement?

☐ Yes ☐ No

If “Yes,” please provide a completed Appendix A or Appendix B (as applicable) for each of your beneficial owners that has opted in to this investment. Please list the total number of your beneficial owners that have opted in to this investment: _________

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

III. Fund Request Form

FUND INFORMATION. Please list below each Fund to which you are subscribing.

•

In the Funding Schedule set forth below, you may request that the Total Subscription amount be funded in multiple tranches (if permitted by the Fund). Indicate the requested funding date and subscription amount for each tranche. Tranches do not have to be paid for in consecutive months. The Total Subscription amount must equal the sum of all tranches. Certain funds may require that a minimum amount be funded in each tranche. Funding Schedule subscriptions are irrevocable.

•

The Funding Schedule is not guaranteed, and no request to fund will be effective until accepted by the Manager, in its sole discretion. For administrative purposes, the Manager will determine the actual date of funding for each tranche. If the completed Subscription Agreement and any other required documents are not processed before the deadlines established by the Manager for any reason, then your requested subscription will be automatically moved to the next available funding date.

Fund Name	Fund Domicile	Total Subscription	Share Class/ Currency (if applicable)	Funding Schedule (include dates and amounts)
				Tranche 1	Tranche 2	Tranche 3

Important Note

In the event of any modification to the information set forth in the Funding Schedule above occurring after the date upon which you executed this Subscription Agreement, please date and initial here

IV. Subscription Agreement Terms and Conditions

SUBSCRIPTION AGREEMENT TERMS AND CONDITIONS – TABLE OF CONTENTS

PART A:	FOR ALL SUBSCRIBERS	19

PART B:	FOR NON-US PERSONS ONLY	33

PART C:	FOR REPRESENTATIVE SUBSCRIBERS ONLY (INCLUDING NOMINEES, CUSTODIANS AND OTHER LEGAL REPRESENTATIVES)	33

PART D:	FOR SUBSCRIBERS TO FUNDS AUTHORIZED BY THE CENTRAL BANK OF IRELAND (THE “CENTRAL BANK”) ONLY	34

PART E:	FOR BENEFIT PLAN INVESTORS ONLY	35

PART F:	FOR SUBSCRIBERS TO GOLDMAN SACHS GLOBAL MANAGER STRATEGIES FUNDS OR GOLDMAN SACHS TAX ADVANTAGED CORE STRATEGIES (TACS) FUNDS ONLY	37

PART G:	FOR SUBSCRIBERS TO PRIVATE EQUITY FUNDS OR OTHER FUNDS WITH CAPITAL COMMITMENTS ONLY	37

PART H:	FOR SUBSCRIBERS ENTITLED TO ASSERT A SOVEREIGN IMMUNITY OR SIMILAR DEFENSE ONLY	37

PART I:	FOR ALL SUBSCRIBERS WHERE FUND INTERESTS ARE DISTRIBUTED TO THEM BY A GOLDMAN SACHS ENTITY THAT IS SUBJECT TO MIFID	37

PART J:	FOR SUBSCRIBERS IN THE EUROPEAN ECONOMIC AREA WHO ARE NOT PROFESSIONAL INVESTORS WITHIN THE MEANING OF MIFID ONLY	38

PART K:	FOR SUBSCRIBERS LOCATED IN THE EUROPEAN UNION TO FUNDS MARKETED UNDER ARTICLE 42 OF THE ALTERNATIVE INVESTMENT FUND MANAGERS DIRECTIVE	38

PART L:	FOR SUBSCRIBERS TO FUNDS DOMICILED IN THE CAYMAN ISLANDS	38

IV. Subscription Agreement Terms and Conditions

PART A: FOR ALL SUBSCRIBERS

1. Definitions; Incorporation by Reference.

a. Capitalized terms used but not otherwise defined herein shall have the following meanings:

Accredited Investor. Includes any of the following: (1) a natural person whose net worth (individually or with their spouse) exceeds $1,000,000; (2) a natural person with Individual Income in excess of $200,000 in each of the two most recent years or Joint Income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (3) an organization described in Section 501(c)(3) of the IRS Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (4) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a Sophisticated Person; (5) a broker or dealer registered pursuant to Section 15 of the Exchange Act; (6) an insurance company (as defined in the Securities Act); (7) an Investment Company registered under the Investment Company Act or a “business development company” (as defined in the Investment Company Act); (8) a “private business development company” (as defined in the Investment Advisers Act); (9) a small business investment company licensed by the US Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (10) a bank or a savings and loan association (each as defined in the Securities Act), whether acting in its individual or fiduciary capacity; (11) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; (12) an Employee Benefit Plan (other than a self-directed plan), whether or not it is subject to the provisions of Title I of ERISA, if it has total assets in excess of $5,000,000, or if the investment decision is made by a plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser; (13) a self-directed benefit plan, with investment decisions made solely by persons that are Accredited Investors; (14) a revocable trust in which all of the grantors are Accredited Investors; (15) an IRA in which the grantor is an Accredited Investor; or (16) an entity (other than a trust) in which all of the equity owners are Accredited Investors. For purposes of clause (1) of this paragraph, “net worth” shall mean a natural person’s assets minus liabilities, provided that for purposes of calculating net worth (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Fund Interest is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Fund Interest is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Fund Interest is purchased shall be included as a liability.

Banking Entity. (i) Any insured depository institution; (ii) any company that controls an insured depository institution; (iii) any company that is treated as a bank holding company for purposes of section 8 of the International Banking Act of 1978; and (iv) any affiliate or subsidiary of the foregoing. Banking Entity does not include: (1) a covered fund that is not itself a banking entity under clause (i), (ii), or (iii) of this definition or (2) a portfolio company held under the authority contained in section 4(k)(4)(H) or (I) of the BHC Act or any portfolio concern (as defined under 13 C.F.R. 107.50) that is controlled by a small business investment company (as defined in section 103(3) of the Small Business Investment Act of 1958), so long as the portfolio company or portfolio concern is not itself a banking entity under clause (i), (ii), or (iii) of this definition. Terms used in this definition and not otherwise defined herein have the meanings ascribed to such terms under the Volcker Rule.

Beneficial Interest. Any direct or indirect economic interest, including the right to share in profits and losses; however, the receipt of a management or performance based fee for operating an investment vehicle (other than entities owned solely by Immediate Family Members), or other fees for acting in a fiduciary capacity, shall not be considered a Beneficial Interest in an entity.

Benefit Plan Investor. For purposes of this Subscription Agreement, any (1) Employee Benefit Plan, whether or not it is subject to the provisions of Title I of ERISA (including governmental, church and foreign plans), (2) “plan” as defined in Section 4975(e)(1) of the IRS Code (which includes individual retirement accounts and Keogh plans) or (3) entity, any assets of which are deemed to constitute (directly or indirectly) the assets of one or more Employee Benefit Plans or plans by reason of the direct or indirect investment by such Employee Benefit Plans or plans in the entity under Section 3(42) of ERISA and regulations promulgated thereunder or otherwise.

BHC Investor. For purposes of this Subscription Agreement, any (1) bank holding company (a “BHC”), as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), (2) a person subject to Section 4 of the BHCA irrespective of whether such person is a BHC, a non-bank subsidiary (as defined in Section 2(d) of the BHCA) of a BHC or any such other person, or (3) an affiliate (as defined in Section 2(k) of the BHCA) of a BHC or any such other person that is not a bank or a subsidiary of a bank.

CFTC. United States Commodity Futures Trading Commission.

Commission. United States Securities and Exchange Commission.

Commodity Exchange Act. United States Commodity Exchange Act, as amended, and its rules and regulations.

Covered Investor. An executive officer or director of a Public Company or a Covered Non-Public Company, or a person materially supported by such executive officer or director.

Covered Non-Public Company. Any non-Public Company, except for an unaffiliated charitable organization, that satisfies one of the following criteria: (1) income of at least $1 million in the last fiscal year or in two of the last three fiscal years and shareholders’ equity of at least $15 million; (2) shareholders’ equity of at least $30 million and a two-year operating history; or (3) total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three fiscal years.

Disqualified Person. A person who has committed a Disqualifying Event.

Disqualified Person Disclosure. Any information provided to the Subscriber disclosing whether certain persons are Disqualified Persons, including the Fund, any affiliated issuer, any director, executive officer, other officer participating in the offering, general partner or managing member of the Fund; any beneficial owner of 20% or more of the Fund’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the Fund in any capacity; any investment manager of the Fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Fund Interests; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating

IV. Subscription Agreement Terms and Conditions

in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.

Disqualifying Event. Includes any of the following:

(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Dollar or $. The dollar currency of the United States of America.

Employee Benefit Plan. As defined in Section 3(3) of ERISA.

ERISA. US Employee Retirement Income Security Act of 1974, as amended, and its rules and regulations.

Exchange Act. US Securities Exchange Act of 1934, as amended, and its rules and regulations.

Foreign Banking Entity. For purposes of this Subscription Agreement, a Banking Entity that is not organized or directly or indirectly controlled by a Banking Entity that is organized under U.S. federal or state law.

Foreign banking organization. A foreign bank (as defined in section 1(b)(7) of the International Banking Act of 1978), that: (i) operates a branch, agency, or commercial lending company subsidiary in the United

States; (ii) controls a bank in the United States; or (iii) controls an Edge corporation acquired after March 5, 1987; and (2) any company of which the foreign bank is a subsidiary. Terms used in this definition and not otherwise defined herein have the meanings ascribed to such terms under the Board of Governors of the Federal Reserve System’s Regulation K (12 C.F.R. part 211).

FINRA. The Financial Industry Regulatory Authority.

Fund. The investment fund(s) to which you are subscribing, as listed on the Fund Request Form section of this Subscription Agreement. Any action to be taken, or determination to be made, by the Fund that is referenced in this Subscription Agreement may be taken or made by the Manager or its other authorized designees.

Fund Agreement. For Funds that are (1) limited partnerships, it is the certificate of formation or registration (or similar charter documents) and Limited Partnership Agreement (or similar governing document), (2) limited liability companies, it is the certificate of formation (or similar charter documents) and the LLC Operating Agreement (or similar governing document), (3) unit trusts, it is the deed or declaration of trust (or similar governing documents) and (4) companies or corporations, it is the Certificate, Articles or Memorandum of Incorporation or Association (or similar charter documents) and Bylaws; in each case, as such documents may be amended from time to time.

Fund Interest. An interest, units or shares (as applicable) in the Fund.

GS or Goldman Sachs. Goldman Sachs & Co. LLC, Goldman Sachs Asset Management International, Goldman Sachs Asset Management, L.P., Goldman Sachs Hedge Fund Strategies LLC, Goldman Sachs International, GS Investment Strategies, LLC, Goldman Sachs Asset Management Fund Services Limited, their respective present and future affiliates, and their respective partners, officers, directors, employees, associated persons and agents.

Immediate Family Member. Parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, and any other individual to whom the person provides Material Support.

Indirect Shareholder. Any person who beneficially owns securities of an entity that (1) would be an Investment Company but for the exemptions provided in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (2) is a direct or indirect owner of securities of your entity.

IV. Subscription Agreement Terms and Conditions

Individual Income. Adjusted gross income, as reported for federal income tax purposes, minus income attributable to a spouse or to property owned by a spouse, increased by the following amounts (except for amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest income (under Section 103 of the IRS Code received); (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the IRS Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the IRS Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the IRS Code.

Investment Advisers Act. US Investment Advisers Act of 1940, as amended, and its rules and regulations.

Investment Company. As defined in Section 3(a)(1) of the Investment Company Act. Generally, an Investment Company means any issuer (1) that is engaged, holds itself out as engaged, or proposes to engage primarily in the business of investing, reinvesting, or trading in securities; (2) that has been engaged, is engaged, or proposes to engage in the business of issuing face-amount installment certificates, or that has such certificates outstanding; or (3) that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities whose value exceeds 40% of the value of the issuer’s total assets (exclusive of government securities and cash) on an unconsolidated basis.

Investment Company Act. US Investment Company Act of 1940, as amended, and its rules and regulations.

Investments. Any or all: (1) securities (as defined in the Securities Act), except for securities of issuers controlled by you (“Control Securities”) unless (a) the issuer of the Control Securities is a commodity pool, is itself a registered Investment Company, or is a company exempted from the definition of Investment Company by Sections 3(c)(1) through 3(c)(9) of, or Rule 3a-6 or Rule 3a-7 under, the Investment Company Act, (b) the Control Securities represent securities of an issuer that files reports pursuant to Section 13 or 15(d) of the Exchange Act, (c) the issuer of the Control Securities has a class of securities listed on a designated offshore securities market as defined in Regulation S promulgated under the Securities Act (“Regulation S”), or (d) the issuer of the Control Securities is a company with shareholders’ equity of not less than $50 million determined in accordance with generally accepted accounting principles, as reflected in the company’s most recent financial statements (provided such financial statements were issued within 16 months of the date of Member’s purchase of the Fund Interests); (2) futures contracts or options thereon held for investment purposes; (3) certain options on physical commodities and physical commodities held for investment purposes; (4) swaps and other similar financial contracts entered into for investment purposes; (5) real estate held for investment purposes; and (6) cash and cash equivalents held for investment purposes. Investments can be valued at cost or fair market value as of a recent date. Generally, the amount of any outstanding indebtedness incurred to acquire the investments should be deducted. In addition, other amounts may be required to be deducted from such valuation by Rule 2a51-1 under the Investment Company Act.

IPO. Initial public offering.

IRS Code. US Internal Revenue Code of 1986, as amended, and its rules and regulations.

Joint Income. Joint adjusted gross income, as reported for federal income tax purposes, increased by the following: (1) the amount of any tax-exempt interest income (under Section 103 of the IRS Code) received; (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the IRS Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the IRS Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the IRS Code.

Manager. The directors, general partner, managing member, manager (including any sub-adviser that is affiliated with GS) and/or sponsor of the Fund, as applicable.

Material Support. Directly or indirectly providing more than 25% of a person’s income in the prior calendar year. With respect to question 10(b), Immediate Family Members, and with respect to question 10(d), (e) and (f), persons, living in the same household are deemed to be providing each other with Material Support.

Member. A limited partner, member, shareholder or unitholder (as applicable) in the Fund.

Memorandum. The Fund’s Form 10, including any supplement, addendum or amendment thereto.

MiFID. The Markets in Financial Instruments Directive 2014/65/EU and Regulation 600/2014/EU, as well as all related secondary and implementing legislation.

NFA. National Futures Association.

Performance Report. Any report containing an estimate of a Fund’s percentage rate-of-return or similar information for a particular period.

Professional Investor. In accordance with MiFID, an investor who possesses the experience, knowledge and expertise to make its own investment decisions and properly assess the risks that it incurs. In order to be considered a professional investor, the investor must fall in one of the following categories:

(i) entities which are required to be authorized or regulated to operate in the financial markets. The following should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned: entities authorized by a Member State of the European Union under a Directive of the European Union, entities authorized or regulated by such Member State without reference to such Directive, and entities authorized or regulated by a non-Member State: (A) credit institutions; (B) investment firms; (C) other authorized or regulated financial institutions; (D) insurance companies; (E) collective investment schemes and management companies of such schemes; (F) pension funds and management companies of such funds; (G) commodity and commodity derivatives dealers; (H) locals; or (I) other institutional investors;

(ii) large undertakings meeting two of the following size requirements on a company basis: (A) balance sheet total: EUR 20 000 000; (B) net turnover: EUR 40 000 000; or (C) own funds: EUR 2 000 000;

(iii) national and regional governments, public bodies that manage public debt at national or regional level, Central Banks, international and supranational institutions such as the World Bank, the IMF, the ECB, the EIB and other similar international organizations;

(iv) other institutional investors whose main activity is to invest in financial instruments, including entities dedicated to the securitization of assets or other financing transactions;

(v) a European municipality or a local public authority that meets the criteria to be a Professional Investor in accordance with the laws of the Member State of the European Union in which it is established (which at a minimum, shall be the criteria set out in (vi) below);

IV. Subscription Agreement Terms and Conditions

(vi) other investors, including public sector bodies and private individual investors and non-European municipalities or local public authorities, provided, as a minimum, that two of the following criteria are satisfied: (A) the investor has carried out transactions, in significant size, on the relevant market at an average frequency of 10 per quarter over the previous four quarters; (B) the size of the investor’s financial instrument portfolio, defined as including cash deposits and financial instruments exceeds EUR 500 000; or (C) the investor works or has worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged.

Public Company. Any company that is registered under Section 12 of the Exchange Act or files periodic reports pursuant to Section 15(d) thereof.

Qualified Eligible Person. An Accredited Investor with investments (other than securities issued by certain types of entities that the investor may control) of at least $2,000,000. If the investor is an Accredited Investor and does not satisfy this $2,000,000 test, certain deposits with futures commission merchants may allow the entity to satisfy the Qualified Eligible Person tests. Contact GS for further information.

Qualified Purchaser. Any (1) natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) under the Investment Company Act with that person’s Qualified Purchaser spouse) who owns not less than $5,000,000 in Investments; (2) company that was not formed for the specific purpose of acquiring the securities being offered, that owns not less than $5,000,000 in Investments, and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (3) trust that is not covered by clause (2) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (1), (2), (4) or (5); (4) person that was not formed for the specific purpose of acquiring the securities being offered, acting for its own account or the accounts of other Qualified Purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments; (5) company of which each beneficial owner of the company’s securities is a natural person or entity described in clause (1), (2), (3), (4), (5), (6) or (7); (6) non-stock, non-profit corporation qualifying as tax-exempt under IRS Code Section 501(c)(3), (i) that was not formed for the specific purpose of acquiring the securities offered, (ii) all of the persons or entities who have contributed assets to which are described and related in one or more of the ways enumerated in clause (2), and (iii) that owns not less than $5,000,000 in Investments; or (7) non-stock, non-profit corporation qualifying as tax-exempt under IRS Code Section 501(c)(3) that was not formed for the specific purpose of acquiring the securities offered and each person authorized to make investment decisions with respect of which, and each person or entity who has contributed assets to which, is a person described in clause (1), (2), (4) or (5).

Representative Subscriber. The nominee, custodian, trustee of a Benefit Plan Investor, distributor or placement agent, intermediary (whether a qualified intermediary or non-qualified intermediary) or other legal representative or professional fiduciary, if any, subscribing for Fund Interests pursuant to this Subscription Agreement in its own name, but on behalf of an Underlying Investor. In the case of an investment by a Representative Subscriber, except as otherwise specified herein, “you” or “your” refers to the Underlying Investor and all information in this Subscription Agreement must be provided with respect to the Underlying Investor.

Securities Act. US Securities Act of 1933, as amended, and its rules and regulations.

Side Letter. Any side letter entered into by the Subscriber with the investment manager of the Fund in connection with the Subscriber’s subscription to the Fund.

Sophisticated Person. A person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Subscriber. The entity subscribing for Fund Interests pursuant to this Subscription Agreement. Unless the subscription is being made by a Representative Subscriber, “you” or “your” refers to the Subscriber and all information in this Subscription Agreement must be provided with respect to the Subscriber. In the case of an investment by a Representative Subscriber, except as otherwise specified herein, “Subscriber” refers to the Underlying Investor.

Underlying Investor. The entity on behalf of whom a Representative Subscriber, if applicable, is subscribing for Fund Interests pursuant to this Subscription Agreement.

In the case of an investment by a Representative Subscriber on behalf on an Underlying Investor, Subscriber and “you” or “your” refer to the Underlying Investor, except as otherwise specified herein, and all information in this Subscription Agreement must be provided with respect to the Underlying Investor.

US Person. For purposes of this Subscription Agreement, a “US Person” is any entity that (A) is a “US Person” as defined under Regulation S, which definition is set forth below, and (B) is not a “Non-United States Person” as defined under the Commodity Exchange Act, which definition is set forth below.

Pursuant to Regulation S, a “US Person” is any (1) natural person resident in the United States; (2) partnership or corporation organized or incorporated under the laws of the United States; (3) estate of which any executor or administrator is a US Person; (4) trust of which any trustee is a US Person; (5) agency or branch of a foreign entity located in the United States; (6) non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (7) discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a US Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts, but does not include: (1) any discretionary or similar account (other than an estate or trust) held for the benefit or account of a non-US Person by a dealer or other professional fiduciary organized, incorporated, or, if an individual, resident in the United States; (2) any estate administered or executed by a professional fiduciary that is a US Person if (a) the estate is governed by foreign law and (b) another executor or administrator of the estate who is not a US Person has sole or shared investment discretion for the assets of the estate; (3) any trust managed by a professional fiduciary that is a US Person, if (a) another trustee who is not a US Person has sole or shared investment discretion for the trust’s assets and (b) no beneficiary of the trust (and no settlor, for revocable trusts) is a US Person; (4) an Employee Benefit Plan established and administered in accordance with the law and customary practices of a country other than the United States; (5) any agency or branch of a US Person located outside the United States if (a) the agency or branch operates for valid business reasons and (b) the agency or

IV. Subscription Agreement Terms and Conditions

branch is engaged in the insurance or banking business and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; or (6) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and any other similar international organizations, and their agencies, affiliates and pension plans.

Pursuant to the Commodity Exchange Act, a “Non-United States Person” is any (1) natural person who is not a resident of the United States; (2) partnership, corporation or other entity, other than an entity organized principally for passive investment, organized under the laws of a foreign jurisdiction and which has its principal place of business in a foreign jurisdiction; (3) estate or trust, the income of which is not subject to United States income tax regardless of source; (4) entity organized principally for passive investment such as a pool, investment company or other similar entity; provided, that units of participation in the entity held by persons who do not qualify as Non-United States Persons or otherwise as Qualified Eligible Persons represent in the aggregate less than 10% of the beneficial interest in the entity, and that such entity was not formed principally for the purpose of facilitating investment by persons who do not qualify as Non-United States Persons in a pool with respect to which the operator is exempt from certain requirements of Part 4 of the CFTC’s regulations by virtue of its participants being Non-United States Persons; and (5) pension plan for the employees, officers or principals of an entity organized and with its principal place of business outside the United States.

Volcker Rule. Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its rules and regulations.

You. The entity subscribing for Fund Interests pursuant to this Subscription Agreement. In the case of an investment by a Representative Subscriber, “you” or “your” refers to the Underlying Investor, except as otherwise specified herein.

b. This Subscription Agreement consists of all Sections and Appendices included herewith.

2. Subscription. You hereby agree that (a) you are subscribing for the Fund Interests indicated on the Fund Request Form, (b) your subscription made as of the date hereof shall be accepted on the date hereof in full, and (c) acceptance by the Fund of a tranche does not constitute acceptance of any other tranche or additional investment. Unless otherwise communicated to you by Goldman

Sachs, including potentially through the Memorandum, your subscription will be deemed accepted by the Fund upon the earlier of the following: (a) the execution of a counterpart signature page to this Subscription Agreement by Goldman Sachs and (b) two business days prior to the time Fund Interests are first issued to you. You acknowledge and agree that if your subscription to purchase such Fund Interest is accepted in whole or in part, (a) you will, with no further action on your part, become a Member, (b) you agree with the Manager, with the other Members of the Fund and with other subscribers admitted to the Fund either at or after the date of your admission that, with effect from such admission, you and such persons will be bound by and will comply with the provisions, terms and obligations of an investment in the Fund as described in the Memorandum and the Fund Agreement with the same effect as if you were a signatory to those documents, (c) if applicable based on the Fund to which you have subscribed, you will be irrevocably and unconditionally obligated to contribute capital to the Fund, or purchase Fund Interests, at the times and as contemplated by the Fund Agreement and the Fund’s Memorandum, in a total amount equal to the amount of the accepted portion of the “Total Subscription” listed on the Fund Request Form and (d) if you have elected to fund your Total Subscription using multiple tranches, you will be irrevocably and unconditionally obligated to contribute capital to the Fund at the times and in the amounts indicated on the Funding Schedule.

3. Legal Capacity; Updating Information About You. You acknowledge, represent and warrant to, and agree with the Fund, the Manager, and GS as follows. You are duly formed, validly existing and in good standing under the laws of your jurisdiction of organization. You have the capacity to purchase Fund Interests pursuant to your organizational documents. You have satisfied any additional or different suitability standards imposed by your state of residence or imposed by any other applicable laws, and you have complied with and will comply with all laws relating to your acquisition and ownership of Fund Interests. You have all powers, have taken all required action, and are duly authorized (a) to execute, deliver and perform this Subscription Agreement, the Fund Agreement and any other agreement that you are entering into in connection with your subscription for Fund Interests and (b) to purchase and hold any Fund Interests. Such documents have been duly executed and delivered by you or the Manager as attorney-in-fact for you and constitute your legal, valid and binding obligation enforceable against you in accordance with their terms. At the request of GS, you agree to provide written evidence, reasonably satisfactory to GS, of all such powers, actions and authorizations (including copies of your organizational and governing documents). If such documents are not in English, you may be required, before or after your subscription, to provide English language translations of such documents. You represent that any such translation is an accurate translation. You represent and warrant that your organizational and governing documents provided to GS are complete and accurate as of the date of your admission to the Fund and no provision in such documents would prohibit any action contemplated by, or otherwise conflict with, the Memorandum or Fund Agreement. You agree to provide any Fund to which you are subscribing pursuant to this Subscription Agreement any information that the Fund may reasonably request in order to verify that you satisfy the requirements of an investor in the Fund and the accuracy of the information provided by you in this Subscription Agreement, including without limitation, (i) bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, and appraisal reports issued by independent third parties evidencing your assets and/or (ii) one or more written confirmations from a registered broker-dealer, an investment adviser registered with the Commission, a licensed attorney or a certified public accountant, in each case in this clause (ii) that such person or entity has taken reasonable steps to verify that you are an Accredited Investor. You agree to provide any Fund to which you are subscribing pursuant to this Subscription Agreement any information, certifications and representations that the Fund may reasonably request or require in order to comply with applicable United States or non-United States laws, including tax laws, or to reduce any United States or non- United States tax that may be imposed on the Fund or any investor in the Fund. In addition, you agree to update such information, certifications and representations if and when any such information, certifications and representations are no longer true or correct and to provide any additional true and correct information, certifications and representations required pursuant to any change in law, or the application or interpretation thereof. If you do not provide (or appropriately update) any such true and correct information, certifications and representations with respect to any Fund in which you own a Fund Interest, any such Fund may redeem your entire Fund Interest in accordance with the Fund Agreement, provided that if such Fund would not otherwise have the right to redeem your Fund Interest, you will be treated as a defaulting Member of such Fund and the Manager shall, in its sole discretion, impose any or all of the penalties applicable to a defaulting Member, to the extent set forth in

IV. Subscription Agreement Terms and Conditions

the Fund Agreement. The individual signing this Subscription Agreement represents that he or she has full power and authority to execute and deliver this Subscription Agreement in such capacity and on your behalf and you represent that they possess the requisite power and authority to sign on your behalf. You agree to promptly notify the Fund if there is any change with respect to any of your information, representations or warranties contained herein, including without limitation any information, representation or warranty incorporated by reference, and to provide such further information as the Fund may reasonably request. You shall be deemed to have reaffirmed, as of the date on which you fund any additional subscription, or, if you have elected to fund your Total Subscription using multiple tranches, as of the date on which you fund any tranche of funding, each and every representation and warranty made, and all information provided, by you in this Subscription Agreement or that is incorporated by reference. You hereby agree that, in the event you are provided with written confirmation of the acceptance of your subscription and such confirmation contains any incorrect information regarding you or your subscription, you will promptly notify the Manager thereof.

4. Fund’s Sole Discretion to Accept Subscription. You understand and agree that the Fund reserves the right, in its absolute discretion, to reject this subscription in whole or in part, including any or all tranches of funding, in any order (relative to other subscribers), at any time prior to the Admission Date (as defined below) notwithstanding prior receipt by you of notice of acceptance of your subscription. This subscription is subject to allotment before or after acceptance. You agree that the Fund Interest you have subscribed for herein will not be deemed to be issued to, or owned by, you until your “Admission Date,” which is the date (a) the Fund has accepted your subscription for a Fund Interest, (b) if you have elected to fund your Total Subscription using multiple tranches, the Fund has first accepted a tranche of funding, (c) if applicable based on the Fund to which you have subscribed, the Fund Agreement has been executed and delivered by the Manager and/or an entry has been made in the register of Members, and (d) you have paid for your Fund Interest (as applicable based on whether the Fund requires full or partial payment of the Total Subscription amount on or after the Admission Date). If you are subscribing to any Fund that does not require capital calls (unless otherwise set forth in the Memorandum), you also acknowledge and understand that upon submission by you of this completed Subscription Agreement to such Fund or its placement agent and following the date of acceptance of your subscription for a Fund

Interest, the Fund has the right, but is not obligated to, trade on the basis of this subscription for Fund Interests notwithstanding that the monies in respect of this subscription have not been received by such Fund.

5. Representations, Warranties and Covenants. You acknowledge, represent and warrant to, and agree with the Fund, the Manager, and GS as follows:

a. Acknowledgement of Offering Information. You have read and fully understand the Memorandum, the Fund Agreement, this Subscription Agreement and the Disqualified Person Disclosure, including without limitation the default provisions, if any, of the Fund Agreement and this Subscription Agreement. You have received adequate information concerning all matters which you consider material to a decision to purchase the Fund Interests. You have been given the opportunity to ask questions of, and receive answers from, GS and the Manager, concerning the terms and conditions of the offering and other matters pertaining to your investment in the Fund Interests, and you have been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum. You have not been furnished with any offering literature or prospectus except the Memorandum or except as mentioned in this paragraph, and you have only received the Memorandum and the Fund Agreement from a person with whom you have a substantive pre-existing relationship (i.e., this person is aware of your financial experience and sophistication, and your ability to evaluate the merits and risks of the proposed investment in the Fund). You understand that this Subscription Agreement does not constitute an offer by the Fund, the Manager or GS to sell a Fund Interest to you. No representations or agreements other than those set forth in the Memorandum have been made to you in respect thereto. You represent and warrant that you are capable of evaluating investment risks independently, including with regard to transactions and investment strategies involving Fund Interests, and have exercised independent judgment (and have relied solely upon the Memorandum, the advice of your tax, legal or other advisers and independent investigations made by you) in purchasing the Fund Interests. You are not relying on GS, the Manager, the Fund, any placement agent or the references to any legal opinion in the Memorandum with respect to individual, partnership or corporate tax and other economic considerations involved in this investment. You understand that counsel to the Fund may also serve as counsel to the Manager and its affiliates. You understand that in connection with the offering of Fund

Interests and subsequent advice to the Fund (including transactions or litigation involving the Fund), counsel to the Fund will not be representing investors in the Fund, including you, and no independent counsel has been retained by the Fund to represent the investors in the Fund.

b. No Registration under Securities Laws. You understand and acknowledge that the Fund Interests have not been registered and will not be registered under the Securities Act, securities laws of any state or territory of the United States, or applicable laws of any non-US jurisdiction and that this subscription, the Fund Interests offered, and the offering have not been approved, disapproved or passed on by any US federal or state regulatory agency or commission, securities or commodities exchange or non-US regulatory agency or other self-regulatory organization. This subscription is being made privately by the Fund pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act and Regulation D or Regulation S thereunder (as applicable). You understand that the Fund will not register as an Investment Company under the Investment Company Act and instead will elect to be regulated as a “business development company” under the Investment Company Act.

c. Restrictions on Holding of Fund Interests. The Fund Interests subscribed for will be acquired by you solely for your account as principal, solely for investment, and are not being purchased for subdivision, resale or distribution, or for the direct or indirect account or benefit of any other person or entity. You have no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of the Fund Interests. You will not sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of the Fund Interests or any portion thereof without (1) compliance with the Fund Agreement, (2) registration under the Securities Act and applicable state laws (or an exemption therefrom supported by an opinion of counsel satisfactory to the Fund to the effect that registration is not required), and (3) the prior written consent of the Fund or the Manager; provided that the foregoing shall be expressly subject to and shall not apply to your Fund Interests to the extent that they are inconsistent with the transfer provisions of the Fund Agreement or the Side Letter. You understand that you must solely bear the economic risk of any of your investments in the Fund for an indefinite period of time because the Fund Interests have not been registered under the Securities Act or any other applicable securities laws. You understand that the Fund has no obligation to, and does not intend to, register the Fund

IV. Subscription Agreement Terms and Conditions

Interests on your behalf or to assist you in complying with any exemption from registration under the Securities Act or under any other applicable securities laws.

d. Financial Sophistication; Ability to Bear Risk. You have such knowledge and experience in financial and investment matters, and in illiquid investments in particular, and in other business matters that you are capable of evaluating the merits and risks of an investment in the Fund Interests without the assistance of a Purchaser Representative (as such term is defined in the Securities Act). Your financial condition is such that you have no need for liquidity with respect to your investment in the Fund Interests and no need to dispose of the Fund Interests to satisfy any existing or contemplated undertaking or indebtedness. Your overall commitment to investments that are not readily marketable is proportionate to your net worth and will not become excessive as a result of an investment in the Fund. You have numerous investment opportunities available to you, you are not required or obligated in any way to make an investment in the Fund Interests, and you have chosen to invest in the Fund Interests over or in addition to such other investment opportunities. You can bear a complete loss of your investment in the Fund, and such a loss would not materially adversely affect your capital needs.

e. Nature of Fund Interests. You acknowledge, understand and agree that: (1) the Fund Interests are speculative investments which involve a high degree of risk of loss; (2) no government agency has passed upon the adequacy or accuracy of the information in the Memorandum or made any determination as to the fairness of the investment, or any recommendation or endorsement of the investment; (3) you are not dependent upon a current cash return with respect to your investment in the Fund; (4) transfer of the Fund Interests is subject to substantial restrictions; (5) you may not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Fund, with any third party without the Fund’s prior written consent; (6) neither the Manager nor any person acting on the Fund’s behalf offered to sell you the Fund Interests by means of any form of general solicitation or advertising, such as media advertising or public seminars; (7) the Fund will have significant transaction and other costs, regardless of whether it realizes profits; (8) there are risks and potential conflicts of interest involved in the structure and operation of the Fund as described in the Memorandum; and (9) past results of the Fund or its investment manager are not indicative of future results or profits, and no representations to the contrary have been made. Subject to the valuation procedures described in the Memorandum and the Fund Agreement, the Manager shall retain the right to value any asset or position in the Fund in its sole discretion.

f. Financial Qualifications of US Persons; Certain Entities Formed On or Before April 30, 1996. If you are a US Person subscribing to a Fund exempt from registration under the Investment Company Act pursuant to Section 3(c)(7) thereof, you are an Accredited Investor and a Qualified Purchaser. You represent that your beneficial owners did not and will not contribute additional capital (other than previously committed capital) for the purpose of purchasing the Fund Interests.

If you or any entity through which any of your Indirect Shareholders invest in you were formed on or before April 30, 1996 and you rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act to avoid registration as an Investment Company, you hereby represent and warrant that (i) all of your beneficial owners who acquired their interest in you on or before April 30, 1996, and (ii) all Indirect Shareholders who acquired their interest in the entity through which they invest in you on or before April 30, 1996, have consented to your treatment as a Qualified Purchaser.

g. Transactions with GS.

(i) You understand and agree that the Manager, to the fullest extent permitted by applicable law, may allow the Fund and, if applicable, any investment funds or vehicles in which the Fund invests, to enter into, consent to and perform transactions in which affiliates of the Manager, including GS, act as principal or agent. Such transactions may include, but are not limited to, (1) any cross transaction in which the Manager causes the Fund or any investment fund or vehicle in which the Fund invests to buy a security from, or sell a security to another client of the Manager or its affiliates and any agency cross transaction in which GS acts as a broker for both the Fund or such underlying fund or vehicle and a brokerage account on the other side of the transaction in connection with the purchase or sale of securities and in which GS may receive compensation, commissions, or other payments from either or both parties and, with respect to cross transactions and agency cross transactions, GS may have a potentially conflicting division of loyalties and responsibilities among such parties; (2) any principal transaction in which the Fund or any investment fund or vehicle in which the Fund invests purchases property (including, without limitation, securities) from or sells property (including, without limitation, securities) to GS; (3) any principal transaction in which GS acts as counterparty with or to the Fund or any investment fund or vehicle in which the Fund invests in respect of currency, hedging or derivative financial instruments (including but not limited to swaps and forwards of all types); or (4) any sale of securities for the account of the Fund or any investment fund or vehicle in which the Fund invests by GS, including where such securities are bunched or aggregated with orders for other accounts of GS and such aggregation prevents achievement of the same price or execution on the entire lot, which may be disadvantageous to the Fund or such underlying fund or vehicle. The foregoing shall not apply to the extent such conflicts are not disclosed in the Memorandum. You understand that the foregoing authorization and consent to principal transactions, cross transactions and agency cross transactions may be revoked by you in the manner set forth in the Fund Agreement or Memorandum, or in such other manner as the Fund or the Manager notifies you from time to time.

(ii) To the extent permitted by applicable law, in respect of matters described in the next sentence in which the Fund may engage and which may require approval on behalf of the Fund or with respect to which the Manager determines to seek approval, you hereby authorize the Fund and/or the Manager without limitation, to (1) consider and approve or disapprove such transactions and other matters on behalf of the Fund and its investors, or (2) select certain Members, or beneficial owners of Fund Interests or one or more persons who are not affiliated with the Manager and/or GS, to serve on a committee, the purpose of which will be to consider and approve or disapprove any such transactions and other matters on behalf of the Fund that are presented to such committee by the Manager in its sole discretion. Such transactions or other matters may include the following, but in any event only with respect to any particular transaction or other matter that the Manager determines in its sole discretion to either, in the case of (1) above, consider, or in the case of (2) above, present to the committee: (a) any transaction in which the Fund proposes to purchase or sell securities and which, as a result of participation (directly or indirectly) by GS in respect of such transaction, requires consent under the Investment Advisers Act, (b) any fee paid to GS in respect of a transaction in which the Fund proposes to be an investor and which, as a result of the participation by GS, requires consent under the Investment Advisers Act, (c) any other transaction or matter for which prior consent or other consent may be required under the Investment Advisers Act, and (d) any other transaction or matter which the Manager determines to consider itself or present to the committee, which may include, without

IV. Subscription Agreement Terms and Conditions

limitation, transactions involving possible conflicts of interest. For the avoidance of doubt, the Manager will be under no obligation to form any such committee or present any particular matter to any such committee, and the determination to set up a committee or to present any matter for consideration to the committee will in each case be made by the Manager in its sole discretion.

(iii) You acknowledge and agree that the Manager of the Fund treats the Fund as its client for all purposes permitted under the Investment Advisers Act, the Commodity Exchange Act, as amended, and other applicable laws and regulations to the extent permitted thereunder. This means that required disclosures by the investment manager (e.g., those in its Form ADV) are made to the Fund, not to the Members, and that any necessary consents (e.g., to transactions in which the investment manager’s affiliates act as principal or as a broker) may be given by the Manager on behalf of the Fund and its Members.

(iv) You acknowledge that you have read and understand the “Potential Conflicts of Interest” or similar disclosure set forth in the Memorandum.

h. Not Treated as a Grantor Trust. You agree and acknowledge that (1) you are not treated for US federal income tax purposes as a grantor trust under Sections 671-679 of the IRS Code and (2) you will not become such a grantor trust while you own a Fund Interest without the prior knowledge and consent of the Manager of each Fund in which you own a Fund Interest.

i. Publicly Traded Partnerships For Investments in Any Fund That is Treated for US Federal Income Tax Purposes as a Partnership Only.

(i) If you are treated for US federal income tax purposes as a partnership, grantor trust (under Sections 671-679 of the IRS Code) or S Corporation, or if you are treated as a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c) and your tax owner is a partnership, grantor trust or S corporation, then (A) none of your (direct or indirect) beneficial owners will have, on your Admission Date to the Fund or thereafter, substantially all of the value of its interest in you attributable to your interest in the Fund, and (B) none of your purposes (or in the case of a disregarded entity, your federal tax owner’s purposes) is to allow the Fund to satisfy the 100 partner limitation of the private placement exception to the publicly traded partnership regulations.

(ii) If you are treated for US federal income tax purposes as a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you acknowledge and agree that the person treated for US federal income tax purposes as the owner of your Fund Interest is subject to the transfer restrictions with respect to any indirect transfer of your Fund Interest, as set forth in this Subscription Agreement and in the applicable Fund Agreement, as if he, she or it had owned your Fund Interest directly. For these purposes, without limitation, (A) a direct or indirect transfer by the person treated for US federal income tax purposes as the owner of your Fund Interest (i.e., a transfer by the ultimate beneficial owner of your Fund Interest to a different ultimate beneficial owner), and (B) a change in the federal tax status of the disregarded entity or ultimate beneficial owner, in each case, which is treated as a transfer for US federal income tax purposes of the assets of the disregarded entity, are transfers of a Fund Interest that are subject to the restrictions on transfers of Fund Interests and are prohibited, except as set forth in this Subscription Agreement and in the applicable Fund Agreement.

(iii) If you are not treated for US federal income tax purposes as a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you agree and acknowledge that any conversion of your tax status to such a disregarded entity and any subsequent indirect transfers of your Fund Interest will be subject to the terms of clause (ii) of this subparagraph i.

j. Tax Withholding For Investments in Any Fund That is Treated for US Federal Income Tax Purposes as a Partnership Only. If you are treated for US federal income tax purposes as a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c) and any person treated for US federal income tax purposes as an owner of your Fund Interest is an individual who is treated as a resident of the United States for US federal income tax purposes, but is not a US citizen, you agree to provide prior written notice of the change in such person’s status as a US person (a) to each Fund in which you own a Fund Interest that permits periodic redemptions by investors, on a date such that if such notice constituted a redemption notice, you would be able to be redeemed by each such Fund in accordance with the Fund’s redemption procedures set forth in its Fund Agreement and (b) to each Fund in which you own a Fund Interest that does not permit periodic redemptions by investors, at least 90 days prior to such change in status and, in the case of a Fund that does not permit periodic redemptions by investors, you further agree to transfer your Fund Interest to another US person, subject to the consent of the Manager and the transfer conditions set forth in the Fund Agreement, prior to such change in status.

k. Tax Forms and Tax Reporting. You hereby certify that the IRS Form W-9 (or substitute Form W-9) or applicable IRS Form W-8 provided to GS with this Subscription Agreement, or previously provided to GS, is true and correct as of the date hereof, and you hereby (A) agree to provide an updated IRS Form W-9 or Form W-8, as applicable, upon any such form previously provided by you no longer being true and correct or upon the expiration of any such form previously provided, and (B) authorize and direct GS to deliver such form to the Fund(s) in which you are subscribing, as necessary.

You acknowledge and understand that certain Funds will not be able to distribute information necessary for you to complete your income tax returns before April 15. If you invest in these Funds and are required to file US federal income tax returns, you generally will have to file for an extension for filing. If you are required to file other tax returns, you acknowledge that the information provided to you may not be timely or sufficient for the filing of such tax returns, and you should also be prepared to file for an extension. You acknowledge that you have reviewed the Memorandum for the Fund regarding anticipated tax reporting time frames, and have contacted GS with any questions prior to investing.

l. For Subscribers to Multiple Funds. If you are using this Subscription Agreement to subscribe (on the same date) for interests in more than one Fund, then you agree that the answers and information you supply in this Subscription Agreement may be provided to each applicable Fund or Manager.

m. Absence of Changes; Additional Information; Authorization to Make Changes to the Form of Subscription Agreement and Other Documents. You represent and warrant that you have not altered or modified the form of this Subscription Agreement that was provided to you, except to insert information where indicated by this Subscription Agreement or except as agreed to by the Manager. You hereby acknowledge that, on the date of this Subscription Agreement, you have reviewed (1) if applicable, all of the information submitted to GS by your beneficial owners or equity owners or on behalf of your beneficial owners or equity owners, and (2) all other information provided by you to GS in connection with your purchase of the Fund Interest hereunder; and you agree that such information is incorporated herein by reference, and that such information is true and correct. The investment manager of the Fund shall not be authorized to complete, change or correct, on your behalf, any amounts in this Subscription Agreement without your consent.

IV. Subscription Agreement Terms and Conditions

You agree that the Manager may, and you hereby authorize the Manager to, complete, change or correct on your behalf all documents (including this Subscription Agreement) executed by you in connection with your subscription to the Fund, including, without limitation, filling in, changing or amending amounts, dates, name of Fund subscribed to, or other pertinent information or changing or providing answers to the questions contained in this Subscription Agreement or related documents, in each case, based upon written or verbal instructions from you, and you hereby agree that you will be bound by the terms of any such document as so modified.

You understand that the Manager, GS and their affiliates will rely on the information provided by you in connection with your purchase of the Fund Interest, including all updates to and changes in such information as may be provided by you hereafter.

n. For Charitable Remainder Trusts. If you are a “charitable remainder trust” within the meaning of Section 664 of the IRS Code, you acknowledge that you have reviewed the Memorandum for each Fund in which you are investing, including any disclosure regarding whether any income you recognize from the Fund may be treated as unrelated business taxable income (“UBTI”) and whether the Fund will be a passive foreign investment company, and you have discussed with your own tax and legal advisers the consequences to yourself and your beneficiaries of an investment in the Fund, including, if applicable, the risk that you may be subject to an excise tax in an amount equal to 100% of the amount of UBTI you recognize from your investment in the Fund and under the temporary regulation applicable to indirect owners in a passive foreign investment company.

o. For Subscribers that are “New Issue” Restricted Persons. You hereby acknowledge and agree that certain Funds have separate tranches for new issue investments and (i) to the extent that you have indicated to GS that you are not a Restricted Person within the meaning of FINRA Rule 5130 (as amended, supplemented and interpreted from time to time) and are not restricted from receiving shares of a new issue pursuant to FINRA Rule 5131 (as amended, supplemented and interpreted from time to time), you will automatically be issued Fund Interests in the new issue tranche, (ii) to the extent that you have indicated to GS that you are a Restricted Person or have not provided any new issues eligibility information to GS, you will not be issued Fund Interests in the new issue tranche, regardless of whether or not you are restricted from receiving shares of a new issue pursuant to FINRA Rule 5131, and (iii) to the extent that you have indicated to GS that you are not a Restricted Person but are restricted from receiving shares of a new issue pursuant to FINRA Rule 5131, GS will determine which tranche of Fund Interests you will be issued in accordance with the Fund Agreement and Memorandum.

If you are a Restricted Person within the meaning of FINRA Rule 5130 or are restricted from receiving shares of a new issue pursuant to FINRA Rule 5131, you hereby consent and agree that, subject to and in accordance with the Fund Agreement and the Memorandum, the Fund may vary the allocations and distributions described in the Fund Agreement and may exclude you and your Fund Interests from participating in, and/or receiving, any gain or loss, if any, attributable to any investment or type of investment or to any other transaction in which the Fund determines that you are not eligible to participate.

p. CFTC/NFA Status. You represent that you are not required to be registered with the CFTC or to be a member of the NFA pursuant to the Commodity Exchange Act and the rules of the CFTC and you have complied with all conditions of any applicable exclusion or exemption, or, that if you are so required, that you are duly registered with the CFTC and are a member in good standing of the NFA. In addition, you represent that any information and/or documentation that you have provided to GS in addition to this Subscription Agreement, regarding your CFTC and NFA status remains true and correct.

q. For Bank Holding Companies. If you are a BHC Investor, you acknowledge, represent and warrant that you shall monitor your Fund Interest (together with the Fund Interest of any of your affiliates or other persons whose Fund Interests are required to be aggregated with your Fund Interest for purposes of determining “control” for purposes of the BHCA, including without limitation any vehicle “controlled” by you (for BHCA purposes) that invests in the Fund) so that such Fund Interest(s) do not exceed any applicable ownership thresholds that would cause the Fund, the Manager, GS, you or any of your affiliates to be in violation of the BHCA. You hereby acknowledge that the Manager may, but is under no obligation to, take such actions as are necessary to ensure that the applicable threshold of equity ownership is not exceeded. You further acknowledge that as a result of your status as a BHC Investor, if applicable based upon the Fund Agreement, you may be further limited in exercising certain rights, such as voting rights, attached to your Fund Interest.

r. For Banking Entities subject to the Volcker Rule. If you are a Banking Entity, you acknowledge, represent and warrant that you are acquiring your Fund Interests in reliance on an available exclusion or exemption under the Volcker Rule and you have complied with all conditions of such exclusion or exemption.

6. Fund Interest Not Transferable. You agree that you may not transfer, assign, pledge or hypothecate the Fund Interest and that, in certain cases described in clauses (ii) and (iii) of paragraph 5, subparagraph (i) above, your beneficial owner may not transfer, assign, pledge or hypothecate its indirect interest in the Fund Interest, except in accordance with this Subscription Agreement and the Fund Agreement, and any purported transfer, assignment, pledge or hypothecation in violation of this Subscription Agreement or the Fund Agreement shall be null and void; provided that the foregoing shall be expressly subject to and shall not apply to your Fund Interests to the extent that they are inconsistent with the transfer provisions of the Fund Agreement or the Side Letter.

7. Durable Power of Attorney. You irrevocably constitute and appoint the Manager, with full power of substitution, the true and lawful attorney-in-fact for you and in your name, place and stead to act as follows:

a. If applicable based on the Fund to which you have subscribed, to execute effective as of your Admission Date, the Fund Agreement (including counterparts thereof) in your name and on your behalf;

b. To make, execute, sign, acknowledge, swear to, deliver, record and file the following documents, or any documents or instruments that may be considered necessary or desirable to the Manager to carry out fully the provisions of the following documents: (1) the Fund Agreement; (2) any amendments to the Fund Agreement, adopted or approved in accordance with the terms of the same; (3) any certificate of limited partnership, incorporation or other document required to be filed with the appropriate authorities in any jurisdiction; (4) any agreements with the makers of any loan to you, including any loans which may be secured by your Fund Interest; (5) if applicable based on the Fund to which you have subscribed, any agreements or other instruments in connection with the transfer or redemption of your Fund Interest upon your default of any obligation under the Fund Agreement; (6) to make any filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, or execute any additional documentation, which the Manager considers necessary or desirable to carry out the purposes of the Fund Agreement and the

IV. Subscription Agreement Terms and Conditions

business of the Fund or to effect the intent of the terms and conditions of this Subscription Agreement; and (7) any and all instruments, certificates and other documents that may be deemed necessary to effect the winding-up and termination of the Fund;

c. (1) To execute, deliver, and file any certificate, document, agreement or other instrument necessary to obtain benefits to which you are otherwise entitled under an applicable tax treaty or the tax laws of any jurisdiction, (2) in connection with the preceding clause (1), to furnish to the relevant tax authorities the information set forth in this Subscription Agreement relating to your tax residence, address, taxpayer identification number and any other information required by such tax authorities, and (3) in connection with the preceding clause (1), to receive information from the relevant tax authorities regarding any delinquencies with respect to any of your tax liabilities; and

d. To adjust the number of Fund Interests held by you, by increasing or decreasing your Fund Interests as appropriate and by executing any necessary documents in connection therewith, if an incorrect number of Fund Interests is issued to you.

The power of attorney hereby granted shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive bankruptcy, insolvency, dissolution or termination or any transfer or assignment of all or any portion of your interest in the Fund.

8. Indemnification. In the event that GS, the Manager, the Fund, or any of their respective partners, officers, directors, shareholders, agents, representatives, and affiliates, or any heirs, legal representatives, successors, and assigns of the foregoing (each an “Indemnified Party” and collectively the “Indemnified Parties”) become involved in any capacity in any action, proceeding or investigation (including relating to taxes) brought by or against any person (including you) arising out of or based upon any alleged false representation, breach of warranty, or breach or failure by you to comply with any covenant or agreement made by you herein (including, without limitation, your irrevocable agreement to fund your subscription amount in full by the settlement due date) or in any other document furnished by you to any Indemnified Party in connection with this transaction, you will reimburse on demand the Indemnified Parties for their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith regardless of the outcome. You will also indemnify the Indemnified Parties against any losses, claims, damages or liabilities to which any of them may become subject in connection with any such matter or in connection with your failure to provide true and correct information or to otherwise comply with the provisions of paragraph 3 above. Without limiting the generality of the foregoing, such liabilities shall include for Funds treated as partnerships for US federal income tax purposes amounts (if any) related to or arising out of the obligation to withhold tax in respect of a disposition or acquisition of a Fund Interest pursuant to Section 1446(f) of the IRS Code and any administrative guidance thereunder (and any similar provision of state or local law), including any tax required to be deducted and withheld from distributions to the transferee by each Fund pursuant to Section 1446(f)(4) of the IRS Code. If for any reason the foregoing indemnification is unavailable to any Indemnified Party, or is insufficient to hold it harmless, then you will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by you on the one hand and the Indemnified Party on the other but also the relative fault of you and the Indemnified Party upon the finding of a court of competent jurisdiction. Your reimbursement, indemnity and contribution obligations under this paragraph and paragraph 9 will be in addition to any liability that you may otherwise have, will extend upon the same terms and conditions to the partners, employees, officers and controlling persons of the Indemnified Parties, will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties and any such persons, and will survive any transfer, redemption or withdrawal of your Fund Interest and any dissolution or termination of the Fund.

9. Indemnity as to Taxes and Tax Withholding. You are required to, and your obligations under the foregoing paragraph 8 specifically include an obligation to, indemnify and hold harmless the Indemnified Parties from and against any tax, interest, additions to tax, penalties, and reasonable attorneys’ and accountants’ fees and disbursements, together with interest on the foregoing amounts at the rate prescribed by the Fund Agreement for such amounts (unless no rate is prescribed, in which case the rate will be equal to 5% over the London Inter-Bank Offered Rate on three-month Dollar deposits), computed from the date of payment by the Manager through the date of reimbursement to the Manager, arising from the Manager’s failure to withhold and pay over to the U.S. Internal Revenue Service (or any other governmental or regulatory authority in any jurisdiction) any amounts computed, as required by law, with respect to the income or gains allocated to you, amounts distributed to you, or amounts rebated by the Manager to you (each with respect to your Fund Interest during the period from your acquisition of your Fund Interest until your transfer or redemption of such Fund Interest in accordance with the Fund Agreement); provided that no Indemnified Party will be entitled to indemnification in respect of penalties, interest on penalties and professional fees and disbursements incurred as a result of the gross negligence, willful malfeasance, bad faith or criminal wrongdoing of such Indemnified Party. In addition, in connection with any investment in a Fund treated as a partnership for US federal income tax purposes, you agree to, as applicable, (i) reimburse the Fund for any taxes paid by the Fund in respect of any item of income, gain, loss or deduction that is properly allocable to you under the Fund Agreement, (ii) reflect in your United States federal income tax return(s) for the applicable year your allocable share of the Fund’s partnership-related items as reported on an adjusted Schedule K-1 furnished by the Fund pursuant to the Fund election under Section 6226 of the IRS Code, in each case regardless of whether you continue to be an investor in the Fund at the time such taxes are paid or an adjusted Schedule K-1 is provided or (iii) take such actions (including (a) withholding and paying over to the U.S. Internal Revenue Service any required withholding taxes, (b) providing to any transferee and each Fund, and/or filing with the U.S. Internal Revenue Service, any forms and certifications, and (c) if you are the transferee of an Interest, providing to the Fund, certifying to the Fund and/or filing with the IRS U.S. Internal Revenue Service, as applicable, any forms and certifications) to the extent available and necessary to eliminate such Fund’s liability under Section 1446(f) of the IRS Code and administrative guidance thereunder (and any similar provision of state or local law). Your obligation hereunder will survive any transfer, redemption or withdrawal of your Fund Interest and any dissolution or termination of the Fund. In addition to any other remedies the persons and entities indemnified hereunder may have, any amount payable by you hereby may be offset against amounts payable by the Fund to you.

10. Anti-Money Laundering; Disclosure of Information. In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, you represent, warrant and agree that to the best of your knowledge based upon reasonable diligence and investigation:

a. You are not and under the term of this relationship you will not become (nor is any person or entity controlled by, controlling or under common control with you, or any of your beneficial owners nor will any such person or entity become) any of the following:

IV. Subscription Agreement Terms and Conditions

(i) A senior foreign political figure, which means a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether or not elected), a senior official of a foreign political party, or a senior executive of a foreign government-owned commercial enterprise, or immediate family member (i.e., a spouse, parent, sibling, child, or a spouse’s parent or sibling) or close associate (i.e., a person who is publicly known to maintain, or who actually maintains, a close personal or professional relationship with such individual) of any such senior foreign political figure, unless you have fully disclosed such status to GS and GS has consented to your investment in GS investment funds. For purposes of this paragraph 10, “foreign” shall mean non-US.

(ii) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), which is posted on the website of the US Department of Treasury (http://www.treas.gov).

(iii) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the US Office of Foreign Assets Control (OFAC), which is posted on the website of the US Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(iv) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been publicly identified within the previous 12 months as: (a) non-cooperative with anti-money laundering principles or procedures, (b) having substantial risks of money laundering and terrorist financing, or (c) having strategic anti-money laundering (“AML”) and/or countering the financing of terrorism (“CFT”) deficiencies; by an intergovernmental group of which the United States is a member, and with which designation the US representative concurs, such as the Financial Action Task Force (“FATF”). A jurisdiction could be publicly identified in (1) the FATF’s public statement on jurisdictions with strategic AML/CFT deficiencies (Public Statement) or (2) the FATF public document titled “Improving Global AML/CFT Compliance: On-going Process.” The FATF’s Public Statement and Improving Global AML/CFT Compliance: On-going Process is available at: http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions/.

(v) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the US Treasury under Sections 311 or 312 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the regulations promulgated thereunder (the “USA PATRIOT Act”) as warranting special measures due to money laundering concerns. For updates, see the website of the US Department of Treasury (http://www.treas.gov).

(vi) A foreign shell bank, which is a foreign bank that does not have a physical presence in any country. The term “foreign shell bank” does not include any bank that (A) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, and (B) is subject to supervision by a banking authority in the country regulating the affiliated depository institution, credit union, or foreign bank described in (A) above.

b. No consideration that you have contributed or will contribute to the Fund:

(i) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(ii) Has been or shall be derived from, or related to, any activity that is deemed criminal under US or other applicable law.

(iii) Shall cause the Fund or the Manager to be in violation of the US Bank Secrecy Act, the US Money Laundering Control Act of 1986 or the US International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

c. You understand and agree that if at any time it is discovered that any of the representations in this paragraph 10 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Fund may, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreement, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming your Fund Interests.

d. You further understand that the Fund, the Manager or their affiliates may release confidential information about you and, if applicable, any underlying beneficial ownership, to proper authorities, regulators or self-regulatory organizations if requested thereby, and that the Manager may, in its sole discretion, elect to provide such information to such authorities, regulators or self-regulatory organization if it determines that it is in the best interests of the Fund or the

Manager and/or its affiliates to provide such information, including in light of applicable law concerning money laundering and similar activities.

e. You agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. You shall promptly notify the Manager if any of the representations in this paragraph 10 cease to be true and accurate. In accordance with government regulations, financial institutions are required to obtain, verify, and record information that identifies each person or entity that opens an account.

11. Confidentiality; Disclosure of Certain Information. You agree that, without the prior written consent of the Manager (which consent may be withheld at the sole discretion of the Manager), (a) you shall keep confidential and shall not copy, reproduce, sell, assign, license, market, distribute, make available, or otherwise disclose, directly or indirectly, any information relating to the Fund to any person who is not involved with your investment in the Fund and either (i) one of your employees, officers or directors, or an employee, officer or director of a person who controls, is controlled by or is under common control with you, (ii) an attorney, investment adviser or accountant or other professional advisor engaged by you, or (iii) a person agreed to in writing by you and the Manager, and (b) you shall not use any information relating to the Fund for any purpose (other than the evaluation of the Fund Interest and the Fund, the preparation of your tax returns and the evaluation of the performance of your investment in the Fund), including to effect or replicate any transactions described in any report or information relating to the Fund received by you. You also agree that you will not obtain, or attempt to obtain (lawfully or unlawfully) the identity of any other Member or any information regarding any other Member, whether or not such information is available generally to persons who are Members, or to contact any other Members regarding the Fund.

You further agree that (a) you shall ensure that any such recipient is made aware of the terms of this paragraph 11, (b) you shall be responsible for any disclosure of any such information by any such person in contravention of the terms of this paragraph 11, unless you obtain the prior written consent of the Fund or the Manager or such disclosure is permitted as described below and (c) you are at all times subject to your obligation to act in accordance with applicable laws and regulations relating to the receipt or use of such information including, without limitation, those governing insider dealing or trading, market abuse and market manipulation.

IV. Subscription Agreement Terms and Conditions

The terms of this paragraph 11 shall apply indefinitely to information related to the Fund unless disclosure is required by applicable law, rule or regulation (including pursuant to a subpoena or other legal process) or ordered by a court of competent jurisdiction, or such information has become publicly available other than as a result of any breach of this Subscription Agreement by you or any person to whom you have disclosed such information.

You further agree that the Manager may, in its reasonable discretion, keep confidential and not disclose to you or any other person any information relating to the Fund if the Manager determines in its reasonable discretion that the disclosure of such information is not in the best interest of the Fund or could damage the Fund or its business, or if the Fund is required by law or by agreement with a third party to keep such information confidential; provided that the Manager shall notify you in advance of any withholding of information.

For purposes of this paragraph 11 and paragraph 13 below, “information relating to the Fund” shall be construed broadly and shall include, without limitation, any information furnished to, or otherwise obtained from the Manager by, you in respect of the Fund Interests for which you are subscribing pursuant to this Subscription Agreement, including, without limitation, information regarding any other Member (including their identity), information regarding existing, past, or prospective direct or indirect investments made by or other investment positions and trading activities and strategies of and/or transactions effected directly or indirectly for the Fund, the Fund’s financial reports and Performance Reports and correspondence with its Members, and the terms of this Subscription Agreement, the Fund Agreement or any other agreement entered into between you or your affiliates and the Fund, the Manager, the distributor or placement agent or their respective affiliates.

You acknowledge and agree that: (i) the Fund and the Manager would suffer irreparable injury if you were to violate any provision of this paragraph 11 and monetary damages would not be a sufficient remedy for any such violation and (ii) that in the event that you breach or threaten to breach any provision of this paragraph 11, in addition to any other remedies available to the Fund in respect of any such breach, the Fund and/or the Manager shall be entitled to obtain an immediate permanent injunction against such breach and other equitable relief to enforce any and all of the provisions of this paragraph 11 and that you will not oppose the granting of such relief. The remedies afforded to the Fund and the Manager by this paragraph 11 shall be in addition to any and all other remedies available to the Fund and the Manager resulting from your violation, breach or threatened breach of this Subscription Agreement.

Notwithstanding anything to the contrary in this Subscription Agreement, the Fund Agreement or the Memorandum, except as reasonably necessary to comply with applicable securities laws, you (and your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of the Fund Interest (including the tax treatment and tax structure of any Fund transactions) and all materials of any kind (including opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the US federal or state income tax treatment of (a) the offering and ownership of the Fund Interest and (b) any transactions by the Fund, and does not include information relating to the identity of the Fund or its affiliates. Nothing in this paragraph shall be deemed to require the Manager to disclose to you any information that the Manager is permitted or is required to keep confidential in accordance with this Subscription Agreement, the Fund Agreement, the Memorandum or otherwise.

12. Valuation of Certain Funds.

a. If the Fund Agreement or the Memorandum (as applicable) provides a mechanism for adjusting a Member’s Fund Interests as a result of an incorrect determination of net asset value, then you hereby consent to, and agree to be bound by, such provisions as provided in the Fund Agreement or the Memorandum (as applicable); provided, however, that you agree that subparagraph (b) below shall apply in respect of your ownership of the Fund Interest if the following conditions are satisfied:

(i) Neither the Fund Agreement nor the Memorandum provides a mechanism for adjusting a Member’s Fund Interests as a result of an incorrect determination of net asset value; and

(ii) The Fund is managed by Goldman Sachs Hedge Fund Strategies LLC or the Fund is any of the following: Goldman Sachs Global Opportunities Fund, LLC, Goldman Sachs Global Opportunities Fund Offshore, Ltd., or any Goldman Sachs Global Manager Strategies (GMS) Fund (as described in Part F).

b. If required by subparagraph (a) above, then you agree that: (A) if at any time the Manager determines, in its sole discretion, that an incorrect number of Fund Interests was issued to a Member because the net asset value in effect on the date of issuance was materially incorrect, then the Fund may adjust such Member’s Fund Interests by increasing or decreasing them, as appropriate, to such number of Fund Interests as would have been issued at the correct net asset value; and (B) if at any time after a redemption of Fund Interests (including in connection with any redemption of all of a Member’s Fund Interests), the Manager determines, in its sole discretion, that the amount paid to such Member or former Member pursuant to such redemption was materially incorrect (including because the net asset value at which the Member or former Member purchased such Fund Interests was materially incorrect), the Fund may pay such Member or former Member any additional amount that the Fund determines such Member or former Member would have been entitled to receive had the redemption been effected at the correct net asset value, or, in its sole discretion, seek payment from such Member or former Member of (and such Member or former Member hereby agrees to pay) the amount of any excess payment that the Manager determines such Member or former Member received, in each case without interest.

c. If the Fund Agreement or the Memorandum (as applicable) provides a mechanism for adjusting a Member’s Fund Interests in the event that the Manager seeks to reallocate the burden of a liability among Members and/or former Members, as determined by the Manager in its sole discretion, then you hereby consent to, and agree to be bound by, such provisions as provided in the Fund Agreement or the Memorandum (as applicable).

13. Reports; Information.

a. You acknowledge and agree that:

(i) The Fund and/or the Manager may provide you and other Members with information relating to the Fund in addition to information that is required to be delivered by the Fund Agreement, the Memorandum or applicable law, including, without limitation, Performance Reports (“Additional Information”);

(ii) Additional Information is provided by the Fund and/or the Manager in its sole discretion, and the Fund and/or the Manager may cease to provide such information relating to the Fund at any time without prior notice;

IV. Subscription Agreement Terms and Conditions

(iii) Although the Fund and/or the Manager shall act in good faith in preparing Additional Information (which preparation will be limited as described herein), any Additional Information that is provided to you (a) may be based on estimated data (including, if applicable, estimated data provided by any underlying funds in which the Fund invests) that will not reflect reconciliation with records of the Fund’s (or any underlying fund’s) custodian and/or administrator, as applicable, and (b) may not reflect the accrual of certain expenses and liabilities of the Fund (or any underlying fund in which the Fund invests, if applicable), including, without limitation, fees and performance-based compensation payable by the Fund. Accordingly, any valuations or returns provided in any Additional Information may be preliminary, estimated and unaudited, and will be subject to high levels of uncertainty. Actual returns may vary significantly from such estimated returns and should not be construed as providing any assurance or guarantee as to actual returns;

(iv) Neither the Fund nor the Manager makes any representation as to the accuracy, completeness, fitness for a particular purpose or timeliness of any Additional Information that is provided to you, and you accept liability for any loss you suffer as a result of reliance upon any such Additional Information; and

(v) Fund Interests will only be issued, and redemptions or withdrawals will only be made, if applicable to such Fund, on the basis of the Fund’s official net asset value and subject to the terms and conditions set forth in the Memorandum and/or Fund Agreement and not on the basis of information set forth in any Performance Report or other Additional Information.

b. To the extent that any report or information relating to the Fund received by you contains details of any investment positions, trading strategies or techniques of the Fund or the investment processes of the Manager, you shall not, and shall cause each person to whom you have disclosed information relating to the Fund pursuant to paragraph 11 not to, use such information as a basis for effecting or replicating any transactions, or for any purpose other than for your analysis of the performance of the Manager and/or the Fund, of the Fund’s compatibility with other investments you may hold, or for any other similar purpose for which you have specifically requested, and obtained, the written agreement of the Manager. Without limiting the foregoing, you represent and warrant that you have proper protocols in place, or will adopt such protocols, to ensure that information relating to the Fund will be protected against dissemination to other entities, or other groups, divisions and/or persons within your organization, including, but not limited to, persons that are involved in portfolio management decisions or any other entity, group, division and/or person within your organization that may use information relating to the Fund in a manner other than for purposes of managing the investment in the Fund. You agree that no person who has access to information relating to the Fund can use such information for trading purposes. For the avoidance of doubt, for Subscribers that are fund-of-funds, portfolio management divisions do not include the fund-of-funds division managing the investment in the Fund.

c. To the extent that the Fund’s Memorandum or Fund Agreement specify that the Fund and/or the Manager are not required to provide certain reports or statements for the Fund’s initial truncated fiscal quarter or fiscal year of operations or that the Fund and/or the Manager may include such initial truncated period in the reports or statements provided to Members in respect of the Fund’s first full fiscal quarter or fiscal year of operations, you hereby acknowledge, understand and consent to such provisions.

14. Disregarded Entities. If you are treated for US federal income tax purposes as a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701-2(c), you hereby represent and warrant that the person treated for US federal income tax purposes as the ultimate beneficial owner of your Fund Interest has signed this Subscription Agreement in the place provided in the attached Signature Page, and by signing this Subscription Agreement, such person hereby agrees that the covenants and agreements of the Subscriber contained in this Subscription Agreement shall be binding upon such person to the same extent as if made directly by such person to GS, the Fund and the Manager. If you have not provided an executed copy of such Signature Page you hereby represent that you are not a disregarded entity, as described above.

15. Disqualified Person Disqualification.

Except as disclosed in your response to question 9 and any additional information requested by GS, no Disqualifying Event exists with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. You agree to provide any Fund to which you are subscribing pursuant to this Subscription Agreement any information that the Fund may reasonably request in order to determine whether you or any person that directly or indirectly has voting or dispositive power over your interest in the Fund is a Disqualified Person, including, without limitation, filings with, and records of, courts and regulators. You agree to provide the Fund any information that the Fund may reasonably request in connection with the Fund’s compliance with section (e) of Rule 506 of the Securities Act. You further agree that the Fund may disclose to investors and prospective investors in the Fund (i) information provided by you in your response to question 9 and any other information that you provide in connection therewith and (ii) any other information that the Fund determines is necessary to disclose in connection with its obligations under section (e) of Rule 506 of the Securities Act, including without limitation, the identities of you and any person that directly or indirectly has voting or dispositive power over your interest in the Fund. You agree to promptly notify the Fund if a Disqualifying Event occurs with respect to you or any person that directly or indirectly has voting or dispositive power over your interest in the Fund. You further agree that if any Disqualifying Event occurs or has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund on or after September 23, 2013, if you or any person that directly or indirectly will have voting power over your interest in the Fund would otherwise have the right to vote more than 20% of the Fund’s outstanding voting equity securities (calculated on the basis of voting power), notwithstanding anything to the contrary in the Fund Agreement, the voting rights with respect to the Fund held by you or any person that directly or indirectly will have voting power over your interest in the Fund will be limited to 19.9% of the Fund’s outstanding voting equity securities (calculated on the basis of voting power) unless and until the Fund determines otherwise in its sole discretion. Furthermore, upon the occurrence of a Disqualifying Event with respect to you or any person that directly or indirectly has voting or dispositive power over your interest in the Fund, the Manager and the Fund may, in their sole discretion, take any action they determine necessary or advisable in connection with compliance with applicable regulations, including, without limitation, redeeming all or a portion of your Fund Interest in accordance with the Fund Agreement, or, if applicable, treating you as a defaulting Member of such Fund and imposing any or all of the penalties applicable to a defaulting Member, in each case, in accordance with, and to the extent set forth in the Fund Agreement.

16. General.

a. This Subscription Agreement, and the representations, warranties, agreements and other provisions contained herein, (1) shall be binding upon your heirs, executors, administrators and other successors; (2)

IV. Subscription Agreement Terms and Conditions

shall survive your admission as a Member of the Fund; and (3) may be executed through the use of separate signature pages or in any number of counterparts (whether by original signature or photocopy or facsimile copy thereof), and all counterparts shall for all purposes constitute one agreement binding on all parties.

b. None of these Subscription Agreement Terms and Conditions or the Fund Agreement terms and conditions (if applicable based on the Fund to which you have subscribed) may be supplemented, modified or amended by you except by written instrument signed by you and a duly authorized representative of GS. You agree that such a written instrument may be in the form of a written communication between you and a duly authorized representative of GS, such as an electronic communication, which shall become effective only upon acceptance by GS. You further agree that you will not contest the legally binding nature, validity or enforceability of any written instrument, communication or agreement in connection with your investment in the Fund based on the fact that the terms were accepted electronically. Any such written instrument, communication or agreement entered into electronically will be deemed to be “in writing” and to have been “signed” by you with the same effect as a manual signature (and any electronic record of such agreements entered into online will be deemed to be “in writing”).

c. The provisions of this Subscription Agreement are severable. The invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. If any provision of this Subscription Agreement is adjudged by any Adjudicating Body (as defined below) to not be enforceable in accordance with its terms, then such Adjudicating Body will have the power to modify the provision in a manner consistent with its objectives and/or to delete specific words or phrases, so that in its amended form, such provision will then be enforceable and will be enforced. An “Adjudicating Body” must have competent jurisdiction and means any court, legislature, agency, department, office, magistrate, justice, or other similarly recognized organization or body of any federal, state or local government, whether US or non-US, or any arbitrator.

d. Subject to the terms of the Fund Agreement and the Memorandum, you consent to receiving or to having received, to the extent permitted by applicable law, electronic delivery of all Fund Communications (as defined below). Your consent to electronic delivery is effective immediately and extends to all Fund Communications (including any Fund Communication received prior to the date of your execution of this Subscription Agreement); however, certain Fund Communications may not be available for electronic delivery at this time. The Manager or GS will notify you in advance when new types of Fund Communications become available for electronic delivery. You may revoke or suspend your consent to electronic delivery or request paper copies of Fund Communications that you are entitled to receive at any time by contacting GS. Your consent will remain in effect unless and until either you, the Fund, the Manager or GS revoke it.

For purposes of this paragraph 16, “Fund Communications” includes each Memorandum, Performance Report or other Additional Information, Fund Document Update Notice (as defined below) and other information, notices, reports and documents delivered or provided to you by the Fund, the Manager, GS or other parties in connection with any current or future investment in the Fund.

You hereby agree that any physical or electronic communications by the Fund, the Manager, GS or otherwise to you in connection with your investment in the Fund may be delivered to the mailing or electronic address of record provided in Section I of this Subscription Agreement. You agree to notify GS immediately of any change in your physical or electronic address. Until GS has received and had a reasonable time to act on any notice of a change, GS may continue to send Fund Communications to your previous physical or electronic address and any such Fund Communications will be deemed to have been delivered to you, whether or not you have actually received them.

If an e-mail notification sent to you at your electronic address of record is returned as undeliverable or GS otherwise receives evidence of an invalid e-mail address through a return e-mail, GS will attempt to contact you to obtain a valid e-mail address. In the interim, Fund Communications (or notices of such communications) may be delivered to your physical address of record in accordance with GS’s procedures. If GS is unable to obtain a valid e-mail address, Fund Communications will be delivered to your physical address until you verify your e-mail address.

You agree that all Fund Communications delivered to you in any of the ways described in this paragraph 16 will constitute good and effective delivery of the information to you when sent or posted by the Fund, the Manager or GS, regardless of whether you actually or timely receive or access the Fund Communications.

e. You acknowledge that the disclosures and information, and subject to the terms of the Fund Agreement (including Section 11.1 (Amendments) thereof) and this Subscription Agreement, the terms and conditions, contained in the Memorandum, the Fund Agreement and this Subscription Agreement may be amended or otherwise updated or supplemented (collectively, “Fund Document Updates”) from time to time as determined by the Manager in its sole discretion. You hereby agree that you are subject to such disclosures, information, terms and conditions, and acknowledge that all amendments, updates, and supplements are available to you upon request to the Manager. You hereby further agree that, if you are making an additional subscription to a Fund in which you already hold Fund Interests, the terms and conditions contained herein shall apply equally to all of your Fund Interests, regardless of the date of acquisition of such Fund Interests.

Subject to the terms of the Fund Agreement and the Memorandum, if the Fund determines or is required to notify you of, or to obtain your consent for, any Fund Document Update, you consent to receiving any such Fund Document Update, as determined by the Fund, (i) by physical or electronic transmission of such Fund Document Update to you, (ii) by notice to you that such Fund Document Update is available as an electronic posting, or (iii) by notice to you that such Fund Document Update is available upon your request in hard copy or electronic copy (each, a “Fund Document Update Notice”), and you hereby agree that any such Fund Document Update Notice will constitute effective delivery of the notice of such Fund Document Update to you for all purposes under the Fund Agreement, regardless of whether you actually receive, access or request the Fund Document Update.

f. In addition to the consents contained in subparagraphs (e) and (f) above, you may be required to consent electronically in order for the Fund, the Manager, GS or other parties to be permitted, should they choose to do so in their sole discretion, to provide you with certain Fund Communications electronically, including, if applicable, as set forth in any other documentation that you have provided to GS in addition to this Subscription Agreement.

g. You acknowledge that each of Goldman Sachs & Co. LLC, Goldman Sachs Asset Management L.P., Goldman Sachs Hedge Fund Strategies LLC, Goldman Sachs Asset Management Fund Services Limited, and their respective present and future affiliates will be a third-party beneficiary with respect to this Subscription Agreement and the Fund Agreement and it shall be entitled to enforce any rights or

IV. Subscription Agreement Terms and Conditions

remedies which are intended to benefit it hereunder to the same extent as if it was a party to this Subscription Agreement and/or the Fund Agreement.

17. Exclusive Jurisdiction, Applicable Law, and Waiver of Right to Jury Trial.

This Subscription Agreement is governed by and shall be construed in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles, and shall be deemed to be performed entirely within the State of Delaware.

The terms of Section 12.7.4 (Arbitration; Waiver of Jury Trial) of the Fund Agreement shall apply mutatis mutandis to this Subscription Agreement.

18. Payment Obligations.

a. You agree that if you should fail to fulfill any payment obligation due to the Fund or any other person hereunder, including, without limitation, any subscription or indemnification payment or any payment due to the Fund with respect to an adjustment in the value of your Fund Interests, the Manager may take any other action authorized by the Fund Agreement with respect to the unfulfilled payment obligation.

b. All payments contemplated under this Subscription Agreement, the Fund Agreement and your ownership of Fund Interests (including all indemnification obligations) must be satisfied by payment in the currency denomination of the Fund Interests as set forth in the Memorandum, unless otherwise expressly consented to in writing by the Fund. Your obligation to pay such currency to the Fund shall not be satisfied by payment in any other currency, whether pursuant to a judgment or otherwise, to the extent that the amount actually received by the Fund upon conversion of amounts received in any other currency to the currency set forth in the Memorandum falls short of the amount in the Fund’s currency originally due to the Fund (a “Shortfall Amount”). You agree, as a separate obligation and notwithstanding any such judgment, to pay to the Fund on demand any Shortfall Amount.

c. You agree that unless you provide the Fund or the administrator of the Fund (as applicable) with an original written notice to the contrary, redemption proceeds from and other payments in respect of your Fund Interest will be sent to the bank account you provide in the Wire Instructions (Appendix D).

d. You acknowledge and agree that payments contemplated under this Subscription Agreement or the Fund Agreement may be effected through custody accounts that are held in the name of the Fund or its relevant service provider and operated by third parties, and in connection therewith, you will be subject to the credit, legal and operations risks of such third parties.

PART B: FOR NON-US PERSONS ONLY

1. You hereby represent that: (A) You are not a US Person or resident of any other jurisdiction who is prohibited from subscribing for Fund Interests, under the terms of the Memorandum and herein. (B) You will not transfer any Fund Interests or interest therein to a US Person and will not transfer any Fund Interests or interest therein within the United States and will not transfer any Fund Interests or interest therein in contravention of any restriction on the sale, transfer or delivery of Fund Interests set out in the Memorandum, the Fund Agreement and applicable laws, including the laws of your country. (C) You will notify the Fund immediately if you should at any time become a US Person or the resident of any other jurisdiction who is prohibited from subscribing for or holding any interest in the Fund Interests under the terms of the Memorandum and the Fund Agreement.

2. You are fully informed as to (1) the legal requirements within your country for the purchase of the Fund Interests and are permitted to purchase the Fund Interests under the laws and regulations of your home country in the manner in which the Fund Interests have been offered and sold to you, (2) any foreign exchange restrictions applicable to you, (3) any relevant tax considerations relating to you arising out of your purchase and ownership of Fund Interests, and (4) the restrictions on transfer of the Fund Interests as set forth in the Memorandum and the Fund Agreement. You understand that transferability of the Fund Interests may be further limited by applicable laws, including the laws of your home country.

3. You have not been solicited to purchase Fund Interests while present in the United States and will not acquire the Fund Interests while present in the United States. If you received or accepted the offer of the Fund Interests while present in the United States, you are an Accredited Investor.

4. You are a Qualified Eligible Person because you are a “Non-US Person” for purposes of Rule 4.7 of the Commodity Exchange Act. You hereby certify that you are a “Non-US Person” because you are either: (1) a partnership, corporation or other entity, other than an entity organized principally for passive investment, organized under the laws of a foreign jurisdiction and which has its principal place of business in a foreign jurisdiction; (2) an estate or trust, the income of which is not subject to United States income tax regardless of source; or (3) an entity organized principally for passive investment such as a pool, investment company or other similar entity; provided, that units of participation in the entity held by persons who do not qualify as Non-US Persons or otherwise as Qualified Eligible Persons (under Rule 4.7 of the CEA) represent in the aggregate less than 10% of the beneficial interest in the entity, and that such entity was not formed principally for the purpose of facilitating investment by persons who do not qualify as Non-US Persons in a pool with respect to which the operator is exempt from certain requirements of Part 4 of the regulations of the CFTC by virtue of its participants being Non-US persons; or (4) a pension plan for the employees, officers or principals of an entity organized and with its principal place of business outside the United States.

PART C: FOR REPRESENTATIVE SUBSCRIBERS ONLY (INCLUDING NOMINEES, CUSTODIANS AND OTHER LEGAL REPRESENTATIVES)

By signing the Signature Page of this Subscription Agreement, each Representative Subscriber agrees to be bound by the terms of this Part C.

1. The Representative Subscriber represents, warrants and agrees that: (1) the subscription and an investment in the Fund by the Underlying Investor does not violate any of the investment objectives or principles of the Underlying Investor and the Underlying Investor has the capacity to make the proposed investment pursuant to the terms of the Underlying Investor’s organizational documents; (2) the Representative Subscriber has been fully empowered by the Underlying Investor in order to invest in the Fund on its behalf, and the Representative Subscriber has the authority to bind the Underlying Investor to the terms of this Subscription Agreement in relation to the investment; (3) the Representative Subscriber has completed this Subscription Agreement in good faith and the Representative Subscriber has no reasons to believe that any of the information that it provided in completing this Subscription Agreement or otherwise in connection with the subscription is false or inaccurate; (4) the Underlying Investor is not a resident of any jurisdiction that would prohibit the direct or indirect subscription for Fund Interests and the Representative Subscriber will promptly notify the Fund if it becomes aware that the Underlying Investor becomes a resident of any such jurisdiction, and the Representative Subscriber will not transfer the Fund Interest to a resident of any

IV. Subscription Agreement Terms and Conditions

such jurisdiction; (5) the Representative Subscriber and the Underlying Investor are fully informed as to any foreign exchange restrictions applicable to the Underlying Investor and any relevant tax considerations relating to the Underlying Investor arising out of the purchase and ownership of Fund Interests; (6) the Representative Subscriber has performed all investigations necessary or appropriate to ensure compliance with all applicable money laundering, anti-terrorist and related laws and regulations; (7) the Representative Subscriber is acting on behalf of itself and the Underlying Investor and not the Fund; (8) the Representative Subscriber will promptly notify the Fund if the Representative Subscriber becomes aware of any change with respect to the representations, warranties or agreements contained in this Subscription Agreement, and will not take, or fail to take, any action that could be expected to facilitate or hinder, as applicable, any violation of any of the representations, warranties or agreements contained in this Subscription Agreement; (9) the Underlying Investor has received from the Representative Subscriber a copy of the Memorandum and Fund Agreement and has read and fully understands such documents; (10) the Representative Subscriber will not permit the Underlying Investor to transfer any Fund Interest, directly or indirectly, to any person or entity unless the Representative Subscriber has received prior approval for such transfer from the Fund; (11) the Representative Subscriber shall be held responsible for all of the representations, warranties, covenants and agreements of the Underlying Investor contained in, and shall be bound by all of the terms and conditions of, this Subscription Agreement and in the Fund Agreement that are applicable to the Underlying Investor; (12) in the event of any breach of this Subscription Agreement or the Fund Agreement by the Representative Subscriber or the Underlying Investor, any claims that may be asserted hereunder or thereunder may be asserted, jointly and severally, against the Representative Subscriber and the Underlying Investor; and (13) the Manager, the Fund, GS and its affiliates and their agents shall have no responsibility to review any representation or purchase or repurchase request presented by the Representative Subscriber to determine whether such representation or request is genuine, or authorized by, or appropriate for, the Underlying Investor. The Representative Subscriber hereby confirms that it will be responsible for all necessary sub-accounting for the Underlying Investor of the Fund Interests and the Representative Subscriber agrees to provide the Fund, upon the Fund’s request, any information with respect to the Underlying Investor at the Fund’s request, to the extent permitted by applicable law.

2. The Representative Subscriber has satisfied any additional or different suitability standards imposed by its jurisdiction of residence or imposed by any other applicable laws, and the Representative Subscriber has complied and will comply with all laws relating to its and the Underlying Investor’s acquisition of Fund Interests, including any currency or exchange control laws.

3. If the Representative Subscriber does not provide the identity of the Underlying Investor and all of the information regarding the Underlying Investor required pursuant to this Subscription Agreement, the Representative Subscriber itself shall be held liable for all of the representations, warranties and agreements herein, and this subscription shall be treated as if it were made directly by the Representative Subscriber for its own benefit. In the event that the Fund being subscribed for is treated for US federal income tax purposes as a partnership, the Representative Subscriber shall cause the Underlying Investor to be bound by the provisions of clauses (ii) and (iii) of Part A, paragraph 5, subparagraph (i) herein.

4. If the Underlying Investor is not a US Person, the Representative Subscriber represents, warrants and agrees that: (1) the Underlying Investor is not a US Person, the Representative Subscriber will notify the Fund if it becomes aware that the Underlying Investor becomes a US Person, and the Representative Subscriber will not transfer the Fund Interests to a US Person; and (2) the Representative Subscriber has not distributed any offering materials to the Underlying Investor in or from the United States.

5. If the assets used to make the investment in the Fund are subject to fiduciary responsibility obligations under the laws of any jurisdiction other than the United States or its political subdivisions to which the Representative Subscriber are subject, then, as of the time of the Representative Subscriber’s subscription to purchase the Fund Interest, the purchase of the Fund Interest does not, and assuming compliance by the Fund with the operational documents and related disclosure of the Fund, to the best of the Representative Subscriber’s knowledge, will not in the future, violate or otherwise constitute a prohibited or restricted transaction under the laws of such non-US jurisdiction.

6. The Representative Subscriber hereby (i) makes all of the representations and warranties contained in Part A, paragraph 10, subparagraphs (a) and (b), and paragraph 11 of this Subscription Agreement with respect to itself, and (ii) agrees to comply with and to be bound by the covenants, agreements and other terms contained in Part A, paragraph 10, subparagraphs (c), (d) and (e), and paragraphs 11 and 13 of this Subscription Agreement and to promptly notify the Manager if any of the representations or warranties in clause (i) of this paragraph 6 cease to be true and accurate.

7. The Representative Subscriber hereby acknowledges and agrees that, notwithstanding the name of the Subscriber indicated in Section I of this Subscription Agreement, if the applicable Fund determines, in its sole discretion, that the Fund Interest is required to be registered on the books and records of the Fund in a different manner in order to satisfy the requirements of applicable law or otherwise, the Fund Interest will be registered in the manner determined by the Fund, including in the name of the Representative Subscriber without any reference to the Underlying Investor.

PART D: FOR SUBSCRIBERS TO FUNDS AUTHORIZED BY THE CENTRAL BANK OF IRELAND (THE “CENTRAL BANK”) ONLY

1. You acknowledge that distributions from the Fund, including, without limitation, the proceeds of redemptions, may be paid in cash or in kind; provided that in the case of a Fund that is authorized by the Central Bank, such a distribution in kind shall not materially prejudice the remaining holders of the Fund Interests (and in certain cases your specific consent may be requested to the distribution) and on request by you, the Fund or its delegate shall sell the assets being distributed in kind and distribute the proceeds to you.

2. If you are subscribing to a Fund that is authorized as a qualifying investor fund by the Central Bank, by executing this Subscription Agreement you are certifying that you are aware of the risk involved in investing in the Fund and that an inherent risk in this investment is the potential to lose all of the sum invested and that you hereby have completed and executed the applicable eligibility questions in Appendix C.

3. You agree that your Fund Interest will not be redeemable unless this signed Subscription Agreement, including an executed copy of Appendix C, has been received by the administrator of the Fund, and all anti-money laundering checks required under Irish law have been completed in respect of the relevant subscription. You understand and agree that without this signed Subscription Agreement, including an executed copy of Appendix C, the Fund is required to treat you as an Irish resident, including for tax withholding purposes.

IV. Subscription Agreement Terms and Conditions

4. You understand and agree that your telephone conversations or electronic communications regarding the Fund or Fund Interests may be recorded. You acknowledge that GS, the Fund or their delegates shall: (a) collect your personal data (including any data provided in this Subscription Agreement or in conversations recorded with you or any other information that is provided in connection with your investment in the Fund), (b) use such data for the purpose of providing shareholder processing services and general administrative services with respect to the Fund (including any statutory reporting obligations), and (c) share such data with their affiliates and with third parties for such purposes. You understand that such affiliates and third parties may be established outside Ireland and that your personal data may therefore be transferred to countries outside the European Economic Area (“EEA”) that either do not have data protection laws or have data protection laws that do not provide the same level of protection as the EU Data Protection Law. If information contained in this Subscription Agreement or any other information that is furnished in connection with an investment in the Fund relates to another person, you represent and warrant that you are authorized to consent on that person’s behalf to the use of such information as discussed in this paragraph (including the transfer of any such information outside the EEA). You understand that the Manager, GS and their affiliates will rely on any such information that you provide thereunder. You have the right at any time to request a copy of your “personal data” within the meaning of the General Data Protection Regulation (EU) 2016/679 (GDPR) as amended from time to time that the Fund or its delegates acting on its behalf holds about you and to have inaccuracies in that information corrected. Your personal data will be collected and processed in accordance with the applicable privacy notice (as amended from time to time). If you are, or are associated with, a Subscriber or prospective Subscriber, of a Goldman Sachs Asset Management fund managed by Goldman Sachs and (1) the Goldman Sachs entity or Goldman Sachs Asset Management fund which contracts or seeks to contract with you is established or operates in the European Union or (2) you are located in the European Union and are a person with whom Goldman Sachs or a Goldman Sachs Asset Management fund contracts with or seeks to contract with you, Goldman Sachs and the funds will use, process and share your personal data in accordance with the General Data Protection Regulation (EU) 2016/679 as amended from time to time and the related privacy notice which can be viewed at www.gs.com/privacy-notices.

PART E: FOR BENEFIT PLAN INVESTORS ONLY

1. In this Part E, a Benefit Plan Investor is referred to as a “Plan.” You agree to provide the following information to the Manager prior to and in connection with your investment in the Fund:

a. A list of persons, other than those persons whose sole affiliation is with the Plan Sponsor (as defined in Section 3(16)(b) of ERISA) (and those persons’ affiliates) who have the authority to appoint or terminate the Manager as a manager of any of the assets of the Plan involved in the investment in the Fund, or to negotiate the terms of any agreement pursuant to which the Manager agrees to manage any of the assets of the Plan involved in the investment in the Fund (including any renewals or modifications thereof).

b. A list of persons, other than those persons whose sole affiliation is with the Plan Sponsor (as defined in Section 3(16)(b) of ERISA) (and those persons’ affiliates) who have or exercise any discretionary authority or control with respect to the assets of the Plan involved in the investment in the Fund or render investment advice (within the meaning of Section 3(21)(A)(ii) of ERISA) with respect to those assets.

c. Any limitations on the Fund’s ability to purchase or hold investments of any kind, including any class of securities of any employer whose employees are participants under the Plan, or any affiliate of such employer (including, without limitation, any restrictions with respect to any class of a “qualifying employer security” within the meaning of Section 407(d)(5) of ERISA).

You undertake to promptly update this information to the Manager to reflect any changes. Unless the Manager determines otherwise, you will not be obligated to provide this information if the Memorandum indicates that the assets of the Fund are not, and are not expected to become, “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code.

2. You agree to provide such other information (including a list of any parties in interest and/or disqualified persons with respect to the Plan for purposes of Section 3(14) of ERISA and/or Section 4975(e)(2) of the IRS Code, or any similar parties under applicable law if the Plan is a governmental, church or foreign Plan) as the Manager may request from time to time in order to avoid possible violations of any provision of ERISA, the IRS Code or any other laws applicable to the Plan.

3. The person executing this Subscription Agreement on behalf of a Plan (the “Fiduciary”) represents and warrants to the Fund that:

a. The Plan is not a participant-directed defined contribution Plan.

b. The Plan is not a voluntary and contributory Plan.

c. The Plan’s commitment to purchase Fund Interests does not, in the aggregate, constitute more than 10% of the fair market value of the assets of the Plan.

d. The Plan’s purchase of the Fund Interests is in accordance with the governing documents, instruments, and investment policies applicable to the Plan.

e. The fiduciary or fiduciaries of the Plan responsible for the decision to make the investment in the Fund have considered a number of factors with respect to the Plan’s investment in the Fund and have determined that, in view of such considerations, the purchase of the Fund Interest is consistent with their responsibilities under ERISA and under any other laws applicable to the Plan. Such factors include, but are not limited to: (1) the role such investment or investment course of action plays in the Plan’s portfolio; (2) whether the investment or investment course of action is reasonably designed to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (3) the composition of the Plan’s portfolio with regard to diversification; (4) the liquidity and current rate of return of the Plan’s portfolio relative to the anticipated cash flow requirements of the Plan; (5) the projected return of the Plan’s portfolio relative to the funding objectives of the Plan; and (6) the risks associated with an investment in the Fund.

f. Neither the Manager nor any of its affiliates (including, without limitation, GS) has acted as a fiduciary under ERISA with respect to the purchase, holding or disposition of the Fund Interest. No advice provided by the Manager or any of its affiliates (including, without limitation, GS) has formed a basis for any investment decision by the Plan in connection with such purchase, holding or disposition.

g. The Fiduciary has delivered or caused to be delivered to the Fund, and from time to time hereafter will deliver or cause to be delivered to the Fund, in writing, all of the information which the Manager may request in order to avoid violations of any provision of ERISA or any other laws applicable to the Plan, and will notify the Manager promptly, in writing, of any change in the information so furnished. The Fiduciary understands

IV. Subscription Agreement Terms and Conditions

that the Manager, GS and their affiliates will rely on all information provided on behalf of the Plan in connection with the purchase and holding of the Fund Interest, including all information provided in this Subscription Agreement and all updates to and changes in such information as may be provided on behalf of the Plan hereafter.

h. If the assets of the Plan are, directly or indirectly, assets of a governmental, church, or foreign Plan, (1) there is no federal, state or local or foreign law, rule, regulation, or constitutional provision applicable to the Plan that could in any respect affect the operation of the Fund by the Manager or prohibit any action contemplated by the operational documents and related disclosure of the Fund, including, without limitation, investments which may be made pursuant to the Fund’s investment strategies, and (2) the Plan’s investment in the Fund will not conflict with or violate any federal, state or local or foreign law, rule, regulation, or constitutional provision applicable to the Plan.

i. The Fiduciary has the authority to make the investment in the Fund Interest.

j. Without limiting the generality of the foregoing, you represent that (1) the Fiduciary is independent of the Manager and its affiliates (including, without limitation, GS), (2) the Fiduciary is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Plan’s purchase of a Fund Interest as contemplated herein, (3) the Fiduciary understands that neither the Manager nor any of its affiliates (including, without limitation, GS), nor any director, officer, member, partner, employee, principal or agent of the Manager or any of its affiliates (including, without limitation, GS), has provided or is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s purchase, holding or disposition of a Fund Interest, and the Fiduciary acknowledges that the existence and nature of any financial interests paid to the above mentioned persons have been disclosed in the Memorandum and any supplemental disclosure provided pursuant to Section 408(b)(2) of ERISA and any other documents referenced therein, including any relevant Forms ADV; (4) the Fiduciary is a “fiduciary” under ERISA or the Code, or both, or any other law applicable to the Plan with respect to, and is responsible for exercising independent judgment in evaluating, the Plan’s purchase, holding and disposition of a Fund Interest; and (5) neither the Manager nor any of its affiliates

(including, without limitation, GS), nor any director, officer, member, partner, employee, principal or agent of the Manager or any of its affiliates (including, without limitation, GS) receives a fee or other compensation from the Plan or the Fiduciary for the provision of investment advice in connection with the Plan’s purchase, holding or disposition of a Fund Interest.

k. If the assets used to make the investment in the Fund are subject to the fiduciary provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the IRS Code (or in the case of any governmental, church or foreign Plan, any federal, state, local or foreign law that is substantially similar to Section 406 of ERISA or Section 4975 of the IRS Code), then, as of the time of the subscription to purchase the Fund Interest, the Plan’s purchase of the Fund Interest does not, and assuming compliance by the Fund with the operational documents and related disclosure of the Fund, to the Plan’s best knowledge, should not in the future, constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRS Code (or in the case of any governmental, church or foreign Plan, any federal, state, local or foreign law that is substantially similar). If the Memorandum indicates that the assets of the Fund are or may become “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code, the Fiduciary represents that it has received, reviewed and understands the information contained in the Service Provider Disclosure document and any other documents referenced therein.

l. If Section I of this Subscription Agreement does not indicate that the Plan is a Benefit Plan Investor subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code, or any laws or regulations that could deem the underlying assets of the Fund to constitute the assets of the Benefit Plan Investor and subject the Manager to laws or regulations that are similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code by reason of the direct or indirect investment by the Benefit Plan Investor in the Fund, (1) the Plan is not subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the IRS Code, or any such other laws or regulations, and (2) the Fiduciary will promptly notify the Manager in writing if the Plan becomes subject to the fiduciary or prohibited transaction provisions of ERISA, Section 4975 of the IRS Code or any such other laws or regulations.

4. If (i) the assets used to make the investment in the Fund are subject to the fiduciary provisions of ERISA or the prohibited transaction provisions of ERISA or the IRS Code and (ii) the Memorandum indicates that the assets of the Fund are, or may become, “plan assets” subject to

Section 406 of ERISA or Section 4975 of the IRS Code, then (1) pursuant to Prohibited Transaction Class Exemption 86-128 promulgated by the US Department of Labor and to the extent necessary to satisfy the requirements thereunder, the Fiduciary has authorized the Manager to select GS to effect or execute securities transactions on behalf of the Fund and, if applicable, any investment funds or vehicles in which the Fund invests, on an agency basis, as described in the Fund’s Memorandum (and to cause the Fund or such underlying funds or vehicles to pay GS a fee for effecting or executing such securities transactions), including, without limitation, “agency cross transactions” where GS acts as agent for both parties to the transaction (as to agency cross transactions, the Fiduciary acknowledges that (A) GS will have a potentially conflicting division of loyalties and responsibilities regarding the parties to the transactions, (B) it has received sufficient information from the Manager to determine whether to grant such authorization, and (C) if the Fiduciary objects to the arrangement authorized hereunder, or to a change in such arrangement, then, unless the arrangement is terminated or the change is not implemented (as applicable), the Fiduciary may have additional rights under the exemption and is referred to Section IV(d)(1) thereof); (2) a “named fiduciary” of the Plan (as defined in Section 402(a)(2) of ERISA) has the authority to appoint the Manager as an “investment manager” (within the meaning of Section 3(38) of ERISA) with respect to the assets of the Plan invested in the Fund with the authority to appoint other “investment managers” with respect to such assets and, by the purchase of the investment in the Fund by the Plan, is deemed to appoint the Manager as an “investment manager” with respect to the assets of the Plan invested in the Fund with the authority to appoint other “investment managers” for so long as the assets of the Fund consist of “plan assets”; and (3) pursuant to Section 408(b)(16) of ERISA, the Fiduciary authorizes the use of the electronic communication networks, alternative trading systems or similar execution or trading systems or venues (“ECNs”) that are listed in the Memorandum, as well as any ECNs that may be added to the list at http://www2.goldmansachs.com/disclosures/ecns-disclosure.html from time to time, and will check for any such updates, and agrees that, unless it otherwise notifies the Manager in writing, it does not require and will not request paper copies of the information provided on the website or any updates thereto.

5. On May 28, 2021, The Goldman Sachs Group, Inc. (“GSG”) received an individual prohibited transaction exemption under ERISA and the IRS Code from the U.S. Department of Labor (the “Exemption”). The

IV. Subscription Agreement Terms and Conditions

Exemption allows GSG’s affiliates to continue to use Prohibited Transaction Class Exemption 84-14 (the “QPAM Exemption”) despite a criminal conviction that violates Section I(g) of the QPAM Exemption. The Exemption was necessitated by a conviction of a Malaysian affiliate of GSG. The conduct at issue did not involve asset management or any asset management affiliate of GSG. Under the Exemption, the Manager is required to provide each Plan subject to Title I of ERISA or Section 4975 of the IRS Code (“ERISA/IRC Investor”) investing in a Fund whose assets are “plan assets” subject to Section 406 of ERISA or Section 4975 of the IRS Code with copies of (i) the Exemption, (ii) a statement that the conviction results in a failure to meet a condition of the QPAM Exemption (the “Statement”), (iii) a summary of facts that led to the conviction (the “Summary”), (iv) a notice of the Manager’s obligations under Section I(j) of the Exemption (the “Exemption Obligations”), and (v) a notice that a summary of the Manager’s policies under the Exemption is available upon request (the “Notice”). Appendix I herein contains the Exemption, the Statement, the Summary, the Exemption Obligations and the Notice.

PART F: FOR SUBSCRIBERS TO GOLDMAN SACHS GLOBAL MANAGER STRATEGIES FUNDS OR GOLDMAN SACHS TAX ADVANTAGED CORE STRATEGIES (TACS) FUNDS ONLY (IF YOU ARE UNSURE IF THIS APPLIES TO YOU PLEASE CONTACT YOUR GS REPRESENTATIVE)

If you are subscribing for a Fund Interest in any investment fund or portfolio included within the Goldman Sachs Global Manager Strategies program (such investment funds and portfolios, together with any subsequently offered investment fund or portfolio which is included within the Goldman Sachs Global Manager Strategies program, “GMS Funds”) or one or more investment funds referred to as the Goldman Sachs Tax Advantaged CORE Strategies (TACS) funds (such investment funds, together with any subsequently offered investment fund that is referred to as a Goldman Sachs Tax Advantaged CORE Strategies (TACS) fund, “TACS Funds”), you agree that GS may, in the sole discretion, and subject to the policies and procedures, of GS, allow you (or GS or other persons or entities authorized to represent you acting as your investment adviser pursuant to any investment advisory agreement), to make future subscriptions for, and redemptions from, any GMS Funds or TACS Funds, without execution by you of additional subscription agreements. If any such subscription is accepted, you agree, represent and warrant, as applicable, as of the date of each such subscription that, (i)

any such GMS Fund or TACS Fund to which you so subscribe shall be deemed a “Fund” for all purposes under this Subscription Agreement, (ii) you shall be deemed to have entered into this Subscription Agreement with each such Fund, the Manager and GS in relation to such subscription, (iii) all of the information provided and representations, warranties, agreements and covenants contained in this Subscription Agreement (including, without limitation, any appendices hereto and documents provided in connection herewith) shall be complete, true and correct, and shall be deemed repeated as of the date of each such subscription, (iv) you may be required to pay immediately to the Fund or the subscription amount (or a portion thereof in respect of such subscription), and (v) notwithstanding anything contained herein to the contrary, GS reserves the right, in its sole discretion, to require you to complete a subscription agreement in connection with any such subscription. Where GS makes any such further subscriptions acting as your investment adviser, GS will provide periodic notification of any such future subscription or redemption from any such Fund. You agree that any redemption of your Fund Interests pursuant to the foregoing shall be made in accordance with, and subject to, the terms of the Memorandum and Fund Agreement as of the date of each such redemption. In addition, you and any person or entity authorizing such subscription or redemption, represent and warrant that you or any such person or entity, as applicable, shall be validly authorized and empowered to make such subscription or redemption request, and, in the case of redemption requests, to accept distributions in respect thereof, and agree to provide whatever information and documentation is requested by the Fund or the Manager to evidence the foregoing.

PART G: FOR SUBSCRIBERS TO PRIVATE EQUITY FUNDS OR OTHER FUNDS WITH CAPITAL COMMITMENTS ONLY

1. Financing for the Fund.

In connection with procuring financing for the Fund (as described in the Memorandum, if applicable), the Manager may determine that it is necessary or desirable to assign and/or pledge to the provider of such financing (the “Lender”) collateral including the rights of the Manager to issue capital call notices and to demand and collect capital calls and to enforce your obligation to fund such capital calls. You hereby consent to the implementation of such financing, and upon request from the Manager, you agree to confirm your Total Subscription amount, provide financial information about you, and execute other documents as may be reasonably requested by the Lender. You hereby acknowledge and agree that, subject to applicable law, GS or, at GS’s discretion, a third party may advance the Fund sufficient funds to meet its obligations, including, without limitation, obligations with respect to the Fund’s investments or potential investments, on terms the Manager in its sole discretion determines are commercially reasonable, in anticipation of the receipt of subscription payments from investors in the Fund.

2. General.

You waive any counterclaim to, and any right to any setoff or reduction of, your obligation to make capital calls to the Fund based on any claim that you have against any person (without prejudice to your right to assert such claim in a separate action).

PART H: FOR SUBSCRIBERS ENTITLED TO ASSERT A SOVEREIGN IMMUNITY OR SIMILAR DEFENSE ONLY

To the maximum extent permitted by applicable law, the Subscriber, Qatar Investment Authority, the Government of Qatar and their Expanded Affiliates (as defined in the Fund Agreement and Part K below) reserve all immunities, defenses, rights or actions arising out of any sovereign status to which they are respectively entitled, and no waiver of such immunities, defenses, rights or actions will be implied or otherwise deemed to exist by the Subscriber’s entry into the Fund Agreement or this Subscription Agreement, by any express or implied provision thereof or by any actions or omissions to act by the Subscriber or any representative(s) or agent(s) of the Subscriber, whether taken pursuant to the Fund Agreement or this Subscription Agreement or prior to the Subscriber’s adherence thereto or signing thereof; provided, however, that nothing in this paragraph will be construed to limit the contractual obligations of the Subscriber under the Fund Agreement or this Subscription Agreement (other than any obligations therein that constitute an express or implied waiver of sovereign immunity), nor will it reduce or modify the rights of the Manager or the investment manager of the Fund to enforce such obligations in law or in equity.

PART I: FOR ALL SUBSCRIBERS WHERE FUND INTERESTS ARE DISTRIBUTED TO THEM BY A GOLDMAN SACHS ENTITY THAT IS SUBJECT TO MIFID

1. You (including a Representative Subscriber) agree that (i) the language of communication between you and Goldman Sachs shall be English and (ii) all forms of information and marketing material provided to you by Goldman Sachs will be in English,

IV. Subscription Agreement Terms and Conditions

unless you agree to receive, or applicable law or regulation requires, such information and marketing material to be provided to you in another language and, in such circumstances, you hereby agree to receive such information in that other language.

2. You acknowledge and agree that you have been provided with an ex-ante disclosure of information about the aggregated costs and charges associated with an investment in the Fund Interests as required by MiFID. You confirm that you have read and will read the costs and charges disclosure in good time before investing in Fund Interests.

PART J: FOR SUBSCRIBERS IN THE EUROPEAN ECONOMIC AREA WHO ARE NOT PROFESSIONAL INVESTORS WITHIN THE MEANING OF MIFID (SEE QUESTION 8(D) IN SECTION I OF THIS SUBSCRIPTION AGREEMENT) ONLY:

1. You represent and warrant that you received a Key Information Document (“KID”) in accordance with EU Regulation No 1286/2014 on key information documents for packaged retail and insurance-based investment products (“the PRIIPs Regulation”) in good time before you made your decision to invest in Fund Interests and that you had sufficient time to read and understand and you have read and understood the KID prior to making an investment in the Fund Interests.

2. You acknowledge that you have been given the choice to receive the KID in paper form or via a website and by executing this Subscription Agreement, you represent and warrant that you have chosen to receive the KID by means of a website and confirm that you have received the link to the relevant website, and that you have regular access to the internet.

3. You represent, warrant and accept that you have understood that the KID may be changed or updated from time to time and that as from the date of your execution of this Subscription Agreement and prior to making any new or additional investment in the Fund Interests, you shall revisit the website link provided to you to view the latest version of the KID, prior to making any such new or additional investment in the Fund Interests.

PART K: FOR SUBSCRIBERS LOCATED IN THE EUROPEAN UNION TO FUNDS MARKETED UNDER ARTICLE 42 OF THE ALTERNATIVE INVESTMENT FUND MANAGERS DIRECTIVE:

If you are, or are associated with, a Subscriber or prospective Subscriber, of a Goldman Sachs Asset Management fund managed by Goldman Sachs and (1) the

Goldman Sachs entity or Goldman Sachs Asset Management fund which contracts or seeks to contract with you is established or operates in the European Union or (2) you are located in the European Union and are a person with whom Goldman Sachs or a Goldman Sachs Asset Management fund contracts with or seeks to contract with you, Goldman Sachs and the funds will use, process and share your personal data in accordance with the General Data Protection Regulation (EU) 2016/679 as amended from time to time and the related privacy notice which can be viewed at www.gs.com/privacy-notices.

PART L: FOR SUBSCRIBERS TO FUNDS DOMICILED IN THE CAYMAN ISLANDS

If the Fund(s), or the Goldman Sachs entity managing such Fund, which contract(s) or seek(s) to contract with you or with the entity, partnership, trust or fund that you own, represent or are otherwise associated with, is/are established in the Cayman Islands, Goldman Sachs and the Fund(s) will use, process and share your personal data in accordance with the data protection laws of the Cayman Islands and the related privacy notice which can be viewed at www.gs.com/privacy-notices.

PART K: EXPANDED AFFILIATES

For purposes of the definition of “Expanded Affiliate” in the Fund Agreement, your related persons shall be deemed to include government entities or instrumentalities of, or entities that are directly or indirectly wholly-owned by, the State of Qatar, Qatar Investment Authority, the Amiri Diwan of the State of Qatar or any entities that are directly or indirectly wholly-owned by any one or more of the foregoing.

V. Signature Page

①	SIGNATURES FOR ALL ENTITIES

By signing below, and intending to be legally bound, you have duly executed this Subscription Agreement and understand and agree to be bound by all of its provisions including, without limitation, Section IV and any appendices hereto, Supplemental Questionnaires or other documentation that you are required to provide herewith, and hereby confirm, to the best of your knowledge, that all of the representations, warranties and covenants made and information that you or others have provided herein or in connection herewith are complete and correct. You further agree that, effective on the date of your admission to the Fund as a Member, (1) you understand and agree to be bound by all provisions of the Fund Agreement, and (2) if applicable to the Fund, you will become a party to the Fund Agreement and this Signature Page will also serve as a counterpart signature page to the Fund Agreement, as evidence that you understand and agree to be bound by all provisions of the Fund Agreement. You further agree you have read and fully understand the Memorandum, the Fund Agreement, this Subscription Agreement and the Disqualified Person Disclosure, including without limitation the default provisions, if any, of the Fund Agreement and this Subscription Agreement. You further agree that you received and reviewed every page of this Subscription Agreement.

Benefit Plan Investors: If the signatory is a fiduciary of a Benefit Plan Investor, the signature will bind it in its corporate and fiduciary capacities.

Representative Subscribers: A Representative Subscriber’s signature will bind both the Underlying Investor and the Representative Subscriber in its individual capacity.

Disregarded Entities: If the Subscriber (or, in the case of an investment through a Representative Subscriber, the Underlying Investor) is treated as a “disregarded entity” for US federal income tax purposes within the meaning of US Treasury Regulation Section 301.7701-2(c) (e.g., a single member limited liability company), and the signatory for the Subscriber and the ultimate beneficial owner of the Fund Interest for US federal income tax purposes are the same person, such person’s signature will bind it and the Subscriber in both its capacity as authorized signatory and ultimate beneficial owner. If, however, the signatory and the owner are not the same person, the person treated for US federal income tax purposes as the ultimate beneficial owner of the Fund Interest must also sign this Signature Page in part②, on the following page.

This Subscription Agreement contains a predispute arbitration provision in Section IV, Part A, paragraph 18.

Print Name of Subscriber/Representative Subscriber
Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

Signature of Additional Signatory (if necessary) X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Additional Signatory		Print Name of Additional Signatory

Print Title of Additional Signatory		Print Title of Additional Signatory

V. Signature Page

② ADDITIONAL SIGNATURES (AS DESCRIBED IN THE INSTRUCTIONS ON THE PREVIOUS PAGE) REQUIRED FOR OWNERS OF DISREGARDED ENTITIES* (if the US federal tax owner (i.e., ultimate beneficial owner) of the Fund Interest and the signatory above are not the same person).

By signing below, and intending to be legally bound, the undersigned has duly executed this Subscription Agreement and understands and agrees to be bound by all of its provisions.

Print Name of Subscriber/Underlying Investor
Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

Signature of Additional Signatory (if necessary) X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Additional Signatory		Print Name of Additional Signatory

Print Title of Additional Signatory		Print Title of Additional Signatory

*

For this purpose, a “disregarded entity” means a “disregarded entity” within the meaning of US Treasury Regulation Section 301.7701- 2(c). You should consult your tax advisor as to whether a particular entity is or is not a “disregarded entity.”

Appendix A: Supplemental Questionnaire (Individuals)

You must complete this Appendix A only if (a) so directed by Section II, or (b) you are the grantor of an IRA or Keogh plan that is subscribing to the Fund. In this Appendix A, “you” and “your” refer to individuals who are beneficial owners, trustees or grantors of the Subscriber. If you are an entity, go to Appendix B. Definitions of capitalized terms can be found in Section IV.

1. Name of Subscriber.

Name of Subscriber (or, in the case of an investment through a Representative Subscriber, name of the Underlying Investor)

2. Your Name and Relationship to Subscriber.

Name of Person Completing this Appendix A

Answer either (a) or (b):

(a) You are related to the Subscriber directly as:

☐	Beneficial Owner

☐	Grantor of Trust

☐	Trustee (or other person responsible for making the decision to invest in the Fund)

☐	Grantor of an IRA or Keogh plan

(b) If you are related to the Subscriber indirectly (through at least one intermediary entity), please explain relationship in full, naming such intermediaries:

3. Status as a US Person. Please answer each question.

(a) Are you a “US Person” as defined under Regulation S (which definition is set forth in Section IV)?

☐ Yes  ☐ No

(b) Are you a “Non-United States Person” as defined under the Commodity Exchange Act (which definition is set forth in Section IV)?

☐ Yes  ☐ No

4. Are you an Accredited Investor? Check all applicable boxes.

☐

(i) A person whose individual net worth, or joint net worth with a spouse, is over $1,000,000? For purposes of this question 4, “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth (a) the person’s primary residence shall not be included as an asset, (b) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Fund Interest is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Fund Interest is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Fund Interest is purchased shall be included as a liability.

☐

(ii) A person who has an Individual Income in excess of $200,000 in each of the two most recent years, or Joint Income with a spouse in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year?

☐	None of the above. If you check this box, the Subscriber should contact GS.

Appendix A: Supplemental Questionnaire (Individuals)

Additionally, please answer the following questions.

Are you using borrowed money to purchase the Fund Interest(s), including, in the case of a Fund with capital commitments, amounts used to fund future capital calls? For the avoidance of doubt, “borrowed money” includes any borrowings from GS through the use of margin or otherwise?

☐ Yes  ☐ No

Do the Fund Interest(s) which you are purchasing represent less than 25% of your individual net worth (or, joint net worth with a spouse, if applicable)?

☐ Yes  ☐ No

5. Are you a Qualified Purchaser? A person who owns, or jointly owns with a spouse, at least $5,000,000 in Investments.

☐ Yes  ☐ No

If you check “No,” the Subscriber should contact GS.

By signing below, you (i) agree that if you have had Individual Income in excess of $200,000 in each of the two most recent years, or Joint Income with a spouse in excess of $300,000 in each of those years, you reasonably expect to reach the same income level in the current year, (ii) certify that if you have a GS Customer Account which has a net worth in excess of $1,000,000, you do not have liabilities that would cause your individual net worth not to exceed $1,000,000, (iii) certify that if you have a GS Customer Account that you hold jointly with your spouse that has a net worth in excess of $1,000,000, you and your spouse do not have joint liabilities that would cause your joint net worth not to exceed $1,000,000, (iv) agree to provide any Fund any information that the Fund may reasonably request in order to verify that you satisfy the requirements of an Accredited Investor and the accuracy of the information provided by you in this Appendix A, including without limitation, (a) bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, and appraisal reports issued by independent third parties evidencing your assets, (b) any Internal Revenue Service form that reports your income for the two most recent years (including, but not limited to, Form W-2, Form 1099, Schedule K-1 to Form 1065 and Form 1040) and/or (c) one or more written confirmations from a registered broker-dealer, an investment adviser registered with the Commission, a licensed attorney or a certified public accountant, in each case in this clause (c) that such person or entity has taken reasonable steps to verify that you are an Accredited Investor, (v) authorize GS to procure consumer reports, credit reports or similar reports on you from time to time and in its discretion, (vi) hereby certify to the best of your knowledge that the foregoing information provided by you is complete and correct, (vii) agree to notify GS promptly of any changes in the foregoing information, and (viii) acknowledge that, unless notified by you of changes, GS may rely upon the foregoing information in connection with future subscriptions for Fund Interests made by the Subscriber, you or any entity with which you are affiliated.

Signature X	Print Name	Date
Signature of Spouse (if necessary) X	Print Name	Date

Appendix B: Supplemental Questionnaire (Entities)

You must complete this Appendix B only if (a) so directed by Section II, or (b) you have investment authority for an IRA or Keogh plan that is subscribing to the Fund. If you are an individual, go to Appendix A.

In this Appendix B, “you” and “your” refer to (1) entities that are beneficial owners, trustees, or grantors of the entity subscribing for an interest in the Fund, and (2) entities who have investment authority for an IRA or Keogh plan subscribing to the Fund. These terms do not refer to the Subscriber or the Underlying Investor. Definitions of capitalized terms can be found in Section IV.

1. Name of Subscriber.

Name of Subscriber (or, in the case of an investment through a Representative Subscriber, name of the Underlying Investor)

2. Beneficial Owner; Trustee; Grantor of Trust; IRA or Keogh plan Trustee/Custodian (of the Subscriber/Underlying Investor) Completing this Appendix B.

Name of Entity

Name of Person Completing this Appendix B	Person’s Title

3. Relationship of Your Entity to Subscriber. You are related to Subscriber/Underlying Investor as:

☐	Beneficial Owner

☐	Trustee (or other person responsible for making the decision to invest in the Fund)

☐	Grantor of Trust

☐	Investment Authority for IRA or Keogh plan

☐	Other: If you are related to the Subscriber/Underlying Investor indirectly (through at least one intermediary entity), please explain relationship in full, naming such intermediaries:

4. Form of Entity. Check only one.

☐ Corporation ☐ Partnership (General or Limited) ☐ Limited Liability Company	☐ Estate ☐ Irrevocable Trust ☐ Revocable Trust	☐ Custodial ☐ Other (specify):

Appendix B: Supplemental Questionnaire (Entities)

5. Nature of Entity. Check the appropriate box below with respect to the nature of your entity type.

☐ IRA beneficially owned (for purposes of Section 3(c)(7) of the Investment Company Act) by individual(s) resident in the United States	☐ Pension plan (excluding governmental pension plan)

☐ IRA beneficially owned (for purposes of Section 3(c)(7) of the Investment Company Act) by individual(s) not resident in the United States	☐ Banking or thrift institution (proprietary)

☐ Broker-dealer	☐ State or municipal government entity (excluding governmental pension plans)

☐ Insurance company	☐ State or municipal governmental pension plan

☐ Investment company registered under the Investment Company Act	☐ Sovereign wealth fund or non-U.S. official institution

☐ Private fund that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the Investment Company Act	☐ Other

☐ Non-profit organization

6. Are you an Accredited Investor? Check all applicable boxes.

☐

(a) Partnership, corporation, limited liability company, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring an interest in the Subscriber/Underlying Investor or, indirectly, the Fund Interests, with total assets in excess of $5,000,000.

☐

(b) IRS Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring an interest in the Subscriber/Underlying Investor or, indirectly, the Fund Interests, with total assets in excess of $5,000,000.

☐

(c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring an interest in the Subscriber/Underlying Investor or, indirectly, the Fund Interests, whose investments are being directed by a Sophisticated Person (as defined in Section IV).

☐

(d) Entity (other than a trust) where all equity owners are Accredited Investors. If you check this box only, please provide a completed Appendix A or Appendix B (as applicable) for each of your equity owners. Please also list the total number of your equity owners: ______

☐

(e) Revocable trust where all of your grantors are Accredited Investors. If you check this box only, please provide a completed Appendix A or Appendix B (as applicable) for each of your grantors. Please also list the total number of your grantors: ________

☐	(f) IRA or Keogh plan where the grantor is an Accredited Investor. If you check this box only, please provide a completed Appendix A for the grantor.

☐

(g) Employee Benefit Plan (other than a self-directed plan), with total assets in excess of $5,000,000, that is established and maintained by a state, a political subdivision of a state, or any of their respective agencies, for the benefit of its employees.

☐

(h) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.

☐	(i) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000.

☐

(j) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you check this box, please provide a completed Appendix A for each of your participants. Please also list the total number of your participants: ______

☐	(k) None of the above. If you check this box, the Subscriber/Underlying Investor should contact GS.

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

Appendix B: Supplemental Questionnaire (Entities)

7. Are you a Qualified Purchaser? Check only one.

☐	(a) Entities and Trusts. You are an entity, which in the aggregate owns and invests, on a discretionary basis, at least $25,000,000 in Investments.

☐

(b) Trusts, IRAs and Keogh Plans. The trustee or other person responsible for making investment decisions for the trust, account or plan is, and each grantor or other person who has contributed assets to the trust, account or plan was at the time of such contribution, a person described in item (a) or (d) or a Qualified Purchaser because he/she is an individual who owns (alone or jointly with his/her spouse) at least $5,000,000 in Investments. If you check this box, please complete question 8 below.

☐

(c) Foundations Formed as Corporations. You are a non-stock, non-profit corporation qualifying as tax-exempt under IRS Code Section 501(c)(3) and each person responsible for making investment decisions for the foundation is, and each donor or other person who has contributed assets to the foundation was at the time of contribution of assets to the foundation, a person described in item (a) or (d) or a Qualified Purchaser because he/she is an individual who owns (alone or jointly with his/her spouse) at least $5,000,000 in Investments. If you check this box, please complete question 8 below.

☐

(d) “Family” Corporations, Partnerships, Trusts or Entities. You own at least $5,000,000 in Investments; and (1) you are owned directly or indirectly by natural persons who are related as siblings or spouse (including former spouses), direct lineal descendants by birth or adoption, spouses of such persons, or the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons, or (2) you are a non-stock, non-profit corporation qualifying as tax-exempt under IRS Code Section 501(c)(3) and each natural person who, or entity that, has contributed assets to you is a person or entity described and related as set forth in provision (1) of this item (d). If you check this box, please complete question 9 below.

☐

(e) Other Entities, Except for Trusts. Each beneficial owner of your securities is an individual who owns at least $5,000,000 in Investments, or an entity described in item (a), (b), (c) or (d). If you check this box, please provide a completed Appendix A or Appendix B (as applicable) for each of your beneficial owners. Please also list the total number of your beneficial owners: ______

☐	(f) None of the above. If you check this box, the Subscriber/Underlying Investor should contact GS.

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

8. If you check 7(b) or 7(c), please complete the following information.

You represent and warrant that, in accordance with the terms of your governing documents, each of the persons listed below are (1) the only persons authorized to make investment decisions with respect to you, and (2) the only persons who participated on your behalf in the decision to invest in the Fund or in the entity that is directly or indirectly the Subscriber, notwithstanding the fact that other trustees or persons may be generally authorized to make investment decisions under your governing documents. You must list the name of each of these trustees or persons below and provide a completed Appendix A or Appendix B (as applicable) for each of these persons:

9. If you check 7(d), please complete the following information.

For family trusts qualifying under provision (1) of item 7(d) above, all beneficiaries, including contingent beneficiaries, must be family members. For family corporations, partnerships or LLCs qualifying under provision (1) of item 7(d) above, all beneficial owners must be family members. For non-stock, non-profit corporations qualifying under provision (2) of item 7(d) above, all donors that contributed assets must be family members. In each case, the entity must have at least two owners/beneficiaries/donors and each owner/beneficiary/donor must be a person or entity described in 7(d) above. Please provide the names and family relationships of the owners/beneficiaries/donors:

Appendix B: Supplemental Questionnaire (Entities)

10. Purpose of Formation.

(a) Were you formed, or are you being operated, specifically to acquire an interest in the Subscriber/Underlying Investor or, indirectly, the Fund Interests or to invest in the Fund?

☐ Yes  ☐ No

(b) Are you investing greater than 40% of your Net Worth, indirectly, in any single Fund for which the Subscriber/Underlying Investor is subscribing pursuant to this Subscription Agreement?

☐ Yes  ☐ No If you check “Yes,” please:

•	list the total percentage of your Net Worth invested, indirectly, in such Fund: _____________; and

•	provide the date of your formation: __________________________

For entities except trusts:

If you check “Yes” to (a) above or you check “Yes” to (b) above and were formed within the past nine months, each of your beneficial owners must complete an Appendix A or Appendix B (as applicable). Please list the total number of your beneficial owners: ______

If you check “Yes” to (b) above and you were not formed within the past nine months, the Subscriber/Underlying Investor should contact GS for more information.

For trusts: If you check “Yes” to (a) or (b) above, the Subscriber/Underlying Investor should contact GS for more information.

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

11. For Entities Formed On or Before April 30, 1996.

If you or any entity through which any of your Indirect Shareholders invest in you were formed on or before April 30, 1996 and you rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act to avoid registration as an Investment Company, you hereby represent and warrant that (i) all of your beneficial owners who acquired their interest in you on or before April 30, 1996, and (ii) all Indirect Shareholders who acquired their interest in the entity through which they invest in you on or before April 30, 1996, have consented to your treatment as a Qualified Purchaser.

If you cannot make this representation, the Subscriber/Underlying Investor should contact GS.

12. For Entities with Multiple Owners (including account holders, beneficiaries or plan participants) that Permit Owners to Opt In to or Opt Out of Investments Only. If you do not answer this question, you hereby represent and warrant that your governing documents do not permit your owners (including account holders, beneficiaries or plan participants) to opt in or opt out of investments made by you.

If your governing documents permit owners (including account holders, beneficiaries or plan participants) to opt in to or opt out of investments made by you or to designate that any investments be made for such owners’ accounts and not yours, have your owners exercised such ability to opt in or opt out with respect to your investment in the Subscriber/Underlying Investor?

☐ Yes  ☐ No

If you check “Yes,” please provide a completed Appendix A or Appendix B (as applicable) for each of your beneficial owners that has opted in to your investment in the Subscriber/Underlying Investor. Please list the total number of your beneficial owners that have opted in to your investment in the Subscriber/Underlying Investor: ______

If you are providing an Appendix A and/or an Appendix B, you agree to promptly notify the Fund if there is any change with respect to any of the information, representations or warranties contained therein.

Appendix B: Supplemental Questionnaire (Entities)

By signing below, you (i) agree to provide any Fund any information that the Fund may reasonably request in order to verify that you satisfy the requirements of an Accredited Investor and the accuracy of the information provided by you in this Appendix B, including without limitation, (a) bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, and appraisal reports issued by independent third parties evidencing your assets, and/or (b) one or more written confirmations from a registered broker-dealer, an investment adviser registered with the Commission, a licensed attorney or a certified public accountant, in each case in this clause (b) that such person or entity has taken reasonable steps to verify that you are an Accredited Investor, (ii) hereby certify to the best of your knowledge that the foregoing information provided by you is complete and correct, (iii) agree to notify GS promptly of any changes in the foregoing information or the accuracy of the foregoing representations and warranties, and (iv) acknowledge that, unless notified by you of changes, GS may rely upon the foregoing information and representations and warranties in connection with future subscriptions for Fund Interests made by the Subscriber/Underlying Investor, you or any entity with which you are affiliated.

Print Name of Your Entity

Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

Signature of Additional Signatory (if necessary) X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Additional Signatory		Print Name of Additional Signatory

Print Title of Additional Signatory		Print Title of Additional Signatory

*	Benefit Plan Investors: If you are a fiduciary of a Benefit Plan Investor, your signature will bind you in your corporate and fiduciary capacities.

Appendix C: For Subscribers to Funds Authorized by the Central Bank of Ireland

Eligibility Questionnaire

If you are subscribing to a Fund that is authorized as a qualifying investor fund by the Central Bank, by executing this Subscription Agreement you are certifying that you are aware of the risk involved in investing in the Fund and that an inherent risk in this investment is the potential to lose all of the sum invested.

☐

1. You hereby certify that you are a non-natural person who (a) owns or invests on a discretionary basis at least EUR 25 million or its equivalent in other currencies or (b) the beneficial owners of your entity are institutions who own or invest on a discretionary basis at least EUR 25 million or its equivalent in other currencies or (c) the beneficial owners of your entity are natural persons with a minimum net worth (which excludes main residence and household goods) in excess of EUR 1,250,000 or its equivalent in other currencies in their own right.

2. In addition please check all of the following boxes which are applicable to you (if not applicable leave blank). Note that, depending on the certifications that you have been able to give, we may be in touch with you to further discuss your selection and it may not be possible to process your application:

☐

a. You certify that you are a professional client within the meaning of Annex II of the Markets in Financial Instruments Directive 2014/65/EU, as well as all related secondary and implementing legislation (“MiFID”).

☐

b. You certify that you have received an appraisal from an EU credit institution, a MiFID firm or a UCITS management company (authorized under Directive 2009/65/EC of the European Parliament and of the Council) that you have the appropriate expertise, experience and knowledge to adequately understand the investment in the Fund.

☐

c. You certify that you are an informed investor as you have such knowledge of, and experience in, financial and business matters as to enable you to properly evaluate the merits and risks of investment in the Fund.

☐

d. You certify that you are an informed investor as your business involves, whether for your own account or the account of others, the management, acquisition or disposal of property of the same kind as the property of the Fund.

Appendix C: For Subscribers to Funds Authorized by the Central Bank of Ireland

Non-Resident Declaration

If you are resident outside the Republic of Ireland and you are subscribing to a Fund authorized by the Central Bank of Ireland, you are required by the Irish Revenue Commissioners to make the following declaration (which is in a format authorized by them) in order to receive payments without deduction of tax. It is important to note that this declaration, if it is still correct, will apply in respect of any subsequent acquisitions of Fund Interests. Certain terms used in this declaration are defined in the relevant Fund’s Memorandum.

Declaration If Subscribing on Your Own Behalf. You declare that you are applying for the Fund Interests on behalf of an entity and that the entity is entitled to the Fund Interests in respect of which this declaration is made and that: (i) the entity is not currently resident or ordinarily resident in the Republic of Ireland, and (ii) should the entity become resident in the Republic of Ireland, you will so inform the Fund in writing.

Declaration If Subscribing as Intermediary. You declare that you are applying for Fund Interests on behalf of other persons (i) who will be beneficially entitled to the Fund Interests; and (ii) who, to the best of your knowledge and belief, are neither resident nor ordinarily resident in Ireland.

You also declare that: (i) unless you specifically notify us to the contrary at the time of application, all applications for Fund Interests made by you from the date of this application will be made on behalf of such persons; and (ii) you will inform us in writing if you become aware that any person, on whose behalf you hold Fund Interests, becomes resident in Ireland.

As used in this paragraph, “intermediary” means a person who carries on a business which consists of, or includes, the receipt of payments, from an investment undertaking resident in the Republic of Ireland, on behalf of other persons; or holds Fund Interests on behalf of other persons.

Additional Notes for All Subscribers

•	You understand that non-resident declarations are subject to inspection by the Irish Revenue Commissioners, and it is a criminal offence to make a false declaration.

•

To be valid, the application form (incorporating the declaration required by the Irish Revenue Commissioners) must be signed by the applicant. Where there is more than one applicant, each person must sign. If the applicant is a company, the company secretary or another authorized officer must sign the application form.

•

If the application form (incorporating the declaration required by the Irish Revenue Commissioners) is signed under power of attorney, a copy of the power of attorney must be furnished in support of the signature.

•

Irish Residents who are seeking to apply for Fund Interests should contact the administrator of the Fund for an application form which does not include the above declaration. Exempt Investors who are entitled to payment without deduction of tax should also request the appropriate alternative declaration form from the administrator of the Fund.

Print Name of Subscriber/Representative Subscriber

Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

Signature of Additional Signatory (if necessary) X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Additional Signatory		Print Name of Additional Signatory

Print Title of Additional Signatory		Print Title of Additional Signatory

Appendix D: Wire Instructions

By signing below, you authorize the proceeds of the redemption or exchange of Fund Interests and/or other distributions from the Fund to be transmitted to the bank account below.

1.	Bank Information. Please provide all of the requested information, if applicable.

Bank Name

Bank Address Line 1

Bank Address Line 2

Bank Telephone Number	Bank ID	IBAN Code (if applicable)

Subscriber’s Account Name	Subscriber’s Account Number

Currency of Subscriber’s Account	For Further Credit Name and Number

Intermediary Bank Name (if applicable, for international wire transfers)

Intermediary Bank ID (if applicable, for international wire transfers)

2.	Signatures.

Print Name of Subscriber/Representative Subscriber

Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

Signature of Additional Signatory (if necessary) X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Additional Signatory		Print Name of Additional Signatory

Print Title of Additional Signatory		Print Title of Additional Signatory

*	Benefit Plan Investors: If you are a fiduciary of a Benefit Plan Investor, your signature will bind you in your corporate and fiduciary capacities.

Appendix E: US Tax Forms

This Appendix lists certain US tax forms that GS is required to collect from each subscriber to the Fund. The descriptions below are for informational purposes only and are not legal or tax advice. You should consult with your own tax advisor to determine which of the forms must be completed, for assistance with completing the appropriate form(s), and to determine if you are required to make any other tax or regulatory filings in connection with your investment in the Fund.

For US Persons:

☐	Form W-9	US persons must provide Form W-9.

For non-US Persons (consult with your tax advisor to determine which of the following forms must be completed):

☐	Form W-8BEN	A non-US individual that is the beneficial owner of Fund income must provide Form W-8BEN.

☐	Form W-8BEN-E	A non-US entity that is the beneficial owner of Fund income must provide Form W-8BEN-E.

☐	Form W-8IMY	Certain non-US persons that act as intermediaries with respect to Fund income must provide Form W-8IMY (as well as certain documentation relating to the beneficial owner(s) of the income). Persons required to provide Form W-8IMY may include flow-through entities such as foreign partnerships and foreign trusts, US branches of certain foreign banks or insurance companies, qualified intermediaries that are not acting for their own accounts, or nonqualified intermediaries that are not acting for their own accounts.

☐	Form W-8EXP	Foreign governments, international organizations, foreign central banks, foreign tax-exempt organizations, and foreign private foundations who wish to claim a reduced rate of US withholding based on their special status must provide Form W-8EXP.

☐	Form W-8ECI	A non-US person may claim exemption from withholding on income that is effectively connected with a trade or business in the United States on Form W-8ECI (provided that the effectively connected income will be reported on the non-US person’s US federal income tax return). Certain investors may receive such income from the Fund as a result of their independent business activities.

Copies of these tax forms are available from GS. Instructions for these forms may be obtained from the IRS website <http://www.irs.ustreas.gov>. Fill out and return the applicable form(s) with this Subscription Agreement. Do not send these forms to the IRS.

Appendix F: Foreign Banking Entity Questionnaire

If you indicated the Subscriber/Underlying Investor is a Foreign Banking Entity in question 14, please answer the following. Check all applicable boxes. You may be required to provide additional information.

(i) Are you a “foreign banking organization” (as defined under the Board of Governors of the Federal Reserve System’s Regulation K (12 C.F.R. part 211))?

☐ Yes  ☐ No

a.   If you check “Yes”:

•  Do you meet the qualifying foreign banking organization requirements of section 211.23(a), (c) or (e) of Regulation K (12 CFR 211.23(a), (c) or (e))?

☐ Yes  ☐ No

b.  If you do not check “Yes” to item (i), please indicate whether:

•  Total assets of the Foreign Banking Entity held outside of the United States exceed total assets of the Foreign Banking Entity held in the United States.

☐ Yes  ☐ No

•  Total revenues derived from the business of the Foreign Banking Entity outside of the United States exceed total revenues derived from the business of the Foreign Banking Entity in the United States.

☐ Yes  ☐ No

•  Total net income derived from the business of the Foreign Banking Entity outside of the United States exceeds total net income derived from the business of the Foreign Banking Entity in the United States.

☐ Yes  ☐ No

(ii)  Are your investment decision-making personnel for Fund Interests located in the United States?

☐ Yes  ☐ No

(iii)  Is your investment in Fund Interests (or any related hedging transaction) accounted for as principal directly or indirectly on a consolidated basis by any branch or affiliate of the Foreign Banking Entity that is located in the United States or organized under U.S. federal or state law?

☐ Yes  ☐ No

(iv) Has financing of your Fund Interests been provided, directly or indirectly, by any branch or affiliate that is located in the United States or organized under U.S. federal or state law?

☐ Yes  ☐ No

Appendix G: Entity Tax Classification and Tax Residency Form

This form must be completed if you are investing in one or more funds domiciled outside of the United States and be supplied alongside a valid US W-8 or W-9 form.

Based on the OECD Common Reporting Standard (‘CRS’), several countries require Goldman Sachs to collect and report certain information about a Subscriber’s tax residency status.

If your tax residence (or the Subscriber’s, if you are completing the form on their behalf) is outside the country where the fund you are investing in is domiciled, and is in a country that is signed up to the CRS, we are legally obliged to pass on the information regarding the account to the tax authorities of the country where the fund is located.

Please complete this form even if you (or the Subscriber, if you are completing the form on their behalf) do not have a tax residency in a CRS country as an affirmation that your tax residency is not in a CRS country. Failure to return the form may hold up account opening and may result in your account being treated as undocumented and consequently reportable.

You can find definitions of who is classified as an account holder, and other terms, in the Definitions section.

As a financial institution, we are not allowed to give tax advice.

If you have any questions about this form or defining your tax residency status, please speak to your tax adviser or local tax authority. You can also find out more at the OECD webpage http://www.oecd.org.

Section 1: Tax Residency

Full Legal Name of Subscriber:

Please complete the following table indicating (i) where the Subscriber is tax resident (I.e. where they are liable to pay tax) (ii) the Subscriber’s TIN for each country indicated.

If the Subscriber is tax resident in more than three countries please use a separate sheet

If a TIN is unavailable please provide the appropriate reason A, B or C where appropriate (See Annex A for Reason definitions):

Country of Tax Residence	Tax Identification Number (TIN)	If no TIN is available enter Reason A, B or C
1
2
3

Please Explain in the following boxes why you are unable to obtain a TIN if you selected Reason B above

1
2
3

Appendix G: Entity Tax Classification and Tax Residency Form

Section 2: Financial Institutions13 (FI)

If your organization is a Financial Institution, please select the appropriate category below. If not, please proceed to Section 3.

2.1 Investment Entity[17]

(i) An Investment Entity located in a Non-Participating Jurisdiction and managed by another Financial Institution
Please proceed to Section 4 ‘Controlling Persons’

(ii) Other Investment Entity
Please proceed to Section 5 ‘Consent to Report’

2.2 Financial Institution – Depository Institution[9], Custodial Institution[8] or Specified Insurance Company[29]
Please proceed to Section 5 ‘Consent to Report’

Section 3: Non-Financial Entities (NFE)

Please declare which of the following your organization is:

3.1 Active NFE[2]

Please further indicate the type of Active NFE that describes your organization.

(i) a corporation the stock of which is regularly traded on one or more established securities markets or a related entity of such a corporation.

(iii) a Governmental Entity.

(iv) an International Organisation.

(vii) Other (Please Specify)

Please proceed to Section 5 ‘Consent to Report’

3.2 Passive NFE[22]

If you have indicated that your organization is a Passive NFE, please indicate where your controlling persons7 are tax resident by completing Section 4

Appendix G: Entity Tax Classification and Tax Residency Form

Section 4: Controlling Persons

Where a Financial Account12 is held by a Passive Non-Financial Entity (“Passive NFE”22) or is an Investment Entity located in a Non-Participating Jurisdiction and managed by another Financial Institution, Goldman Sachs is also required to obtain details of the Controlling Persons of that Entity Account Holder. Controlling persons are the natural persons who exercise control over an entity.

If the Controlling Person is tax resident in more than three countries please use a separate sheet.

If a TIN is unavailable please provide the appropriate reason A, B or C (Guidance in Annex A) where appropriate:

Type of Controlling Person (See Annex B)	Name	Date of birth	Place of birth	Jurisdiction of tax residence	Address	TIN (NI/SSN)	If no TIN available enter Reason A,B or C

Please explain in the following boxes why you are unable to obtain a TIN if you selected Reason B above.

1
2
3

Appendix G: Entity Tax Classification and Tax Residency Form

Proceed to Section 5

Section 5: Consent to Report

I understand that the information supplied by me is covered by the full provisions of the terms and conditions governing my/the Account Holder’s relationship with Goldman Sachs and each of its affiliates setting out how Goldman Sachs and each of its affiliates may use and share the information supplied by me to Goldman Sachs and each of its affiliates on this form. I acknowledge and agree that information contained in this form and information regarding the account(s) set out above may be reported to the tax authorities of the country in which the account is maintained and that those tax authorities may provide the information to the country or countries in which I/the Account Holder am/is resident for tax purposes.

I undertake to advise Goldman Sachs and each of its affiliates promptly of any change in circumstances* which causes the information contained herein to become incorrect and to provide Goldman Sachs and each of its affiliates with a suitably updated Declaration within 90 days of such change in circumstances.

I certify that I am the Account Holder (or am authorised to sign for the Account Holder) of all the account(s) to which this form relates. I declare that all statements made in this declaration are, to the best of my knowledge and belief, correct and complete. I agree that I will submit a new form within 90 days if any certification on this form becomes incorrect.

Print Name of Subscriber/Representative Subscriber

Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

Appendix G: Entity Tax Classification and Tax Residency Form

Definitions

Ref	Term	Definition

1	Account Holder	The term “Account Holder” means the person listed or identified as the holder of a Financial Account. A person holding a Financial Account for the benefit of another person as an agent, a custodian, a nominee, a signatory, an investment advisor, an intermediary, or as a legal guardian, is not treated as the Account Holder. In these circumstances that other person is the Account Holder. For example in the case of a parent/child relationship where the parent is acting as a legal guardian, the child is regarded as the Account Holder. With respect to a jointly held account, each joint holder is treated as an Account Holder.

2	Active NFE

Any NFE (being an entity that is not a FI) that meets any of the following criteria:

a) Less than 50 percent of the NFE’s gross income for the preceding calendar year or other appropriate reporting period is passive income and less than 50 percent of the assets held by the NFE during the preceding calendar year or other appropriate reporting period are assets that produce or are held for the production of passive income;

b) The stock of the NFE is regularly traded on an established securities market or the NFE is a Related Entity of an Entity the stock of which is traded on an established securities market;

c) The NFE is a governmental entity, an International organisation, a Central bank, or an Entity wholly owned by one or more of the foregoing;

d) Substantially all of the activities of the NFE consist of holding (in whole or in part) the outstanding stock of, or providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except that an entity does not qualify for this status if the entity functions (or holds itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes;

e) The NFE is not yet operating a business and has no prior operating history, but is investing capital into assets with the intent to operate a business other than that of a Financial Institution; provided, that the NFE shall not qualify for this exception after the date that is 24 months after the date of the initial organisation of the NFE;

f) The NFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganising with the intent to continue or recommence operations in a business other than that of a Financial Institution; or

g) The NFE primarily engages in financing and hedging transactions with or for Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any Entity that is not a Related Entity, provided that the group of any such Related Entities is primarily engaged in a business other than that of a Financial Institution.

(h) The NFE meets all of the following requirements:

(1) It is established and operated in its jurisdiction of residence exclusively for religious, charitable, scientific, artistic, cultural, athletic, or educational purposes; or it is established and operated in its jurisdiction of residence and it is a professional organisation, business league, chamber of commerce, labour organisation, agricultural or horticultural organisation, civic league or an organisation operated exclusively for the promotion of social welfare;

(2) It is exempt from income tax in its jurisdiction of residence;

(3) It has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

(4) The applicable laws of the NFE’s jurisdiction of residence or the NFE’s formation documents do not permit any income or assets of the NFE to be distributed to, or applied for the benefit of, a private person or non-charitable entity other than pursuant to the conduct of the NFE’s charitable activities, or as payment of reasonable compensation for services rendered, or as payment representing the fair market value of property which the entity has purchased; and

(5) The applicable laws of the NFE’s jurisdiction of residence or the NFE’s formation documents require that, upon the NFE’s liquidation or dissolution, all of its assets be distributed to a Governmental Entity or other non-profit organisation, or escheat to the government of the NFE’s jurisdiction of residence or any political subdivision thereof.

Appendix G: Entity Tax Classification and Tax Residency Form

3	Broad participation retirement fund

(1)   A fund established to provide retirement, disability, or death benefits, or any combination thereof, to beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, provided that the fund:

1.  Does not have a single beneficiary with a right to more than five percent of the fund’s assets;

2.  Is subject to government regulation and provides annual information reporting to the tax authorities; and

3.  Satisfies at least one of the following requirements:

a)  The fund is generally exempt from tax on investment, or taxation of such income is deferred or taxed at a reduced rate, due to its status as a retirement or pension plan;

b)  The fund receives at least 50 percent of its total contributions (other than transfers of assets from other plans or from retirement and pension accounts) from the sponsoring employers;

c)  Distributions or withdrawals from the fund are allowed only upon the occurrence of specified events related to retirement, disability, or death (except rollover distributions to other retirement funds or retirement and pension accounts) , or penalties apply to distributions or withdrawals made before such specified events; or

d)  Contributions (other than certain permitted make-up contributions) by employees to the fund are limited by reference to earned income of the employee or may not exceed USD 50 000 annually, applying the rules set forth for account aggregation and currency translation.

4	Central Bank	An institution that is by law or government sanction the principal authority, other than the government of the jurisdiction itself, issuing instruments intended to circulate as currency. Such an institution may include an instrumentality that is separate from the government of the jurisdiction, whether or not owned in whole or in part by the jurisdiction.

5	Collective Investment Vehicle

Investment Entities regulated as a collective investment vehicle, provided that all the interest are held by or through:

1. Individuals;

2. Entities that are Non-Reportable Persons, except Passive NFEs with Controlling persons who are Reportable Persons.

6	Control

“Control” over an Entity is generally exercised by the natural person(s) who ultimately has a controlling ownership interest in the Entity. Where no natural person(s) exercises control through ownership interests, the Controlling Person(s) of the Entity will be the natural person(s) who exercises control of the Entity through other means.

Where no natural person(s) is/are identified as exercising control of the Entity (for example where no underlying person has control of 10% or greater of the entity) then under the CRS the Controlling Person is deemed to be the natural person who hold the position of senior managing official.

7	Controlling Persons	The natural persons, who exercise control over an Entity. In the case of a trust, such term means the settlor, the trustee, the protector (if any) the beneficiary or class of beneficiaries, and any other natural person exercising ultimate effective control over the trust, and in the case of a legal arrangement other than a trust, such term means persons in equivalent or similar positions.

8	Custodial institution	Any Entity that holds, as a substantial portion of its business, financial assets for the account of others. An Entity holds financial assets for the account of others as a substantial portion of its business if the Entity’s gross income attributable to the holding of financial assets and related financial services equals or exceeds 20 percent of the Entity’s gross income during the shorter of: (i) the three-year period that ends on 31 December (or the final day of a non-calendar year accounting period) prior to the year in which the determination is being made; or (ii) the period during which the Entity has been in existence.

9	Depository institution	Any Entity that accepts deposits in the ordinary course of a banking or similar business.

10	Entity	The term “Entity” means a legal person or a legal arrangement, such as a corporation, organisation, partnership, trust or foundation.

11	Exempt Collective Investment Vehicle

Investment Entity that is regulated as a collective investment vehicle, provided that all of the interests in the collective investment vehicle are held by or through individuals or entities that are not Reportable Persons, except a Passive NFE with Controlling Persons who are Reportable Persons.

An Investment Entity that is regulated as a collective investment vehicle does not fail to qualify as an Exempt Collective Investment Vehicle, solely because the collective investment vehicle has issued physical shares in bearer form, provided that:

1. The collective investment vehicle has not issued, and does not issue, any physical shares in bearer form after a date as notified by the jurisdiction (where the fund is domiciled) in question;

2. The collective investment vehicle retires all such shares upon surrender;

3. The collective investment vehicle performs the due diligence procedures set forth in Sections II through VII and reports any information required to be reported with respect to any such shares when such shares are presented for redemption or other payment;

and

4. The collective investment vehicle has in place policies and procedures to ensure that such shares are redeemed or immobilized as soon as possible, and in any event prior to a date as notified by the jurisdiction (where the fund is domiciled) in question.

Appendix G: Entity Tax Classification and Tax Residency Form

12	Financial Account	A Financial Account is an account maintained by a Financial Institution and includes: Depository Accounts; Custodial Accounts; Equity and debt interest in certain Investment Entities; Cash Value Insurance Contracts; and Annuity Contracts.

13	Financial Institution	Any of: - A Depository Institution - A Custodial Institution - An Investment Entity - A Specified Insurance Company

14	Governmental entity

The government of a jurisdiction, any political subdivision of a jurisdiction (which, for the avoidance of doubt, includes a state, province, county, or municipality), or any wholly owned agency or instrumentality of a jurisdiction or any one or more of the foregoing (each,” Governmental Entity”). This category is comprised of the integral parts, controlled entities, and political subdivisions of a jurisdiction.

1. An integral part of a jurisdiction means any person, organisation, agency, bureau, fund, instrumentality, or other body, however designated, that constitutes a jurisdiction, with no portion inuring to the benefit of any private person. An integral part does not include any individual who is a sovereign, official, or administrator acting in a private or personal capacity.

2. A controlled entity means an Entity that is separate in form from the jurisdiction or that otherwise constitutes a separate juridical entity, provided that:

a) The Entity is wholly owned and controlled by one or more Governmental Entities directly or through one or more controlled entities;

b) The Entity’s net earnings are credited to its own account or to the accounts of one or more Governmental Entities, with no portion of its income inuring to the benefit of any private person; and

c) The Entity’s assets vest in one or more Governmental Entities upon dissolution.

3. Income does not inure to the benefit of private persons if such persons are the intended beneficiaries of a governmental program, and the program activities are performed for the general public with respect to the common welfare or relate to the administration of some phase of government. Notwithstanding the foregoing, however, income is considered to inure to the benefit of private persons if the income is derived from the use of a governmental entity to conduct a commercial business, such as a commercial banking business, that provides financial services to private persons.

15	International organisation	1. Any international organisation or wholly owned agency or instrumentality thereof. This category includes any intergovernmental organisation (including a supranational organisation) (1) that is comprised primarily of governments; (2) that has in effect a headquarters or substantially similar agreement with the jurisdiction; and (3) the income of which does not inure to the benefit of private persons.

16	Investment Advisors and Investment Managers	Investment advisors and Investment managers are to be considered as Investment Entity only if they meet the requirements for an Investment Entity.

17	Investment Entity

(i) Any entity will be treated as an Investment Entity if meets conditions below:

a. Entity that conducts as a business (or is managed by an Entity that conducts as a business) one or more of the following activities or operations for or on behalf of a customer:

(1) trading in money market instruments (cheques, bills, certificates of deposit, derivatives, etc.); foreign exchange; exchange, interest rate and index instruments; transferable securities; or commodity futures trading;

(2) individual and collective portfolio management; or

(3) otherwise investing, administering, or managing funds or money on behalf of other persons.

b. Satisfies the Financial Asset Test (FAT).

2. If 50% or more of the entities gross income is attributable to the activities mentioned above during the shorter of:

(1) The three-year period ending on 31 December of the year preceding the year in which the determination is made; or

(2) The period during which the entity has been in existence.

(ii) The second type of “Investment Entity” (“Investment Entity managed by another Financial Institution”) is any Entity the gross income of which is primarily attributable to investing, reinvesting, or trading in Financial Assets where the Entity is managed by another Entity that is a Depository Institution, a Custodial Institution, a Specified Insurance Company, or the first type of Investment Entity.

Appendix G: Entity Tax Classification and Tax Residency Form

18	Investment Entity managed by another FI

An Entity is “managed by” another Entity if the managing Entity performs, either directly or through another service provider on behalf of the managed Entity, any of the activities or operations described in (a) – (c) above in the definition of ‘Investment Entity’.

An Entity only manages another Entity if it has discretionary authority to manage the other Entity’s assets (either in whole or part). Where an Entity is managed by a mix of Financial Institutions, NFEs or individuals, the Entity is considered to be managed by another Entity that is a Depository Institution, a Custodial Institution, a Specified Insurance Company, or the first type of Investment Entity, if any of the managing Entities is such another Entity.

Under the CRS where this type of Entity is located in a Non-Participating Jurisdiction and managed by another Financial Institution then it is treated as Passive NFE.

19	Narrow participation retirement fund

A fund established to provide retirement, disability, or death benefits to beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, provided that:

1. The fund has fewer than 50 participants;

2. The fund is sponsored by one or more employers that are not Investment Entities or Passive NFEs;

3. The employee and employer contributions to the fund (other than transfers of assets from retirement and pension accounts) are limited by reference to earned income and compensation of the employee, respectively;

4. Participants that are not residents of the jurisdiction in which the fund is established are not entitled to more than 20 percent of the fund’s assets; and

5. The fund is subject to government regulation and provides information reporting to the authorities.

20	Participating Jurisdiction	A Participating Jurisdiction means a jurisdiction with which an Intergovernmental or Competent Authority Agreement is in place pursuant to which it will provide the information required on the automatic exchange of financial account information as set out in the CRS.

21	Participating Jurisdiction Financial Institution	The term “Participating Jurisdiction Financial Institution means (i) any Financial Institution that is tax resident in a Participating Jurisdiction, but excludes any branch of that Financial Institution that is located outside of that jurisdiction, and (ii) any branch of a Financial Institution that is not tax resident in a Participating Jurisdiction, if that branch is located in such Participating Jurisdiction.

22	Passive NFE	Any NFE (being an entity that is not a FI) that is not an Active NFE. Similar treatment will be applied to an Investment entity in a non-reportable jurisdiction.

23	Pension fund of a Governmental entity, International organisation or Central Bank	A fund established by a Governmental entity, International organisation or Central Bank to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees (or persons designated by such employees), or that are not current or former employees, if the benefits provided to such beneficiaries or participants are in consideration of personal services performed for the Governmental entity, International organisation or Central Bank.

24	Qualified Credit Card Issuer

A Financial Institution satisfying the following criteria:

1. The Financial Institution is a Financial Institution solely because it is an issuer of credit cards that accepts deposits only when a customer makes a payment in excess of a balance due with respect to the card and the overpayment is not immediately returned to the customer; and

2. Beginning on or before a date as notified by the jurisdiction (where the fund is domiciled) in question, the Financial Institution implements policies and procedures either to prevent a customer from making an overpayment in excess of USD 50,000, or to ensure that any customer overpayment in excess of USD 50,000 is refunded to the customer within 60 days, in each case applying the rules set forth for account aggregation and currency translation. For this purpose, a customer overpayment does not refer to credit balances to the extent of disputed charges but does include credit balances resulting from merchandise returns.

25	Related Entity

An entity is regarded as being related to another entity if:

1. One controls the other; or

2. The two entities are under common control.

Control means direct or indirect ownership of more than 50% of the vote and value in an entity.

Appendix G: Entity Tax Classification and Tax Residency Form

26	Reportable Jurisdiction	A Reportable Jurisdiction is a Participating Jurisdiction with which an obligation to provide financial account information is in place.

27	Reportable Jurisdiction Person

A reportable jurisdiction Person is an Entity that is tax resident in a Reportable Jurisdiction(s) under the tax laws of such jurisdiction(s) - by reference to local laws in the country where the Entity is established, incorporated or managed. An Entity such as a partnership, limited liability partnership or similar legal arrangement that has no residence for tax purposes shall be treated as resident in the jurisdiction in which its place of effective management is situated. As such if an Entity certifies that it has no residence for tax purposes it should complete the form stating the address of its principal office.

Dual resident Entities may rely on the tiebreaker rules contained in tax conventions (if applicable) to determine their residence for tax purposes.

28	Reportable Person

A “Reportable Person” is defined as a “Reportable Jurisdiction Person”, other than:

(1) a corporation the stock of which is regularly traded on one or more established securities markets;

(2) any corporation that is a Related Entity of a corporation described in clause (i);

(3) a Governmental Entity;

(4) an International Organisation;

(5) a Central Bank; or

(6) a Financial Institution (except for an Investment Entity described in Sub Paragraph A(6) b) of the CRS that are not Participating Jurisdiction Financial Institutions, which are treated as Passive NFE’s.)

29	Specified Insurance Company	Any Entity that is an insurance company (or the holding company of an insurance company) that issues, or is obligated to make payments with respect to, a Cash Value Insurance Contract or an Annuity Contract.

30	TIN number

The term “TIN” means Taxpayer Identification Number or a functional equivalent in the absence of a TIN. A TIN is a unique combination of letters or numbers assigned by a jurisdiction to an individual or an Entity and used to identify the individual or Entity for the purposes of administering the tax laws of such jurisdiction. Further details of acceptable TINs can be found at the OECD webpage http://www.oecd.org.

Some jurisdictions do not issue a TIN. However, these jurisdictions often utilise some other high integrity number with an equivalent level of identification (a “functional equivalent”). Examples of that type of number include, for individuals, a social security/insurance number, citizen/personal identification/service code/number, and resident registration number.

31	Trustee Documented Trust	A trust that is an FI is a non-reporting FI to the extent that the trustee is a reporting FI and complies with the reporting obligations with respect to all Reportable Accounts of the trust.

32	Low-Risk Non-Reporting FI	Any other Entity that presents a low risk of being used to evade tax, has substantially similar characteristics to any of the Entities described in definitions 3, 4, 14, 15, 19, 23 and 24, and is defined in domestic law as a Non-Reporting Financial Institution, provided that the status of such Entity as a Non-Reporting Financial Institution does not frustrate the purposes of the Common Reporting Standard

Appendix G: Entity Tax Classification and Tax Residency Form

Annex A – Reason for No TIN

Reason A - The country where I am liable to pay tax does not issue TINs to its residents

Reason B - The Account Holder is otherwise unable to obtain a TIN or equivalent number (Please explain why you are unable to obtain a TIN if you have selected this reason)

Reason C - No TIN is required. (Note. Only select this reason if the authorities of the country of tax residence entered below do not require the TIN to be disclosed)

Annex B – Type of Controlling Person

a.	Controlling Person of a legal person – control by ownership

b.	Controlling Person of a legal person – control by other means

c.	Controlling Person of a legal person – senior managing official

d.	Controlling Person of a trust – settlor

e.	Controlling Person of a trust – trustee

f.	Controlling Person of a trust – protector

g.	Controlling Person of a trust – beneficiary

h.	Controlling Person of a trust – other

i.	Controlling Person of a legal arrangement (non-trust) – settlor-equivalent

j.	Controlling Person of a legal arrangement (non-trust) – trustee-equivalent

k.	Controlling Person of a legal arrangement (non-trust) – protector-equivalent

l.	Controlling Person of a legal arrangement (non-trust) – beneficiary-equivalent

m.	Controlling Person of a legal arrangement (non-trust) – other-equivalent

Appendix H: For Canadian Residents Only

By signing below, the Subscriber acknowledges and agrees that this Appendix H is incorporated into and forms part of the Subscription Agreement. Capitalized terms used and not defined herein have the meanings given to them in the offering documents of the Fund or the Subscription Agreement.

1. Representations, Warranties and Covenants. You acknowledge, represent and warrant to, and agree with the Fund, the Manager, GS, any trustee of the Fund (the “Trustee”) and any dealer participating in the sale of the Fund Interests as follows:

(a) Residency. You are located and resident in, and first learned of the Fund in, the province of Canada set forth in the completed Section I and are not subject to the securities laws of any other province or territory of Canada, and are entitled under applicable provincial securities laws to purchase the Fund Interests without the benefit of a prospectus qualified under those securities laws.

(b) Purchasing as Principal. You are either purchasing the Fund Interests as principal for your own account, or are deemed to be purchasing the Fund Interests as principal by applicable securities law.

(c) Filings. If required by applicable securities legislation, regulatory policy or order or by any securities commission or other regulatory authority, you will execute, deliver, file and otherwise assist the Fund, the Manager, GS or any Trustee in filing the necessary reports, questionnaires, undertakings and other documents with respect to the issue of the Fund Interests.

(d) Filing Fees. You acknowledge that you are responsible for the payment of any filing fees payable under applicable Canadian securities laws in respect of your investment in Fund Interests and agree to pay any such filing fee requested by the Manager.

(e) Canadian Pension Matters. If you are a pension plan regulated by Canadian federal and/or provincial pension benefits standards legislation (the “Canadian Pension Plan”), (1) the investment by the Canadian Pension Plan in the Fund is prudent or is an appropriate investment for the Canadian Pension Plan; (2) the investment by the Canadian Pension Plan in the Fund is in accordance with and not prohibited by the statement of investment policies and procedures or goals in respect of the Canadian Pension Plan (the “SIP&P”); (3) the Canadian Pension Plan has provided the Manager with a complete copy of the SIP&P; (4) the investment by the Canadian Pension Plan in the Fund is permitted under the governing pension plan documents or regulations of the Canadian Pension Plan; and (5) none of the Manager, GS or any of their affiliates has acted as or is an agent or employee of or has advised the Canadian Pension Plan in connection with the investment in the Fund.

(f) Resale Restrictions. You acknowledge that the Fund Interests have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any sale of the Fund Interests in Canada will only be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Even if the Memorandum states that the Fund Interests may be transferred by you, any such transfer may only be effected pursuant to a prospectus exemption under Canadian securities laws, or in a transaction not subject to the prospectus requirements of Canadian securities laws. In addition, such transfer may only be effected by a person not required to register as a dealer under Canadian securities laws or through a dealer that is appropriately registered or exempt from registration in the jurisdiction of the transfer.

(g) Ownership of Debt or Equity Securities. Except as disclosed in writing to the Manager, you do not beneficially own, directly or indirectly, (1) more than 10% of the outstanding shares (both voting and non-voting) of any issuer that issues debt or equity securities to the public; or (2) together with other persons or companies with whom you are acting jointly and in concert, more than 50% of the outstanding shares (both voting and non-voting) of any issuer that issues debt or equity securities to the public.

(h) For Subscribers to Any Unit Trust Comprising the Goldman Sachs Canadian Strategies Institutional Funds Only. If you are subscribing for a Fund Interest in any unit trust comprising the Goldman Sachs Canadian Strategies Institutional Funds, you are: (1) generally exempt from taxation under Part I of the Income Tax Act (Canada); (2) resident in Canada and are (A) operated exclusively to administer or provide pension, retirement or employee benefits, (B) religious, scientific, literary, educational or charitable organizations more than half of whose beneficiaries, members or participants are Canadian residents or US citizens/residents, or (C) trusts, companies, organizations or other arrangements that are operated exclusively to earn income for the benefit of one or more investors described in clause (A) or (B); (3) not a US Person; (4) not a “US Person” as defined in the IRS Code; and (5) not subject to (A) Title I of ERISA, or (B) Section 4975 of the IRS Code.

(i) Anti-Money Laundering. To the best of your knowledge, the funds being used to purchase the Fund Interests: (1) were not obtained or derived, directly or indirectly, as a result of illegal activities; (2) are not intended to be used, directly or indirectly, in order to carry out a criminal offence or a terrorist activity or for the benefit of a terrorist group, (3) are not owned or controlled by a terrorist group; and (4) are not being tendered on behalf of a person or entity who has not been identified to you. You are not a person or entity identified on a list established under section 83.05 of the Criminal Code (Canada) or in any Regulations made under the United Nations Act (Canada) or the Special Economic Measures Act (Canada) or any other federal legislation or regulation which takes legislative measures against terrorists, terrorist groups and other listed and sanctioned individuals and entities (collectively, “AML Legislation”). The Fund, the Manager and/or the placement agent may in the future be required by law to disclose your name and other information relating to you, on a confidential basis, pursuant to AML Legislation and you are deemed to have agreed to the foregoing.

Appendix H: For Canadian Residents Only

2. Accredited Investor. You represent, warrant and certify that you are an “accredited investor” within the meaning of one or more of the subsections of the definition of that term in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario) that are set out below, and you or your authorized representative has correctly identified the applicable subsection or subsections by placing its initials beside one or more applicable subsections. (Please check one or more boxes, as applicable):

☐ (a) Either:

(i) a Canadian financial institution, which means:

(A) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(B) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

(ii) or a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada);

☐ (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

☐ (e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐ (e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) [Intentionally omitted];

☐ (j.1) an individual who beneficially owns financial assets having an aggregate realizable value that before taxes but net of any related liabilities, exceeds Cdn. $5,000,000;

☐ (k) [Intentionally omitted];

☐ (l) [Intentionally omitted];

☐ (m) a person, other than an individual or investment fund, that has net assets of at least Cdn. $5,000,000 as shown on its most recently prepared financial statements, but not a person that is created or used solely to purchase or hold securities as an accredited investor;

☐ (n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of National Instrument 45-106; or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

Appendix H: For Canadian Residents Only

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐ (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

☐ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

☐ (w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries of the trust are the accredited investor’s spouse, a former spouse of the accredited investor, or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

3. Permitted Client Representation: You represent, warrant and certify that, as of the date hereof, you are a “permitted client” as that term is defined in Multilateral Instrument 32-102 Registration Exemptions for Non-Resident Investment Fund Managers (“MI 32-102”) and a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”), by virtue of the fact that the undersigned is (please check one or more boxes, as applicable):

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

☐ (e) a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

☐ (f) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);

☐ (g) the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐ (j) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐ (k) a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐ (l) an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

Appendix H: For Canadian Residents Only

(ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐ (m) an individual who beneficially owns financial assets, as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds Cdn. $5 million;

☐ (n) a person or company that is entirely owned by an individual or individuals referred to in paragraph (m), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐ (o) a person or company, other than an individual or an investment fund, that has net assets of at least Cdn. $25 million as shown on its most recently prepared financial statements; or

☐ (p) a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (o).

You agree that the representations, warranties and covenants in paragraphs 1, 2, and 3 herein will be true and correct both as of the execution of this Subscription Agreement and as of the date of closing of the purchase and sale of the Fund Interests and will survive that purchase and sale. You acknowledge that the representations, warranties and covenants in paragraphs 1, 2, and 3, are made by you with the intent that they be relied upon in determining your suitability as a purchaser of a Fund Interest.

4. Notices: You acknowledge receipt of the following notices:

(a) Enforcement of Legal Rights. The Fund, GS, the Manager and their respective directors and officers, as well as any experts named in the Memorandum, are or may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Fund, GS, the Manager or those persons. All or a substantial portion of the assets of the Fund, GS, the Manager or those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Fund, GS, the Manager or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Fund, GS, the Manager or those persons outside of Canada.

(b) Non-Resident Investment Fund Manager. The Manager is considered to be an investment fund manager for purposes of Canadian securities laws; however, the Manager is not registered, and is relying on an exemption from registration, as an investment fund manager in Ontario and Québec and in the case of Goldman Sachs Asset Management, L.P., Newfoundland and Labrador. The head office of the Manager is set out in the Memorandum. The agent for service of process of the Manager in Ontario is Osler, Hoskin & Harcourt LLP, 100 King Street West, 1 First Canadian Place, Suite 6200, Toronto, ON M5X 1B8. The agent for service of process of the Manager in Québec is Osler, Hoskin & Harcourt LLP, 1000 de la Gauchetière West, Suite 2100, Montréal, QC H3B 4W5. The agent for service of process of the Manager in Newfoundland and Labrador is Stewart McKelvey LLP, 100 New Gower St, St. John’s, NL A1C 6K3.

(c) International Dealer. The placement agent participating in the sale of the Securities may not be registered as a securities dealer in any province or territory of Canada. All or substantially all of the assets of the placement agent may be situated outside of Canada and there may be difficulty enforcing legal rights against the placement agent for these reasons. Please refer to your account opening documents for more information concerning the placement agent.

(d) Exemption under NI 33-105 Section 3A.3. If the Fund is a non-redeemable investment fund (as opposed to a mutual fund), the Fund Interests are “eligible foreign securities” for the purposes of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”) and are being distributed concurrently in the United States and you have received an offering document which contains the same disclosure as that provided to investors in the United States. The Fund and any placement agent participating in the sale of Fund Interests is relying on an exemption in Section 3A.3 of NI 33-105 from the requirement set out in Section 2.1 of NI 33-105 to provide specific disclosure regarding related and connected issuers on the basis of the U.S. disclosure which has been provided to Subscriber.

(e) Rights of Action: In connection with this distribution of Fund Interests which constitute “eligible foreign securities” as defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and Multilateral Instrument 45-107 Listing Representations and Statutory Rights of Action Disclosure Exemptions or other applicable provisions, the Fund or placement agent has delivered to you a Memorandum which may constitute an offering memorandum under applicable securities laws in Canada. You may have, depending on the province or territory of Canada in which the trade was made to you, remedies for rescission or damages if the offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by you within the time limit prescribed by the securities legislation prescribed by the securities legislation of your province or territory. You should refer to any applicable provisions of the securities legislation of your province or territory for particulars of these rights or consult with a legal advisor.

Appendix H: For Canadian Residents Only

5. Language. You agree that it is your express wish that all documents evidencing or relating in any way to the sale of the Fund Interests be drafted in the English language only. Vous reconnaissez vouloir expressément que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.

6. Confidentiality; Disclosure of Certain Information. By purchasing the Fund Interests, you acknowledge that your name and other specified information, including the number of Fund Interests you have purchased, may be disclosed to Canadian securities regulatory authorities. This information will not be placed on the public file of any Canadian securities regulatory authority, however, freedom of information legislation may require the securities regulatory authority to make this information available if requested, and you consent to such disclosure of this information.

Your personal information is being collected on behalf of and used by the securities regulatory authority in your jurisdiction of residence under the authority granted in securities legislation for the purpose of the administration and enforcement of securities legislation. If you have any questions about the collection and use of this information, contact the securities regulatory authority in your jurisdiction at the address listed at the end of this Appendix H.

Canadian Tax Considerations: THE MEMORANDUM DOES NOT ADDRESS THE CANADIAN TAX CONSEQUENCES OF THE ACQUISITION, HOLDING OR DISPOSITION OF THE FUND INTERESTS. PROSPECTIVE PURCHASERS OF FUND INTERESTS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE CANADIAN AND OTHER TAX CONSIDERATIONS APPLICABLE TO THEM.

By signing below, the Subscriber acknowledges and agrees that this Appendix H is incorporated into and forms part of the Subscription Agreement.

Print Name of Subscriber/Representative Subscriber

Signature of Authorized Signatory X	Date	Signature of Additional Signatory (if necessary) X	Date

Print Name of Authorized Signatory		Print Name of Additional Signatory

Print Title of Authorized Signatory		Print Title of Additional Signatory

COLLECTION AND USE OF PERSONAL INFORMATION

CONTACT INFORMATION FOR SECURITIES REGULATORY AUTHORITIES

Alberta Securities Commission	Nova Scotia Securities Commission
Suite 600, 250 – 5th Street SW	Suite 400, 5251 Duke Street
Calgary, Alberta T2P 0R4	Duke Tower

Appendix H: For Canadian Residents Only

Telephone: (403) 297-6454	P.O. Box 458
Toll free in Canada: 1-877-355-0585	Halifax, Nova Scotia B3J 2P8
Facsimile: (403) 297-2082	Telephone: (902) 424-7768
Facsimile: (902) 424-4625
British Columbia Securities Commission
P.O. Box 10142, Pacific Centre	Government of Nunavut Department of Justice
701 West Georgia Street	Legal Registries Division
Vancouver, British Columbia V7Y 1L2	P.O. Box 1000, Station 570
Inquiries: (604) 899-6854	1st Floor, Brown Building
Toll free in Canada: 1-800-373-6393	Iqaluit, Nunavut X0A 0H0
Facsimile: (604) 899-6581	Telephone: (867) 975-6590
Email: inquiries@bcsc.bc.ca	Facsimile: (867) 975-6594

The Manitoba Securities Commission	Ontario Securities Commission
500 – 400 St. Mary Avenue	20 Queen Street West, 22nd Floor
Winnipeg, Manitoba R3C 4K5	Toronto, Ontario M5H 3S8
Telephone: (204) 945-2548	Telephone: (416) 593 - 8314
Toll free in Manitoba 1-800-655-5244	Toll free in Canada: 1-877-785-1555
Facsimile: (204) 945-0330	Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Financial and Consumer Services Commission (New Brunswick)	Public official contact regarding indirect collection of information:
Inquiries Officer
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2	Prince Edward Island Securities Office
Telephone: (506) 658-3060	95 Rochford Street, 4th Floor Shaw Building
Toll free in Canada: 1-866-933-2222	P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8
Facsimile: (506) 658-3059	Telephone: (902) 368-4569
Email: info@fcnb.ca	Facsimile: (902) 368-5283

Government of Newfoundland and Labrador	Autorité des marchés financiers
Financial Services Regulation Division	800, Square Victoria, 22e étage
P.O. Box 8700	C.P. 246, Tour de la Bourse
Confederation Building	Montréal, Québec H4Z 1G3
2nd Floor, West Block	Telephone: (514) 395-0337 or 1-877-525-0337
Prince Philip Drive	Facsimile: (514) 873-6155 (For filing purposes only)
St. John’s, Newfoundland and Labrador A1B 4J6	Facsimile: (514) 864-6381 (For privacy requests only)
Attention: Director of Securities	Email: financementdessocietes@lautorite.qc.ca (For corporate
Telephone: (709) 729-4189	finance issuers); fonds_dinvestissement@lautorite.qc.ca (For
Facsimile: (709) 729-6187	investment fund issuers)

Government of the Northwest Territories	Financial and Consumer Affairs Authority of Saskatchewan
Office of the Superintendent of Securities	Suite 601 - 1919 Saskatchewan Drive
P.O. Box 1320	Regina, Saskatchewan S4P 4H2
Yellowknife, Northwest Territories X1A 2L9	Telephone: (306) 787-5879
Attention: Deputy Superintendent, Legal & Enforcement	Facsimile: (306) 787-5899
Telephone: (867) 920-8984
Facsimile: (867) 873-0243	Government of Yukon
Department of Community Services
Law Centre, 3rd Floor
2130 Second Avenue
Whitehorse, Yukon Y1A 5H6
Telephone: (867) 667-5314
Facsimile: (867) 393-6251

Appendix I: Exemption Materials For ERISA/IRC Investors Exemption

APPENDIX I: EXEMPTION MATERIALS FOR ERISA/IRC INVESTORS EXEMPTION

(See attached)

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DEPARTMENT OF LABOR

Employee Benefits Security Administration

[Prohibited Transaction Exemption 2021– 02; Exemption Application No. D–12030]

Exemption From Certain Prohibited Transaction Restrictions Involving the Goldman Sachs Group, Inc. (Goldman Sachs or the Applicant) Located in New York, New York

AGENCY: Employee Benefits Security Administration, Labor.

ACTION: Notice of exemption.

SUMMARY: This document contains a notice of exemption issued by the Department of Labor (the Department) from certain of the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 (ERISA or the Act) and/or the Internal Revenue Code of 1986 (the Code). The exemption affects the ability of certain entities with specified relationships to Goldman Sachs to continue to rely upon relief provided by Prohibited Transaction Exemption 84–14 (PTE–84– 14).

DATES: This exemption will be in effect for a period of up to five (5) years, beginning on the date of the conviction of Goldman Sachs (Malaysia) Sdn. Bhd. (Goldman Sachs Malaysia), an indirect, wholly-owned subsidiary of Goldman Sachs, provided that the conditions set out below in Section I are satisfied.

FOR FURTHER INFORMATION CONTACT: Mr. Joseph Brennan of the Department at (202) 693–8456. (This is not a toll-free number.)

SUPPLEMENTARY INFORMATION: On January 4, 2021, the Department published a notice of proposed exemption in the Federal Register at 86 FR 131, permitting certain entities with specified relationships to Goldman Sachs and Goldman Sachs Malaysia to continue to rely upon the relief provided by PTE 84–141 for a period of five years, notwithstanding the criminal conviction of Goldman Sachs Malaysia for conspiracy to violate the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977 (the Goldman Sachs Malaysia FCPA Conviction).

The Department is granting this exemption to ensure that Covered Plans2 with assets managed by an asset manager within the corporate family of Goldman Sachs may continue to benefit from the relief provided by PTE 84–14.

[1]

49 FR 9494, March 13, 1984, as corrected at 50 FR 41430 (October 10, 1985), as amended at 70 FR 49305 (August 23, 2005) and as amended at 75 FR 38837 (July 6, 2010), hereinafter referred to as PTE 84–14 or the QPAM exemption.

[2]	‘‘Covered Plan’’ is a plan subject to Part 4 of Title 1 of ERISA (‘‘ERISA-covered plan’’) or a plan subject to section 4975 of the Code (‘‘IRA’’) with

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The grant of this five-year exemption does not imply that the Department will grant additional relief for the Goldman Sachs Affiliated QPAMs and the Goldman Sachs Related QPAMs to continue to rely on the relief in PTE 84– 14 beyond the end of this exemption’s five-year term. This exemption provides only the relief specified in the text of the exemption, and only with respect to the criminal convictions or criminal conduct described herein. It provides no relief from violations of any law other the prohibited transaction provisions of ERISA and the Code.

The Department intends for the terms of this exemption to promote adherence to basic fiduciary standards under ERISA and the Code. This exemption also aims to ensure that Covered Plans can terminate relationships in an orderly and cost-effective fashion in the event the fiduciary of a Covered Plan determines it is prudent to terminate the relationship with a Goldman Sachs Affiliated QPAM or a Goldman Sachs Related QPAM. The Department makes the requisite findings under ERISA section 408(a) based on adherence to all the conditions of the exemption.

Accordingly, affected parties should be aware that the conditions incorporated in this exemption are, taken as a whole, necessary for the Department to grant the relief requested by the Applicant. Absent these or similar conditions, the Department would not have granted this exemption.

The Applicant requested an individual exemption pursuant to section 408(a) of ERISA and section 4975(c)(2) of the Code, and in accordance with the procedures set forth in 29 CFR part 2570, subpart B (76 FR 66637, 66644, October 27, 2011).

Effective December 31, 1978, section 102 of the Reorganization Plan No. 4 of 1978, 5 U.S.C. App. 1 (1996), transferred the authority of the Secretary of the Treasury to issue administrative exemptions under section 4975(c)(2) of the Code to the Secretary of Labor.

respect to which a Goldman Sachs Affiliated QPAM or a Goldman Sachs Related QPAM relies on PTE 84–14, or with respect to which a Goldman Sachs Affiliated QPAM or a Goldman Sachs Related QPAM (or any Goldman Sachs affiliate) has expressly represented that the manager qualifies as a QPAM or relies on the QPAM class exemption (PTE 84–14). A Covered Plan does not include an ERISA-covered plan or IRA to the extent the Goldman Sachs Affiliated QPAM or a Goldman Sachs Related QPAM has expressly disclaimed reliance on QPAM status or PTE 84–14 in entering into its contract, arrangement, or agreement with the ERISA-covered plan or IRA.

Accordingly, the Department grants this exemption under its sole authority.

Department’s Comment

The Department cautions that the relief in this exemption will terminate immediately if an entity within the Goldman Sachs corporate structure is convicted of a crime described in Section I(g) of PTE 84–14 (other than the Goldman Sachs Malaysia Conviction) during the Exemption Period. Although the Goldman Sachs Affiliated QPAMs and the Goldman Sachs Related QPAMs could apply for a new exemption in that circumstance, the Department would not be obligated to grant the exemption. The Department specifically designed the terms of this exemption to permit plans to terminate their relationships in an orderly and cost effective fashion in the event of an additional conviction, or the expiration of this exemption without additional relief, or a determination that it is otherwise prudent for a plan to terminate its relationship with an entity covered by the exemption.

Written Comments

The Department invited all interested persons to submit written comments and/or requests for a public hearing with respect to the notice of proposed exemption. In this regard, the Applicant was given seven days to provide notice to interested persons, and all comments and requests for a hearing were initially due by February 10, 2021. However, the Applicant subsequently informed the Department that the Applicant did not provide notice to 968 interested persons within the seven day period.

Accordingly, the Department extended the comment period for those persons to March 6, 2021. The Department received two written comments: One from the Applicant and one from a member of the public. After considering the entire record developed in connection with the Applicant’s exemption request, the Department has determined to grant the exemption, as described below.

Comments From Goldman Sachs

I. Certification of Audit Report

Section I(i)(8) of the proposed exemption states: ‘‘The Goldman Sachs Board of Directors is provided a copy of the Audit Report; and a senior executive officer of the Audit Committee established by the Goldman Sachs Board of Directors must review the Audit Report for each Goldman Sachs QPAM and must certify in writing, under penalty of perjury, that such officer has reviewed the Audit Report.’’

The Applicant states that the Audit Committee of Goldman Sachs’ Board of Directors is composed solely of independent directors and, accordingly, there is no Goldman Sachs ‘‘senior executive officer’’ who is an Audit Committee member.

The Applicant requests that the Department revise Section I(i)(8) of the proposed exemption to require that the Audit Report be reviewed by the Chairperson of the Audit Committee and one of: (a) The general counsel of the Goldman Sachs Affiliated QPAM to which the Audit Report applies; (b) one of the three most senior executive officers of the Goldman Sachs Affiliated QPAM to which the Audit Report applies; or (c) the Chief Compliance Officer of Goldman Sachs. The Applicant further requests that the Department replace the language that reads, ‘‘and must certify in writing, under penalty of perjury, that such officer has reviewed the Audit Report,’’ with ‘‘certify in writing, under penalty of perjury, that a copy of such Audit Report was provided to the Board of Directors and that the Audit Report was reviewed with the Chairperson of the Audit Committee.’’

Section I(i)(8) of this Exemption: The Department agrees with the Applicant’s comment, and Section I(i)(8) of this exemption is now consistent with the Applicant’s request, but has additional clarifying language. Section I(i)(8) of this exemption now reads, in relevant part: ‘‘. . . must certify in writing, under penalty of perjury, that a copy of such Audit Report was provided to the Board of Directors, and that the Audit Report was reviewed with and by the Chairperson of the Audit Committee . . .’’

II. Timing of Notices

A. Notice of Obligations

Section I(j)(7) of the proposed exemption states: ‘‘Within four (4) months of the effective date of this five- year exemption, each Goldman Sachs Affiliated QPAM must provide a notice of its obligations under this Section I(j) to each Covered Plan. For Covered Plans that enter into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM on or after the effective date of this exemption, if granted, the Goldman Sachs Affiliated QPAM must agree to its obligations under this Section I(j) in an updated investment management agreement between the Goldman Sachs Affiliated QPAM and such clients, or other written contractual agreement.

Notwithstanding the above, a Goldman Sachs Affiliated QPAM will not violate the condition solely because a Plan or IRA refuses to sign an updated investment management agreement.’’

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The Applicant states that it will be operationally difficult for the Goldman Sachs Affiliated QPAMs to provide these prospective clients with physical copies of such documents beginning on the effective date, given the various system-driven account opening processes utilized among the impacted lines of business. According to the Applicant, it is probable that many such prospective clients have already received copies of current account opening agreements, which they are reviewing and will sign and return over the following several weeks or months. The Applicant requests clarification that, with respect to Covered Plans that enter into a written investment management agreement on or after the effective date of the exemption, the Goldman Sachs Affiliated QPAMs may provide the updated written investment management agreements within four months of the effective date of the exemption.

Section I(j)(7) of this Exemption: The Department agrees with the Applicant’s comment, and Section I(j)(7) of this exemption is now consistent with the Applicant’s request.

B. Notice to Covered Plans

Section I(k) of the proposed exemption states: ‘‘Within 60 days of the effective date of this five-year exemption, each Goldman Sachs Affiliated QPAM will provide a Federal Register copy of the notice of the exemption, along with a separate summary describing the facts that led to the Goldman Sachs Malaysia FCPA Conviction (the Summary), which has been submitted to the Department, and a prominently displayed statement (the Statement) that the Goldman Sachs Malaysia FCPA Conviction results in a failure to meet a condition in PTE 84– 14, to each sponsor and beneficial owner of a Covered Plan that has entered into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM, or the sponsor of an investment fund in any case where a Goldman Sachs Affiliated QPAM acts as a sub-advisor to the investment fund in which such ERISA-covered plan and IRA invests.

All Covered Plan clients that enter into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM after that date must receive a copy of the notice of the exemption, the Summary, and the Statement prior to, or contemporaneously with, the Covered Plan’s receipt of a written asset or investment management agreement from the Goldman Sachs Affiliated QPAM. The notices may be delivered electronically (including by an email that has a link to the five-year exemption).’’

The Applicant requests a revision clarifying that the phrase ‘‘Covered Plan clients that enter into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM after that date’’ refers to Covered Plans that enter into a written asset or investment management agreement after a date that is sixty days from the effective date of the exemption.

Section I(k) of this Exemption: The Department agrees with the Applicant’s comment, and Section I(k) of this exemption is now consistent with the Applicant’s request.

III. Compliance Officer

Section I(m)(1) of the proposed exemption, which provides for designation of a Compliance Officer, states: ‘‘Within 60 days of the effective date of this exemption, Goldman must designate a senior compliance officer (the Compliance Officer) who will be responsible for compliance with the Policies and Training requirements described herein. . . With respect to the Compliance Officer, the following conditions must be met: (i) The Compliance Officer must be a professional who has extensive experience with, and knowledge of, the regulation of financial services and products, including under ERISA and the Code; and (ii) The Compliance Officer must have a direct reporting line within [Goldman’s] Audit Committee and a direct reporting line to the highest ranking corporate officer in charge of compliance for the applicable Goldman Sachs Affiliated QPAM.’’

The Applicant states that this condition, as written, cannot be fulfilled within the Applicant’s organization because no compliance officer has a direct reporting line within the Applicant’s Audit Committee. The Applicant states that the most senior compliance officer within the organization regularly provides reports directly to the Audit Committee, but does not formally report to the Committee.

The Applicant further states that, with respect to the second clause of the condition, the most senior compliance officer within the organization (i.e., the only compliance officer with a reporting relationship to the Audit Committee) would not have a reporting line to the highest-ranking compliance officer for any Goldman Sachs Affiliated QPAM, as the former is senior to the latter. In order to ensure the condition is met, the

Applicant requests that the condition require appointment of one or more Compliance Officers who are: (i) A compliance officer who regularly reports to the Audit Committee, (ii) the highest-ranking compliance officer at the Goldman Sachs Affiliated QPAM, or (iii) a compliance officer who reports to the highest ranking compliance officer at the QPAM.

In addition, the Applicant requests that the Department provide clarification by confirming that each Goldman Sachs Affiliated QPAM or relevant line of business may designate its own compliance officer.

Section I(m) of this Exemption: The Department agrees, in part, with the Applicant’s comment, and Section I(m) of this exemption now allows each Goldman Sachs Affiliated QPAM to designate its own compliance officer. The designated compliance officer must be someone who regularly reports to the Goldman Sachs Audit Committee or who is the highest-ranking compliance officer at the Goldman Sachs Affiliated QPAM. However, the Applicant has not demonstrated the necessity of allowing a Compliance Officer to include a person who reports to the highest ranking compliance officer at the QPAM.

IV. Other Clarifications

A. Policies and Training

Section I(h)(1) of the proposed exemption states: ‘‘Within four months of the effective date of this five-year exemption, each Goldman Sachs Affiliated QPAM must immediately develop, maintain, implement, and follow written policies and procedures (the Policies) . . .’’

Section I(h)(3) of the proposed exemption states: ‘‘Within six months of the effective date of the exemption, each Goldman Sachs Affiliated QPAM must immediately develop, maintain, adjust (to the extent necessary) and implement a program of training during the Exemption Period, to be conducted at least annually, for all relevant Goldman Sachs Affiliated QPAM asset/portfolio management, trading, legal, compliance, and internal audit personnel . . .’’

The Applicant requests that the Department increase the development period in section I(h)(1) of the proposed exemption to six months. The Applicant states that Goldman Sachs Affiliated QPAMs manage assets for hundreds of ERISA plan mandates through separate accounts, more than 14,000 IRAs, and several collective investment trusts through various lines of business. The Applicant states that many of those businesses have different compliance

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officers (along with the various levels within the businesses themselves) that must coordinate to implement and review compliance routines and surveillance measures, as well as oversee the implementation of the Policies. The Applicant states that a six- month period would align with the period for development of the Training, as set forth in Section I(h)(3) of the proposed exemption.

The Applicant requests the corresponding deletion of the term ‘‘immediately’’ in Section I(h)(1) of the proposed exemption (concerning the Policies) and Section I(h)(3) of the proposed exemption (concerning the Training).

Section I(h)(1) and (h)(3) of this Exemption: The Department agrees with the Applicant’s comment, and Sections I(h)(1) and I(h)(3) of this exemption are now consistent with the Applicant’s request.

B. Completion of Audit Report

Section I(i)(1) of the proposed exemption states: ‘‘The first audit must cover the twelve month period that ends on the date that is two years following the date of the Goldman Sachs Malaysia FCPA Conviction, and must be completed within sixty days thereafter. The second audit must cover the twelve month period that ends on the date that is four years following the date of the Goldman Sachs Malaysia FCPA Conviction, and must be within completed sixty days thereafter. The third audit must cover the fifth year covered by this exemption, and must be completed within sixty days thereafter.’’

The Applicant requests that, consistent with the Department’s other exemptions and in order for the exemption to be workable for any independent auditor selected by the Applicant, the auditor have six months after the close of each audit period to complete the Audit Report for that period.

Section I(i)(1) of this Exemption: The Department agrees with the Applicant’s comment, and Section I(i)(1) of this exemption is now consistent with the Applicant’s request.

D. Right To Obtain Policies

Section I(r) of the proposed exemption states: ‘‘Within 60 days of the effective date of the five-year exemption, each Goldman Sachs Affiliated QPAM, in its agreements with, or in other written disclosures provided to Covered Plans, will clearly and prominently inform Covered Plan clients of their right to obtain a copy of the Policies or a description (Summary Policies) which accurately summarizes key components of the Goldman Sachs Affiliated QPAM’s written Policies developed in connection with this exemption . . .’’

The Applicant requests that this condition be modified to provide for notice of Covered Plans’ right to obtain the Policies or Summary Policies within sixty days after the date on which the Policies must be completed under the terms of the exemption, rather than sixty days after the effective date.

Section I(r) of this Exemption: The Department agrees with the Applicant’s comment, and Section I(r) of this exemption is now consistent with the Applicant’s request.

E. Definition of ‘‘Affiliated QPAMs’’

Section II(d) of the proposed exemption defines the term ‘‘Goldman Sachs Affiliated QPAM’’ to mean: ‘‘The Goldman Sachs Trust Company, N.A.; Goldman Sachs Bank USA; Goldman Sachs & Co. LLC; Goldman Sachs Asset Management, L.P.; Goldman Sachs Asset Management International; Goldman Sachs Hedge Fund Strategies LLC; GS Investment Strategies, LLC; GSAM Stable Value, LLC; The Ayco Company, L.P.; Aptitude Investment Management LP; Rocaton Investment Advisors, LLC; United Capital Financial Advisers, LLC; and PFE Advisors, Inc., and any future ‘affiliate’ of Goldman (as defined in Part VI(d) of PTE 84–14) that qualifies as a ’qualified professional asset manager’ (as defined in Section VI(a) of PTE 84–14) and that relies on the relief provided by PTE 84–14. The term ‘Goldman Sachs Affiliated QPAMs’ excludes Goldman Sachs Malaysia.’’

The Applicant requests that the Department modify the definition of Goldman Sachs Affiliated QPAM so that it covers all of the Applicant’s current affiliates, not just the specific existing QPAMs listed in the application and future affiliates.

Section II(d) of this Exemption: The Department agrees with the Applicant’s comment, and Section II(d) of this exemption is now consistent with the Applicant’s request.

V. Additional Requested Revisions

In addition to the comments noted above, the Applicant requested the Department note the following regarding certain statements in the Proposed Exemption:

A. Paragraph 8 of the proposed exemption states: ‘‘For purposes of Section I(g) of PTE 84–14, the date Goldman is sentenced is the Conviction Date.’’ The Applicant notes that, ‘‘Goldman Sachs Malaysia’’ is the pleading entity.

B. Paragraph 10 of the proposed exemption states: ‘‘Tim Leissner (Leissner) was employed by Goldman between 1998 and 2016.’’ The Applicant notes that Leissner was never employed by Goldman itself, but by various Goldman subsidiaries.

Comment From the Public

The Department received one comment from the public. The commenter requested that the Department deny the Applicant’s exemption request, without raising any substantive issues.

After full consideration and review of the entire record, the Department has decided to grant the exemption, with the modifications discussed above. The complete application file (D–12030) is available in the Public Disclosure Room of the Employee Benefits Security Administration, Room N–1515, U.S. Department of Labor, 200 Constitution Avenue NW, Washington, DC 20210.

For a more complete statement of the facts and representations supporting the Department’s decision to grant this exemption, refer to the notice of proposed exemption published on January 4, 2021 at 86 FR 131.

General Information

The attention of interested persons is directed to the following:

(1) The fact that a transaction is the subject of an exemption under section 408(a) of the Act or section 4975(c)(2) of the Code does not relieve a fiduciary or other party in interest or disqualified person from certain other provisions of the Act and/or the Code, including any prohibited transaction provisions to which the exemption does not apply and the general fiduciary responsibility provisions of section 404 of the Act, which, among other things, require a fiduciary to discharge his or her duties respecting the plan solely in the interest of the participants and beneficiaries of the plan and in a prudent fashion in accordance with section 404(a)(1)(B) of the Act; nor does it affect the requirement of section 401(a) of the Code that the plan must operate for the exclusive benefit of the employees of the employer maintaining the plan and their beneficiaries;

(2) In accordance with section 408(a) of ERISA and section 4975(c)(2) of the Code, the Department makes the following determinations: The exemption is administratively feasible, the exemption is in the interests of affected plans and of their participants and beneficiaries, and the exemption is protective of the rights of participants and beneficiaries of such plans;

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(3) The exemption is supplemental to, and not in derogation of, any other provisions of ERISA, including statutory or administrative exemptions and transitional rules. Furthermore, the fact that a transaction is subject to an administrative or statutory exemption is not dispositive of whether the transaction is in fact a prohibited transaction; and

(4) The availability of this exemption is subject to the express condition that the material facts and representations contained in the application accurately describe all material terms of the transaction which is the subject of the exemption.

Accordingly, the following exemption is granted under the authority of section 408(a) of ERISA and section 4975(c)(2) of the Code and in accordance with the procedures set forth in 29 CFR part 2570, subpart B (76 FR 66637, 66644, October 27, 2011):

Exemption

Section I. Covered Transactions

The Goldman Sachs Affiliated QPAMs and the Goldman Sachs Related QPAMs (as defined in Section II(d) and (e)) will not be precluded from relying on the exemptive relief provided by Prohibited Transaction Class Exemption 84–14 (PTE 84–14 or the QPAM Exemption)3 during the Exemption Period, notwithstanding the Goldman Sachs Malaysia Conviction, as defined in Section II(a), provided that the following conditions are satisfied:

(a) Other than a single individual who worked for a non-fiduciary business within a Goldman Sachs Affiliated QPAM, and who had no responsibility for, and exercised no authority in connection with, the management of plan assets, the Goldman Sachs Affiliated QPAMs and Goldman Sachs Related QPAMs (including their officers, directors, agents (other than Goldman Sachs Malaysia), and the employees of the Goldman Sachs Affiliated QPAMs and Goldman Sachs Related QPAMs) did not know of, did not have reason to know of, or did not participate in the criminal conduct of Goldman Sachs Malaysia that is the subject of the Goldman Sachs Malaysia Conviction. Further, any other party engaged on behalf of the Goldman Sachs Affiliated QPAMs and Goldman Sachs Related QPAMs who had responsibility for, or exercised authority in connection with the management of plan assets did not know of, did not have reason to

[3]	49 FR 9494 (March 13, 1984), as corrected at 50 FR 41430, (October 10, 1985), as amended at 70 FR 49305(August 23, 2005), and as amended at 75 FR 38837 (July 6, 2010).

know of, or participate in the criminal conduct of Goldman Sachs Malaysia that is the subject of the Goldman Sachs Malaysia Conviction. For purposes of this proposed exemption, ‘‘participate in’’ refers not only to active participation in the criminal conduct that is the subject of the Goldman Sachs Malaysia Conviction, but also to knowing approval of the criminal conduct, or knowledge of such conduct without taking active steps to prohibit such conduct, including reporting the conduct to the individual’s supervisors, and to the Board of Directors;

(b) Other than a single individual who worked for a non-fiduciary business within a Goldman Sachs Affiliated QPAM, and who had no responsibility for, and exercised no authority in connection with, the management of plan assets, the Goldman Sachs Affiliated QPAMs and the Goldman Sachs Related QPAMs (including their officers, directors, agents (other than Goldman Sachs Malaysia), and employees of such Goldman Sachs Affiliated QPAMs) did not receive direct compensation, or knowingly receive indirect compensation, in connection with the criminal conduct of Goldman Sachs Malaysia that is the subject of the Goldman Sachs Malaysia Conviction. Further, any other party engaged on behalf of the Goldman Sachs Affiliated QPAMs and the Goldman Sachs Related QPAMs who had responsibility for, or exercised authority in connection with the management of plan assets did not receive direct compensation, or knowingly receive indirect compensation, in connection with the criminal conduct of Goldman Sachs Malaysia that is the subject of the Goldman Sachs Malaysia Conviction;

(c) The Goldman Sachs Affiliated QPAMs do not currently and will not in the future employ or knowingly engage any of the individuals who participated in the criminal conduct of Goldman Sachs Malaysia that is the subject of the Goldman Sachs Malaysia Conviction;

(d) At all times during the Exemption Period, no Goldman Sachs Affiliated QPAM will use its authority or influence to direct an ‘‘investment fund’’ (as defined in Section VI(b) of PTE 84–14) that is subject to ERISA or the Code and managed by such Goldman Sachs Affiliated QPAM with respect to one or more Covered Plans (as defined in Section II(b)) to enter into any transaction with Goldman Sachs Malaysia or to engage Goldman Sachs Malaysia to provide any service to such investment fund, for a direct or indirect fee borne by such investment fund, regardless of whether such transaction or service may otherwise be within the scope of relief provided by an administrative or statutory exemption;

(e) Any failure of a Goldman Sachs Affiliated QPAM or a Goldman Sachs Related QPAM to satisfy Section I(g) of PTE 84–14 arose solely from the Goldman Sachs Malaysia Conviction;

(f) A Goldman Sachs Affiliated QPAM or a Goldman Sachs Related QPAM did not exercise authority over the assets of any plan subject to Part 4 of Title I of ERISA (an ERISA-covered plan) or section 4975 of the Code (an IRA) in a manner that it knew or should have known would further the criminal conduct that is the subject of the Goldman Sachs Malaysia Conviction; or cause the Goldman Sachs Affiliated QPAM, Related QPAM or its affiliates to directly or indirectly profit from the criminal conduct that is the subject of the Goldman Sachs Malaysia Conviction;

(g) Other than with respect to employee benefit plans maintained or sponsored for its own employees or the employees of an affiliate, Goldman Sachs Malaysia will not act as a fiduciary within the meaning of section 3(21)(A)(i) or (iii) of ERISA, or section 4975(e)(3)(A) and (C) of the Code, with respect to ERISA-covered plan and IRA assets; provided, however, that Goldman Sachs Malaysia will not be treated as violating the conditions of this exemption solely because they acted as an investment advice fiduciary within the meaning of section 3(21)(A)(ii) of ERISA or section 4975(e)(3)(B) of the Code; (h)(1) Within six months of the effective date of this five-year exemption, each Goldman Sachs Affiliated QPAM must develop, maintain, implement, and follow written policies and procedures (the Policies). The Policies must require, and must be reasonably designed to ensure that:

(i) The asset management decisions of the Goldman Sachs Affiliated QPAM are conducted independently of Goldman Sachs’ corporate management and business activities, and the corporate management and business activities of Goldman Sachs’ Malaysia. This condition does not preclude a Goldman Sachs Affiliated QPAM from receiving publicly available research and other widely available information from Goldman Sachs Malaysia;

(ii) The Goldman Sachs Affiliated QPAM fully complies with ERISA’s fiduciary duties, and with ERISA and the Code’s prohibited transaction provisions, in each case as applicable with respect to each Covered Plan, and does not knowingly participate in any violation of these duties and provisions with respect to Covered Plans;

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(iii) The Goldman Sachs Affiliated QPAM does not knowingly participate in any other person’s violation of ERISA or the Code with respect to Covered Plans;

(iv) Any filings or statements made by the Goldman Sachs Affiliated QPAM to regulators, including, but not limited to, the Department, the Department of the Treasury, the Department of Justice, and the Pension Benefit Guaranty Corporation, on behalf of or in relation to Covered Plans, are materially accurate and complete, to the best of such QPAM’s knowledge at that time;

(v) To the best of its knowledge at that time, the Goldman Sachs Affiliated QPAM does not make material misrepresentations or omit material information in its communications with such regulators with respect to Covered Plans, or make material misrepresentations or omit material information in its communications with Covered Plans; and

(vi) The Goldman Sachs Affiliated QPAM complies with the terms of this five-year exemption;

(2) Any violation of, or failure to comply with an item in subparagraphs (h)(1)(ii) through (vi), is corrected as soon as reasonably possible upon discovery, or as soon after the QPAM reasonably should have known of the noncompliance (whichever is earlier), and any such violation or compliance failure not so corrected is reported, upon the discovery of such failure to so correct, in writing. This report must be made to the head of compliance and the general counsel (or their functional equivalent) of the relevant Goldman Sachs Affiliated QPAM that engaged in the violation or failure, and the independent auditor responsible for reviewing compliance with the Policies. A Goldman Sachs Affiliated QPAM will not be treated as having failed to develop, implement, maintain, or follow the Policies, provided that it corrects any instance of noncompliance as soon as reasonably possible upon discovery, or as soon as reasonably possible after the Goldman Sachs Affiliated QPAM reasonably should have known of the noncompliance (whichever is earlier), and provided that it adheres to the reporting requirements set forth in this subparagraph (2);

(3) Within six months of the effective date of the exemption, each Goldman Sachs Affiliated QPAM must develop, maintain, adjust (to the extent necessary) and implement a program of training during the Exemption Period, to be conducted at least annually, for all relevant Goldman Sachs Affiliated QPAM asset/portfolio management, trading, legal, compliance, and internal audit personnel. The Training must:

 (i) At a minimum, cover the Policies, ERISA and Code compliance (including applicable fiduciary duties and the prohibited transaction provisions), ethical conduct, the consequences for not complying with the conditions of this exemption (including any loss of exemptive relief provided herein), and the requirement for prompt reporting of wrongdoing; and

(ii) Be conducted by a professional who has been prudently selected and who has appropriate technical training and proficiency with ERISA and the Code to perform the tasks required by this exemption;

(i)(1) Each Goldman Sachs Affiliated QPAM submits to three audits conducted by an independent auditor, who has been prudently selected and who has appropriate technical training and proficiency with ERISA and the Code, to evaluate the adequacy of, and each Goldman Sachs Affiliated QPAM’s compliance with, the Policies and Training described herein. The audit requirement must be incorporated in the Policies. The first audit must cover the twelve month period that ends on the date that is two years following the date of the Goldman Sachs Malaysia Conviction, and must be completed within six months thereafter. The second audit must cover the twelve month period that ends on the date that is four years following the date of the Goldman Sachs Malaysia Conviction, and must be completed within six months thereafter. The third audit must cover the fifth year covered by this exemption, and must be completed within six months thereafter. The corresponding certified Audit Reports must be submitted to the Department no later than 45 days following the completion of the audit.

(2) Within the scope of the audit and to the extent necessary for the auditor, in its sole opinion, to complete its audit and comply with the conditions for relief described herein, and only to the extent such disclosure is not prevented by state or federal statute, or involves communications subject to attorney- client privilege, each Goldman Sachs Affiliated QPAM and, if applicable, Goldman Sachs, will grant the auditor unconditional access to its business, including, but not limited to: Its computer systems; business records; transactional data; workplace locations; training materials; and personnel. Such access is limited to information relevant to the auditor’s objectives as specified by the terms of this exemption;

(3) The auditor’s engagement must specifically require the auditor to determine whether each Goldman Sachs Affiliated QPAM has developed, implemented, maintained, and followed the Policies in accordance with the conditions of this five-year exemption, and has developed and implemented the Training, as required herein;

(4) The auditor’s engagement must specifically require the auditor to test each Goldman Sachs Affiliated QPAM’s operational compliance with the Policies and Training. In this regard, the auditor must test, for each Goldman Sachs Affiliated QPAM, a sample of such Goldman Sachs Affiliated QPAM’s transactions involving Covered Plans, sufficient in size and nature to afford the auditor a reasonable basis to determine such Goldman Sachs Affiliated QPAM’s operational compliance with the Policies and Training;

(5) For each audit, on or before the end of the relevant period described in Section I(i)(1) for completing the audit, the auditor must issue a written report (the Audit Report) to Goldman Sachs and the Goldman Sachs Affiliated QPAM to which the audit applies that describes the procedures performed by the auditor in connection with its examination. The auditor, at its discretion, may issue a single consolidated Audit Report that covers all the Goldman Sachs Affiliated QPAMs. The Audit Report must include the auditor’s specific determinations regarding:

(i) The adequacy of each Goldman Sachs Affiliated QPAM’s Policies and Training; each Goldman Sachs Affiliated QPAM’s compliance with the Policies and Training; the need, if any, to strengthen such Policies and Training; and any instance of the respective Goldman Sachs Affiliated QPAM’s noncompliance with the written Policies and Training described in Section I(h) above. The Goldman Sachs Affiliated QPAM must promptly address any noncompliance. The Goldman Sachs Affiliated QPAM must promptly address or prepare a written plan of action to address any determination as to the adequacy of the Policies and Training and the auditor’s recommendations (if any) with respect to strengthening the Policies and Training of the respective Goldman Sachs Affiliated QPAM. Any action taken or the plan of action to be taken by the respective Goldman Sachs Affiliated QPAM must be included in an addendum to the Audit Report (such addendum must be completed prior to the certification described in Section I(i)(7) below). In the event such a plan

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of action to address the auditor’s recommendation regarding the adequacy of the Policies and Training is not completed by the time of submission of the Audit Report, the following period’s Audit Report must state whether the plan was satisfactorily completed. Any determination by the auditor that a Goldman Sachs Affiliated QPAM has implemented, maintained, and followed sufficient Policies and Training must not be based solely or in substantial part on an absence of evidence indicating noncompliance. In this last regard, any finding that a Goldman Sachs Affiliated QPAM has complied with the requirements under this subparagraph must be based on evidence that the particular Goldman Sachs Affiliated QPAM has actually implemented, maintained, and followed the Policies and Training required by this exemption. Furthermore, the auditor must not solely rely on the Exemption Report created by the Compliance Officer, as described in Section I(m) below, as the basis for the auditor’s conclusions in lieu of independent determinations and testing performed by the auditor as required by Section I(i)(3) and (4) above; and

(ii) The adequacy of the Exemption Review described in Section I(m);

(6) The auditor must notify the respective Goldman Sachs Affiliated QPAM of any instance of noncompliance identified by the auditor within five (5) business days after such noncompliance is identified by the auditor, regardless of whether the audit has been completed as of that date;

(7) With respect to each Audit Report, the general counsel or one of the three most senior executive officers of the Goldman Sachs Affiliated QPAM to which the Audit Report applies, must certify in writing, under penalty of perjury, that the officer has reviewed the Audit Report and this exemption; that, to the best of such officer’s knowledge at the time, the Goldman Sachs Affiliated QPAM has addressed, corrected, and remedied any noncompliance and inadequacy or has an appropriate written plan to address any inadequacy regarding the Policies and Training identified in the Audit Report. This certification must also include the signatory’s determination that, to the best of the officer’s knowledge at the time, the Policies and Training in effect at the time of signing are adequate to ensure compliance with the conditions of this exemption, and with the applicable provisions of ERISA and the Code. Notwithstanding the above, no person, including any person referenced in the Department of Justice’s Statement of Facts that gave rise to the

Plea Agreement, who knew of, or should have known of, or participated in, any misconduct described in the Statement of Facts, by any party, may provide the certification required by this exemption, unless the person took active documented steps to stop the misconduct;

(8) The Goldman Sachs Board of Directors is provided a copy of the Audit Report; a senior executive officer of the Audit Committee established by the Goldman Sachs Board of Directors, the general counsel of the Goldman Sachs Affiliated QPAM to which the Audit Report applies, one of the three most senior executive officers of the Goldman Sachs Affiliated QPAM to which the Audit Report applies, or the Chief Compliance Officer of Goldman Sachs must (i) review the Audit Report for each Goldman Sachs QPAM with the Chairperson of the Audit Committee and (ii) must certify in writing, under penalty of perjury, that such officer has reviewed the Audit Report, a copy of such Audit Report was provided to the Board of Directors, and that the Audit Report was reviewed with and by the Chairperson of the Audit Committee;

(9) Each Goldman Sachs Affiliated QPAM provides its certified Audit Report, by regular mail to: Office of Exemption Determinations (OED), 200 Constitution Avenue NW, Suite 400, Washington, DC 20210. This delivery must take place no later than 45 days following completion of the Audit Report. The Audit Reports will be made part of the public record regarding this five-year exemption. Furthermore, each Goldman Sachs Affiliated QPAM must make its Audit Reports unconditionally available, electronically or otherwise, for examination upon request by any duly authorized employee or representative of the Department, other relevant regulators, and any fiduciary of a Covered Plan;

(10) Any engagement agreement with an auditor to perform the audit required by this exemption must be submitted to OED no later than two months after the execution of such agreement;

(11) The auditor must provide the Department, upon request, for inspection and review, access to all the workpapers created and used in connection with the audit, provided such access and inspection is otherwise permitted by law; and

(12) Goldman Sachs or a Goldman Sachs Affiliated QPAM must notify the Department of a change in the independent auditor no later than two months after the engagement of a substitute or subsequent auditor and must provide an explanation for the substitution or change including a description of any material disputes involving the terminated auditor;

(j) As of the effective date of this five- year exemption, with respect to any arrangement, agreement, or contract between a Goldman Sachs Affiliated QPAM and a Covered Plan, the Goldman Sachs Affiliated QPAM agrees and warrants to Covered Plans:

(1) To comply with ERISA and the Code, as applicable with respect to such Covered Plan; to refrain from engaging in prohibited transactions that are not otherwise exempt (and to promptly correct any prohibited transactions); and to comply with the standards of prudence and loyalty set forth in section 404 of ERISA with respect to each such ERISA-covered plan and IRA to the extent that section 404 is applicable;

(2) To indemnify and hold harmless the Covered Plan for any actual losses resulting directly from a Goldman Sachs Affiliated QPAM’s violation of ERISA’s fiduciary duties, as applicable, and of the prohibited transaction provisions of ERISA and the Code, as applicable, a breach of contract by the QPAM, or any claim arising out of the failure of such Goldman Sachs Affiliated QPAM to qualify for the exemptive relief provided by PTE 84–14 as a result of a violation of Section I(g) of PTE 84–14 other than the Goldman Sachs Malaysia Conviction. This condition applies only to actual losses caused by the Goldman Sachs Affiliated QPAM’s violations.

(3) Not to require (or otherwise cause) the Covered Plan to waive, limit, or qualify the liability of the Goldman Sachs Affiliated QPAM for violating ERISA or the Code or engaging in prohibited transactions;

(4) Not to restrict the ability of such Covered Plan to terminate or withdraw from its arrangement with the Goldman Sachs Affiliated QPAM, with the exception of reasonable restrictions, appropriately disclosed in advance, that are specifically designed to ensure equitable treatment of all investors in a pooled fund in the event such withdrawal or termination may have adverse consequences for all other investors. In connection with any such arrangements involving investments in pooled funds subject to ERISA entered into after the effective date of this exemption, the adverse consequences must relate to a lack of liquidity of the underlying assets, valuation issues, or regulatory reasons that prevent the fund from promptly redeeming an ERISA- covered plan’s or IRA’s investment, and such restrictions must be applicable to all such investors and be effective no longer than reasonably necessary to avoid the adverse consequences;

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(5) Not to impose any fees, penalties, or charges for such termination or withdrawal with the exception of reasonable fees, appropriately disclosed in advance, that are specifically designed to prevent generally recognized abusive investment practices or specifically designed to ensure equitable treatment of all investors in a pooled fund in the event such withdrawal or termination may have adverse consequences for all other investors, provided that such fees are applied consistently and in a like manner to all such investors; and

(6) Not to include exculpatory provisions disclaiming or otherwise limiting liability of the Goldman Sachs Affiliated QPAM for a violation of such agreement’s terms. To the extent consistent with Section 410 of ERISA, however, this provision does not prohibit disclaimers for liability caused by an error, misrepresentation, or misconduct of a plan fiduciary or other party hired by the plan fiduciary who is independent of Goldman Sachs and its affiliates, or damages arising from acts outside the control of the Goldman Sachs Affiliated QPAM;

(7) Within four (4) months of the effective date of this five-year exemption, each Goldman Sachs Affiliated QPAM must provide a notice of its obligations under this Section I(j) to each Covered Plan. For prospective Covered Plans that enter into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM on or after a date that is four (4) months after the effective date of this exemption, the Goldman Sachs Affiliated QPAM must agree to its obligations under this Section I(j) in an updated investment management agreement between the Goldman Sachs Affiliated QPAM and such clients, or other written contractual agreement.

Notwithstanding the above, a Goldman Sachs Affiliated QPAM will not violate the condition solely because a Plan or IRA refuses to sign an updated investment management agreement;

(k) Within 60 days of the effective date of this five-year exemption, each Goldman Sachs Affiliated QPAM will provide a Federal Register copy of the notice of the exemption, along with a separate summary describing the facts that led to the Goldman Sachs Malaysia FCPA Conviction (the Summary), which has been submitted to the Department, and a prominently displayed statement (the Statement) that the Goldman Sachs Malaysia FCPA Conviction results in a failure to meet a condition in PTE 84– 14, to each sponsor and beneficial owner of a Covered Plan that has entered into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM, or the sponsor of an investment fund in any case where a Goldman Sachs Affiliated QPAM acts as a sub-advisor to the investment fund in which such ERISA-covered plan and IRA invests.

All prospective Covered Plan clients that enter into a written asset or investment management agreement with a Goldman Sachs Affiliated QPAM after a date that is 60 days after the effective that date of this exemption must receive a copy of the notice of the exemption, the Summary, and the Statement prior to, or contemporaneously with, the Covered Plan’s receipt of a written asset or investment management agreement from the Goldman Sachs Affiliated QPAM. The notices may be delivered electronically (including by an email that has a link to the five-year exemption);

(l) The Goldman Sachs Affiliated QPAMs must comply with each condition of PTE 84–14, as amended, with the sole exception of the violation of Section I(g) of PTE 84–14 that is attributable to the Goldman Sachs Malaysia Conviction. If, during the Exemption Period, an entity within the Goldman Sachs corporate structure is convicted of a crime described in Section I(g) of PTE 84–14 (other than the Goldman Sachs Malaysia Conviction), relief in this exemption would terminate immediately; (m)(1) Within 60 days of the effective date of this exemption, each Goldman Sachs Affiliated QPAM must designate a senior compliance officer (the Compliance Officer) who will be responsible for compliance with the Policies and Training requirements described herein. For purposes of this condition (m), each Goldman Sachs Affiliated QPAM or applicable line of business may designate its own Compliance Officer(s). Notwithstanding the above, no person, including any person referenced in the Department of Justice’s Statement of Facts that gave rise to the Plea Agreement, who knew of, or should have known of, or participated in, any misconduct described in the Statement of Facts, by any party, may be involved with the designation or responsibilities required by this condition, unless the person took active documented steps to stop the misconduct. The Compliance Officer must conduct a review of each twelve month period of the Exemption Period (the Exemption Review), to determine the adequacy and effectiveness of the implementation of the Policies and Training. With respect to the Compliance Officer, the following conditions must be met:

(i) The Compliance Officer must be a professional who has extensive experience with, and knowledge of, the regulation of financial services and products, including under ERISA and the Code; and

(ii) The Compliance Officer must be: (i) A compliance officer who regularly reports to the Audit Committee; or (ii) the highest-ranking compliance officer at the applicable Goldman Sachs Affiliated QPAM or line of business.

(2) With respect to the Exemption Review, the following conditions must be met:

(i) The Exemption Review includes a review of the Goldman Sachs Affiliated QPAMs’ compliance with and effectiveness of the Policies and Training and of the following: Any compliance matter related to the Policies or Training that was identified by, or reported to, the Compliance Officer or the Audit Committee, during the previous year; the most recent Audit Report issued pursuant to this exemption; any material change in the relevant business activities of the Goldman Sachs Affiliated QPAMs; and any change to ERISA, the Code, or regulations related to fiduciary duties and the prohibited transaction provisions that may be applicable to the activities of the Goldman Sachs Affiliated QPAMs;

(ii) The Compliance Officer prepares a written report for the Exemption Review (an Exemption Report) that (A)

summarizes his or her material activities during the prior year; (B) sets forth any instance of noncompliance discovered during the prior year, and any related corrective action; (C) details any change to the Policies or Training to guard against any similar instance of noncompliance occurring again; and (D) makes recommendations, as necessary, for additional training, procedures, monitoring, or additional and/or changed processes or systems, and management’s actions on such recommendations;

(iii) In the Exemption Report, the Compliance Officer must certify in writing that to the best of his or her knowledge at the time: (A) The report is accurate; (B) the Policies and Training are working in a manner which is reasonably designed to ensure that the Policies and Training requirements described herein are met; (C) any known instance of noncompliance during the prior year and any related correction taken to date have been identified in the Exemption Report; and (D) the Goldman Sachs Affiliated QPAMs have complied with the Policies and Training, and/or corrected (or are correcting) any known instances of noncompliance in accordance with Section I(h) above;

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(iv) The Exemption Report must be provided to appropriate corporate officers of Goldman Sachs and Goldman Sachs Affiliated QPAM to which such report relates, and to the head of compliance and the general counsel (or their functional equivalent) of Goldman Sachs and the relevant Goldman Sachs Affiliated QPAM; and the report must be made unconditionally available to the independent auditor described in Section I(i) above;

(v) The first Exemption Review, including the Compliance Officer’s written Exemption Report, must cover the twelve month period beginning on the date of the Goldman Sachs Malaysia Conviction. The next four Exemption Reviews and Exemption Reports must each cover a twelve month period that begins on the date that follows the end of a prior Exemption Review coverage period. Each Annual Review, including the Compliance Officer’s written Annual Report, must be completed within three months following the end of the period to which it relates;

(n) Goldman Sachs imposes its internal procedures, controls, and protocols on Goldman Sachs Malaysia to reduce the likelihood of any recurrence of conduct that is the subject of the Goldman Sachs Malaysia Conviction;

(o) Goldman Sachs complies in all material respects with the requirements imposed by a U.S regulatory authority in connection with the Goldman Sachs Malaysia Conviction;

(p) Each Goldman Sachs Affiliated QPAM will maintain records necessary to demonstrate that the conditions of this exemption have been met for six years following the date of any transaction for which such Goldman Sachs Affiliated QPAM relies upon the relief in this exemption;

(q) During the Exemption Period, Goldman Sachs must: (1) Immediately disclose to the Department any Deferred Prosecution Agreement (a DPA) or Non- Prosecution Agreement (an NPA) with the U.S. Department of Justice, entered into by The Goldman Sachs Group, Inc. or any of its affiliates (as defined in Section VI(d) of PTE 84–14) in connection with conduct described in Section I(g) of PTE 84–14 or section 411 of ERISA; and (2) immediately provide the Department any information requested by the Department, as permitted by law, regarding the agreement and/or conduct and allegations that led to the agreement;

(r) Within 60 days of the effective date set forth in Section I(h)(1), each Goldman Sachs Affiliated QPAM, in its agreements with, or in other written disclosures provided to Covered Plans, will clearly and prominently inform Covered Plan clients of their right to obtain a copy of the Policies or a description (Summary Policies) which accurately summarizes key components of the Goldman Sachs Affiliated QPAM’s written Policies developed in connection with this exemption. If the Policies are thereafter changed, each Covered Plan client must receive a new disclosure within six months following the end of the calendar year during which the Policies were changed.4 With respect to this requirement, the description may be continuously maintained on a website, provided that such website link to the Policies or Summary Policies is clearly and prominently disclosed to each Covered Plan; and

(s) A Goldman Sachs Affiliated QPAM will not fail to meet the terms of this five-year exemption solely because a different Goldman Sachs Affiliated QPAM fails to satisfy a condition for relief described in Sections I(c), (d), (h), (i), (j), (k), (l), (p) or (r); or if the independent auditor described in Section I(i) fails a provision of the exemption other than the requirement described in Section I(i)(11), provided that such failure did not result from any actions or inactions of Goldman Sachs or its affiliates.

Section II. Definitions

(a) The term ‘‘Goldman Sachs Malaysia FCPA Conviction’’ means the judgment of conviction against Goldman Sachs Malaysia in connection with a U.S. plea by Goldman Sachs Malaysia to one count of conspiracy to commit offenses against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, see Title 15, United States Code, Sections 78dd–1 and 78dd–3.

(b) The term ‘‘Covered Plan’’ means a plan subject to Part IV of Title I of ERISA (an ‘‘ERISA-covered plan’’) or a plan subject to section 4975 of the Code (an ‘‘IRA’’), in each case, with respect to which a Goldman Sachs Affiliated QPAM relies on PTE 84–14, or with respect to which a Goldman Sachs Affiliated QPAM (or any Goldman Sachs affiliate) has expressly represented that the manager qualifies as a QPAM or relies on the QPAM class

[4]

In the event the Applicant meets this disclosure requirement through Summary Policies, changes to the Policies shall not result in the requirement for a new disclosure unless, as a result of changes to the Policies, the Summary Policies are no longer accurate.

exemption (PTE 84–14). A Covered Plan does not include an ERISA-covered plan or IRA to the extent the Goldman Sachs Affiliated QPAM has expressly disclaimed reliance on QPAM status or PTE 84–14 in entering into a contract, arrangement, or agreement with the ERISA-covered plan or IRA.

(c) The term ‘‘Goldman Sachs’’ means The Goldman Sachs Group, Inc.

(d) The term ‘‘Goldman Sachs Affiliated QPAMs’’ means The Goldman Sachs Trust Company, N.A.; Goldman Sachs Bank USA; Goldman Sachs & Co. LLC; Goldman Sachs Asset Management, L.P.; Goldman Sachs Asset Management International; Goldman Sachs Hedge Fund Strategies LLC; GS Investment Strategies, LLC; GSAM Stable Value, LLC; The Ayco Company, L.P.; Aptitude Investment Management LP; Rocaton Investment Advisors, LLC; United Capital Financial Advisers, LLC; and PFE Advisors, Inc., and any current or future ‘‘affiliate’’ of Goldman Sachs (as defined in Part VI(d) of PTE 84–14) that qualifies as a ‘‘qualified professional asset manager’’ (as defined in Section VI(a) of PTE 84–14)5 and that relies on the relief provided by PTE 84–14 and with respect to which Goldman Sachs is a current or future ‘‘affiliate’’ (as defined in Section VI(d) of PTE 84–14). The term ‘‘Goldman Sachs Affiliated QPAMs’’ excludes Goldman Sachs Malaysia.

(e) The term Goldman Sachs Related QPAMs means any current or future ‘‘qualified professional asset manager’’ (as defined in Section VI(a) of PTE 84–14) that relies on the relief provided by PTE 84–14, and with respect to which Goldman Sachs owns a direct or indirect five (5) percent or more interest, but with respect to which Goldman Sachs is not an ‘‘affiliate’’ (as defined in section VI(d)(1) of PTE 84–14). The term ‘‘Goldman Sachs Related QPAMs’’ excludes Goldman Sachs Malaysia.

(f) The term Goldman Sachs Malaysia means Goldman Sachs (Malaysia) Sdn. Bhd.

(g) The term ‘‘Exemption Period’’ means the five-year period beginning on the date Goldman Sachs Malaysia is sentenced for one count of conspiracy to commit offenses against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, see Title 15, United States Code, Sections 78dd–1 and 78dd–3.

[5]

In general terms, a QPAM is an independent fiduciary that is a bank, savings and loan association, insurance company, or investment adviser that meets certain equity or net worth requirements and other licensure requirements and that has acknowledged in a written management agreement that it is a fiduciary with respect to each plan that has retained the QPAM.

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(h) The term ‘‘Plea Agreement’’ means the Plea Agreement entered into between the United States of America, by and through the United States Department of Justice, Criminal Division, Fraud Section and Money Laundering and Asset Recovery Section, and the United States Attorney’s Office for the Eastern District of New York and Goldman Sachs (Malaysia) Sdn. Bhd. Cr. No. 20–438 (MKB).

Effective Date: This exemption will be in effect for a period of up to five (5) years, beginning on the date of the conviction of Goldman Sachs (Malaysia) Sdn. Bhd.

Signed at Washington, DC, this 24th day of May, 2021.

Christopher Motta,

Chief, Division of Individual Exemptions, Office of Exemption Determinations, Employee Benefits Security Administration,

U.S. Department of Labor.

[FR Doc. 2021–11366 Filed 5–27–21; 8:45 am]

STATEMENT AND SUMMARY

Statement – Need for Exemption

The Goldman Sachs Group Inc.’s (“GSG”) affiliated asset managers may use the exemptive relief provided by PTE 84-14 (the “QPAM Exemption”) with respect to certain of their clients subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”), pooled funds subject to ERISA or Section 4975 of the Code and certain types of transactions. The Conviction described below violates Section I(g) of the QPAM Exemption. As a result, subsequent to such Conviction, GSG’s current and future affiliates would not be able to continue to use the relief provided by the QPAM Exemption without an additional individual exemption granted by the Department of Labor. For that reason, GSG applied for and was granted PTE 2021-02 (the “Exemption”).

Summary of Facts That Led to Conviction

The Exemption enables GSG’s affiliates that act as “qualified professional asset managers” (“QPAMs”) to continue to qualify for the relief in the QPAM Exemption notwithstanding a conviction in connection with a criminal information filed by the U.S. Department of Justice (the “Department of Justice”) in the District Court for the Eastern District of New York (the “District Court”) charging Goldman Sachs (Malaysia) Sdn. Bhd. (the “Pleading Entity”) with one count of conspiracy to commit offenses against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, see Title 15, United States Code, Sections 78dd-1 and 78dd-3 (the “Information”).

The Pleading Entity has resolved the action brought by the Department of Justice through a plea agreement that was presented to the District Court (the “Plea Agreement”). Under the Plea Agreement, the Pleading Entity entered a plea of guilty to the charge set out in the Information (the “Plea”). In addition, the Pleading Entity made an admission of guilt to the District Court. On June 9, 2021, the District Court sentenced the Pleading Entity in accordance with the terms set forth in the Plea Agreement (the “Conviction”).

According to the Statement of Facts that served as the basis for the Plea Agreement (the “Statement of Facts”), between 2009 and 2014, GSG (together with its wholly owned subsidiaries and affiliated entities, the “Company”), through certain of its agents and employees, including Tim Leissner and Roger Ng, knowingly and willfully conspired with others to provide payments and other things of value to or for the benefit of foreign officials to induce the officials to influence the decisions of 1Malaysia Development Berhad (“1MDB”) (a sovereign development company wholly owned by the Government of Malaysia), International Petroleum Investment Company (an investment fund wholly owned by the Government of Abu Dhabi), and Aabar Investments PJS (a subsidiary of International Petroleum Investment Company) to obtain and retain business for the Company. According to the Statement of Facts, the Company also ignored or only nominally addressed a number of red flags in connection with the 1MDB offerings.

Further, GSG entered into a deferred prosecution agreement with the Department of Justice and the United States Attorney’s Office for the Eastern District of New York with respect to a criminal information that was filed on the same date in the District Court charging GSG with one count of conspiracy to violate the FCPA.

In addition, GSG and certain of its affiliates entered into settlements with the Board of Governors of the Federal Reserve Board, the New York State Department of Financial Services, the Securities and Exchange Commission, the U.K. Prudential Regulation Authority, the U.K. Financial Conduct Authority, the Singapore Attorney General’s Chambers, the Singapore Commercial Affairs Department, the Monetary Authority of Singapore, and the Hong Kong Securities and Futures Commission to resolve their investigations into the practices of GSG and its direct and indirect subsidiaries relating to the 1MDB transactions.

GSG will pay total penalties, after crediting, of approximately $2.6 billion in connection with the settlements. A separate obligation to pay $606 million in disgorgement has been credited and satisfied as a result of GSG’s earlier settlement with the Government of Malaysia, in which the firm paid a total of $2.5 billion, in addition to providing a $1.4 billion asset recovery guarantee. This brings the total payments in connection with governmental and regulatory settlements relating to 1MDB to an aggregate of approximately $5.1 billion.

EXEMPTION OBLIGATIONS

Notice Regarding Section I(j) of Prohibited Transaction Exemption 2021-02

With respect to Funds whose assets are “plan assets” subject to Section 406 of ERISA or Section 4975 of the Code, the GSG affiliate managing the Fund (the “Investment Manager”) may rely on the exemptive relief provided by Department of Labor Prohibited Transaction Exemption (“PTE”) 2021-02 under ERISA and the Code. PTE 2021-02 enables the Investment Manager to act as a “qualified professional asset manager” under the QPAM Exemption, PTE 84-14, notwithstanding the June 9, 2021 conviction of Goldman Sachs (Malaysia) Sdn. Bhd., which would otherwise render the QPAM Exemption unavailable to the Investment Manager and its affiliates.1

With respect to Funds whose assets are “plan assets” subject to Section 406 of ERISA or Section 4975 of the Code, the Investment Manager hereby provides ERISA/IRC Investors with a notice of its obligations during the Exemption Period under Section I(j) of PTE 2021-02, which provides as follows (capitalized terms used have the meanings given to such terms in PTE 2021- 02):

(j) As of June 9, 2021, with respect to any arrangement, agreement, or contract between a GSG QPAM and a Covered Plan,2 the GSG QPAM agrees and warrants to Covered Plans:

(1)

To comply with ERISA and the Code, as applicable with respect to such Covered Plan; to refrain from engaging in prohibited transactions that are not otherwise exempt (and to promptly correct any prohibited transactions); and to comply with the standards of prudence and loyalty set forth in section 404 of ERISA, with respect to each such ERISA covered plan and IRA to the extent that section is applicable;

(2)

To indemnify and hold harmless the Covered Plan for any actual losses resulting directly from a GSG QPAM’s violation of ERISA’s fiduciary duties, as applicable, and of the prohibited transaction provisions of ERISA and the Code, as applicable; a breach of contract by the QPAM; or any claim arising out of the failure of such GSG QPAM to qualify for the exemptive relief provided by PTE 84-14 as a result of a violation of Section I(g) of PTE 84- 14 other than the Conviction. This condition applies only to actual losses caused by the GSG QPAM’s violations;

(3)	Not to require (or otherwise cause) the Covered Plan to waive, limit, or qualify the liability of the GSG QPAM for violating ERISA or the Code or engaging in prohibited transactions;

[1]

Whether the Investment Manager relies on PTE 84-14 and PTE 2021-02 depends in part upon the particular strategy with which the Fund is managed and the potential availability of other exemptive relief. Accordingly, the Investment Manager does not intend this Notice to be an express representation that the Investment Manager qualifies as a “qualified professional asset manager” or that the Investment Manager relies on PTE 84-14 and PTE 2021-02.

[2]

The term “Covered Plan” is a plan subject to Part 4 of Title I of ERISA (“ERISA-covered plan”) or a plan subject to Section 4975 of the Code (“IRA”) with respect to which a GSG QPAM relies on PTE 84- 14, or with respect to which a GSG QPAM (or any GSG affiliate) has expressly represented that the manager qualifies as a QPAM or relies on PTE 84-14. A Covered Plan does not include an ERISA- covered plan or IRA to the extent the GSG QPAM has expressly disclaimed reliance on QPAM status or PTE 84-14 in entering into its contract, arrangement, or agreement with the ERISA-covered plan or IRA.

(4)

Not to restrict the ability of such Covered Plan to terminate or withdraw from its arrangement with the GSG QPAM, with the exception of reasonable restrictions, appropriately disclosed in advance, that are specifically designed to ensure equitable treatment of all investors in the Fund in the event such withdrawal or termination may have adverse consequences for all other investors. In connection with any such arrangements involving investments in the Fund entered into after the effective date of this exemption, the adverse consequences must relate to a lack of liquidity of the underlying assets, valuation issues, or regulatory reasons that prevent the Fund from promptly redeeming an ERISA-covered plan’s or IRA’s investment, and such restrictions must be applicable to all such investors and be effective no longer than reasonably necessary to avoid the adverse consequences;

(5)

Not to impose any fees, penalties, or charges for such termination or withdrawal with the exception of reasonable fees, appropriately disclosed in advance, that are specifically designed to prevent generally recognized abusive investment practices or specifically designed to ensure equitable treatment of all investors in the Fund in the event such withdrawal or termination may have adverse consequences for all other investors, provided that such fees are applied consistently and in a like manner to all such investors;

(6)

Not to include exculpatory provisions disclaiming or otherwise limiting liability of the GSG QPAM for a violation of its agreement’s terms. To the extent consistent with Section 410 of ERISA, however, this provision does not prohibit disclaimers for liability caused by an error, misrepresentation, or misconduct of a plan fiduciary or other party hired by the plan fiduciary who is independent of GSG and its affiliates, or damages arising from acts outside the control of the GSG QPAM; and

(7)

By October 9, 2021, each GSG QPAM must provide a notice of its obligations under this Section I(j) to each Covered Plan. For prospective Covered Plans that enter into a written asset or investment management agreement with a GSG QPAM on or after October 9, 2021, the GSG QPAM must agree to its obligations under this Section I(j) in an updated investment management agreement between the GSG QPAM and such clients, or other written contractual agreement. Notwithstanding the above, a GSG QPAM will not violate the condition solely because a Plan or IRA refuses to sign an updated investment management agreement.

To the extent there is any inconsistency between this Notice and other terms of the agreement with the GSG affiliate managing the Fund, this Notice shall govern with respect to the Investment Manager’s obligations to the Fund for the period that PTE 2021-02 is in effect to the extent the requirements contained therein and described herein remain in effect and for so long as the Fund holds assets of a Covered Plan. If the terms of any exemption succeeding PTE 2021- 02 differ, this Notice may be altered to reflect those differences, effective as of the date specified in such exemption, and Covered Plans will receive notice thereof at that time.

NOTICE

Notice Regarding Right to Summary of Policies

ERISA/IRC Investors in a Fund whose assets are “plan assets” subject to Section 406 of ERISA or Section 4975 of the Code may request a summary of the policies that the Investment Manager adopts under PTE 2021-02. The summary is expected to be available by December 2021. Such Investors should contact gsam-erisa-inquiries@gs.com.